                                                                     Exhibit 2.1
                                                                     -----------

================================================================================



                               LEASE AND SUBLEASE

                                  by and among

                          ALLTEL COMMUNICATIONS, INC.

                                      and

                     THE OTHER ALLTEL ENTITIES NAMED HEREIN

                                      and

                             AMERICAN TOWERS, INC.

                                      and

                           AMERICAN TOWER CORPORATION


                        Dated _____________ _____, 2001


================================================================================

                               TABLE OF CONTENTS

                                                                                      Page
Section 1.     Definitions............................................................   1
Section 2.     Sublease Documents.....................................................  17
Section 3.     Subleased Property.....................................................  18
Section 4.     Term; Surrender; ATC Improvements......................................  18
Section 5.     Ground Lease...........................................................  21
Section 6.     Third Party Tenant Leases and Swap and Other Agreements................  25
Section 7.     Reserved Space.........................................................  27
Section 8.     ALLTEL's Expansion Rights..............................................  29
Section 9.     Withdrawal.............................................................  36
Section 10.    Permitted Use..........................................................  37
Section 11.    Rent; Site Maintenance Charge; Other Payments..........................  39
Section 12.    ATC's Maintenance Obligations..........................................  42
Section 13.    ALLTEL's Work on the Site..............................................  44
Section 14.    Damage to the Site, Tower or the Improvements..........................  48
Section 15.    Interference...........................................................  50
Section 16.    Regulatory Compliance..................................................  53
Section 17.    No Liens...............................................................  67
Section 18.    Condemnation...........................................................  68
Section 19.    Indemnity..............................................................  69
Section 20.    Subordination and Attornment...........................................  71
Section 21.    Environmental Covenants................................................  72
Section 22.    Insurance..............................................................  75
Section 23.    Assignment and Subletting..............................................  77
Section 24.    Estoppel Certificate...................................................  78
Section 25.    Holding Over...........................................................  79
Section 26.    A Party's Right To Act for the Other Party; ALLTEL Set-Off Right.......  79
Section 27.    Defaults and Remedies..................................................  79
Section 28.    Quiet Enjoyment........................................................  84
Section 29.    No Merger..............................................................  84

Section 30.    Recording of Ground Leases and Site Designation Supplement.............  84
Section 31.    Purchase Options.......................................................  85
Section 32.    [Reserved].............................................................  91
Section 33.    ATC Parent's Guaranty..................................................  91
Section 34.    ALLTEL Guaranty........................................................  92
Section 35.    Taxes..................................................................  94
Section 36.    General Provisions.....................................................  97

                               LEASE AND SUBLEASE

     THIS LEASE AND SUBLEASE is made and entered into this _____ day of _______, 2001 (this "Sublease"), by and among ALLTEL COMMUNICATIONS, INC., a Delaware corporation ("ALLTEL Inc.") and the other entities listed under the heading "ALLTEL Entities" on the signature pages hereto (ALLTEL Inc. and the ALLTEL Entities (as defined below) being each referred to herein individually as "ALLTEL," and collectively as the "ALLTEL Companies"), and AMERICAN TOWERS, INC., a Delaware corporation ("ATC") and AMERICAN TOWER CORPORATION, a Delaware corporation ("ATC Parent").

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Sublease agree as follows:

     Section 1. Definitions. For purposes of this Sublease, the following capitalized terms have the following respective meanings:

     "Action" means any action, suit, litigation, complaint, counterclaim, petition, mediation contest or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Governmental Authority or other Person.

     "Additional ALLTEL Equipment" means additional equipment or modifications installed or performed after the Effective Date (i) to be installed at the Reserved Space that exceeds the ALLTEL Maximum Equipment, (ii) to be installed at the Microwave Reserved Space that exceeds the Microwave Equipment, or (iii) to be installed at a location at the Site other than the Reserved Space (as modified or expanded from time to time in accordance with this Sublease) or Microwave Reserved Space, subject to Sections 8, 10 and 13 and Exhibit 4.

     "Additional ALLTEL Maintenance Charge" has the meaning given to such term in Section 8(b) of Exhibit 4.

     "Additional ALLTEL Space" means Available Space at the Site (including, without limitation, the Land, Site Improvements or the Tower) upon which ALLTEL installs or intends to install Additional ALLTEL Equipment pursuant to which the associated portion of the Subleased Property shall revert to ALLTEL as a reservation and shall no longer be part of the Subleased Property and Subleasehold Estate pursuant to a mutual execution of an amendment to the applicable Site Designation Supplement for the associated Site in accordance with Section 8(b) of Exhibit 4.

     "Affiliate(s)" or "Affiliated" of a Person means any Person which, whether directly or indirectly, Controls, is Controlled by or is under common Control with the subject Party.

     "Affiliate Assignee" means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with such first Person. For the purposes of this definition only, control of any Person means ownership, directly or indirectly, of 50% or more of the voting stock of such Person, if a corporation, and ownership of 50% or more of the equity or beneficial interest in any other Person and the general partner of any Person who is a partnership will be deemed to control such Person.

     "Aggregate Interest Accrual Amount" shall mean an amount equal to the sum of each Interest Accrual Amount.

     "Agreement to Sublease" means that certain Agreement to Sublease dated December 19, 2000 by and among ATC, ATC Parent and the ALLTEL Companies.

     "ALLTEL" has the meaning given to such term in the preamble and shall mean one, some or all of the ALLTEL Companies, as the context may require.

     "ALLTEL Companies" has the meaning given to such term in the preamble.

     "ALLTEL Entities" means those partnerships and corporations that are listed on Exhibit 5 attached hereto and which (i) are signatories to this Sublease as
   ---------
of the Initial Closing Date or (ii) have joined in the execution and delivery of this Sublease by executing and delivering to ATC and ALLTEL Inc. a Joinder to Agreement in the form attached hereto as Exhibit 1 in accordance with the terms
                                         ---------
and conditions of the Agreement to Sublease. This Sublease shall automatically be deemed amended to include any of the ALLTEL Entities that executes and delivers to ATC and ALLTEL Inc. within the time frame set forth above a Joinder to Agreement in the form attached hereto as Exhibit 1 without any other action
                                            ----------
or approval of any other Party hereto.

     "ALLTEL Equipment" means each of the following, if any, owned by and used exclusively for the benefit of ALLTEL or its Affiliates and located on the Land, the Site Improvements or Tower portion of the Reserved Space as of the Effective Date, including without limitation (i) antennas, lines, waveguides, Platforms, moment arms and other ancillary antenna equipment, (ii) equipment shelters, equipment buildings, equipment shelters and other constructions (excluding any such construction which is used as of the Effective Date by a Third Party Tenant), (iii) generators and associated fuel tanks, (iv) grounding rings for ALLTEL's equipment shelters and antenna equipment, (v) connections for utilities service from the meter to such equipment building, shelter or cabinets, (vi) one or more foundations, concrete equipment pads or raised Platforms for such equipment shelters, buildings and constructions, and (vii) global positioning system equipment. The ALLTEL Equipment is subject to expansion, modification or replacement after the Effective Date in accordance with Section 8. With respect to any Zoned Sites, ALLTEL Equipment shall include all of the above items that are located on the Zoned Site and used exclusively by ALLTEL as of the date ALLTEL designates such Site as an "Included Site" in accordance with the Agreement to Sublease and that otherwise satisfy the criteria to be included in the ALLTEL Equipment. ALLTEL Equipment shall exclude the Lighting and Monitoring Equipment.

     "ALLTEL Guarantors" means, individually and in the aggregate, ALLTEL Inc. and those Affiliates of ALLTEL Inc. listed under the heading "ALLTEL Guarantors" on the signature pages hereto, each of whom have agreed to jointly and severally guarantee the obligations of ALLTEL under this Agreement in accordance with the terms and conditions set forth in Section 34.

     "ALLTEL Inc." has the meaning given to such term in the preamble.

     "ALLTEL Indemnitee" means ALLTEL, its Affiliates and the respective directors, officers, members, partners, employees, representatives and agents of ALLTEL or any ALLTEL Affiliate (excluding ATC, its Affiliates and any of their agents).

     "ALLTEL Maximum Equipment" means the physical locations (subject to ALLTEL's Right of Substitution), vertical Tower dimensions, Tower capacity effect, and windload effect on the Tower (prior to any expansions, modifications or additions by ATC or any of its Affiliates) and other space at a Site exclusively utilized by ALLTEL Equipment as of the Effective Date, but excluding any Microwave Equipment; provided, however, that in no event shall the ALLTEL Equipment installed on a Zoned Site exceed the specifications set forth in
Section 8(a)(vi)(A) of Exhibit 4. ALLTEL Maximum Equipment shall be subject to decreases pursuant to the exercise of certain Right of Substitutions as set forth in Section 8(a)(ii) of Exhibit 4.

     "ALLTEL Obligation" has the meaning given to such term in Section 34(a).

     "ALLTEL Permitted Use" means use of the Reserved Space of each Site and, if applicable, Additional ALLTEL Space and/or Microwave Reserved Space, for the purposes of operating and maintaining the wireless communication services contemplated by the ALLTEL Equipment, Microwave Equipment and/or Additional ALLTEL Equipment as set forth in the applicable Site Designation Supplement, as amended from time to time in accordance with the terms and conditions of this Sublease.

     "ALLTEL Work" has the meaning given such term in Section 13.

     "Annual Escalator" has the meaning given such term in Section 11(c).

     "ATC" has the meaning given to such term in the preamble.

     "ATC Class A Common Stock" means the Class A Common Stock of ATC Parent, par value $0.01 per share (as adjusted for stock splits, dividends and other events pursuant to Section 31(g)).

     "ATC Improvements" means such equipment, alterations, replacements, modifications, additions and improvements as may, from time to time, be installed on or made to all or any component of a Site (including the Land and the Tower) by ATC or any of its Affiliates, pursuant to Section 10 and 12, including, without limitation, additional shelters, Towers, buildings and utilities services.

     "ATC Indemnitees" means ATC, its Affiliates and the respective directors, officers, members, partners, employees, representatives and agents of ATC or its Affiliates.

     "ATC Loan Agreement" means the Amended and Restated Loan Agreement, by and among certain Subsidiaries of ATC Parent, the Financial Institutions named therein and the

Agents named therein, dated as of January 6, 2000, as heretofore amended, and as from time to time hereafter amended, modified, extended, restated or refunded.

     "ATC Obligation" has the meaning given to such term in Section 33(a).

     "ATC Parent" has the meaning given to such term in the preamble.

     "ATC's Permitted Use" means use of the Subleased Property of each Site in accordance with the terms and conditions of this Sublease (i) for the purposes of constructing, installing, operating, managing, maintaining and marketing the Site, Tower(s) and Site Improvements thereof and making further ATC Improvements to such Site and expansions and modification to the applicable Ground Lease and Tower in furtherance thereof, and (ii) by Third Party Tenants and ALLTEL with respect to Additional ALLTEL Space, and the right to use by Third Party Tenants of any portions of the Subleased Property of each Site as are reasonably necessary for operation of the Third Party Tenant Property.

     "ATC Work" has the meaning given such term in Section 12(g).

     "Available Space" means, as to any Site, a Tower location, a portion of the Land, a portion of the Site Improvements or any other portion, space or area of such Site that is available for further sublease by ATC to any Third Party Tenant or ALLTEL and its Affiliates with respect to Additional ALLTEL Space and all rights appurtenant to such portion, space or area. For the purposes of this definition, the determination of "availability" of Available Space shall be based on adequate existing Tower, Site Improvements, building and ground space capacity available at the Site, at no additional direct, out-of-pocket cost to ATC, after giving effect to any then-existing Third Party Tenants, reservations, pending applications, setback requirements and third party (nongovernmental) consents required, if any.

     "Award" means any amounts paid, recovered or recoverable as damages, compensation or proceeds by reason of any taking on account of a Taking, including all amounts paid pursuant to any agreement with any Governmental Authority which has been made in settlement or under threat of any such Taking, less the reasonable costs and expenses incurred in collecting such amounts.

     "BTS Site(s)" shall have the meaning ascribed to such term in the MLA.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in Arkansas or Massachusetts.

     "Capitalization Event" shall have the meaning set forth in Section 31(g).

     "Claims" means any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Actions, pending or, to a Party's knowledge, threatened claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor Law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "Communications Equipment" means, collectively or individually, as applicable ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment or Third Party Tenant Property.

     "Contract" or "Contractual Obligation" shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability to which ALLTEL or ATC, as applicable, is a party or to which it or any of the Subleased Property is subject.

     "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise. The sole general partner of any Person that is a partnership will be deemed to control such Person and sole manager of any Person that is a limited liability company shall be deemed to control such Person.

     "CPI" means the Consumer Price Index for all Consumers, U.S., City Average (1982-84 = 100) All Items Index, published by the Bureau of Labor Statistics, United States Department of Labor. If the CPI shall cease to be compiled and published at any time during the term of this Sublease, but a comparable successor index is compiled and published by the Bureau of Labor Statistics, United States Department of Labor, the adjustments to the Site Maintenance Charge and the Additional ALLTEL Maintenance Charge provided for in Sections 8, 11 and Exhibit 4, if any, shall be computed according to such successor index, with appropriate adjustments in the index to reflect any differences in the method of computation from the CPI. If the CPI is discontinued or revised, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as if the CPI had not been discontinued or revised.

     "CPI Change" means an increase, if any, but not decrease (expressed as a positive but not negative percentage) in the most recently published CPI as of January 1 of the applicable Sublease Year, from the CPI published for January 1 of the immediately preceding Sublease Year. In the event that CPI decreases (expressed as a negative percentage), then CPI Change shall be zero.

     "Date of Taking" means the earlier of the date upon which title to applicable Site, or any portion thereof, subject to a Taking is vested in the condemning Governmental Authority, or the date upon which possession of such Site or portion thereof is taken by the condemning Governmental Authority.

     "Day" or "days" means a calendar day unless specifically stated to be a Business Day.

     "Default Notice" has the meaning given to such term in Section 5(d).

     "Economic Offer" has the meaning given such term in Section 8(a)(viii) of
Exhibit 4.

     "Effective Date" means December 19, 2000.

     "Emergency" means any event that causes, has caused or is likely to cause
(i) any bodily injury, personal injury or property damage; (ii) the suspension, revocation, termination or any other material adverse effect as to any licenses and/or permits; (iii) any material adverse effect on the ability of Third Party Tenants, ALLTEL or its Affiliates to operate Communications Equipment or ATC to operate the Site; or (iv) the imposition of a material fine, penalty or levy due to the failure of a Party to comply with the provisions of Section 16.

     "Environmental Conditions" means, as to each Site, any conditions or circumstances, including without limitation, the presence of any unregistered above or below ground storage tank for Hazardous Materials or the presence of Hazardous Materials, that (i) require abatement or correction under the Environmental Laws, (ii) give rise to any civil or criminal liability under any Environmental Law relating to the use or occupancy of any Site or (iii) constitute a public or private nuisance.

     "Environmental Law" shall mean any Law relating to or otherwise imposing Liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to Releases or threatened Releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata), Environmental Conditions, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials and other pollutants, contaminants or chemicals. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C.
Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the National Historic Preservation Act (16 U.S.C. Section 470 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.) and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous Laws and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "Escalation Date" means, for the purposes of determining the annual calendar day upon which certain rates under this Agreement shall increase by the Annual Escalator during the Term, that specific calendar date that is determined after the Final Closing Date (as such term is defined in the Agreement to Sublease) as follows: the first day of the calendar month immediately following the Site Commencement Date of the numerical median Site for which a Site Designation Supplement was entered into hereunder.

     "Excluded Assets" means all right, title and interest of ALLTEL or its Affiliates in and to the following assets: (i) so long as ALLTEL's right to use the Reserved Space, Microwave Reserved Space or Additional ALLTEL Space shall not have terminated hereunder, the Reserved Space and, if applicable, the Microwave Reserved Space and Additional ALLTEL Space, (ii) the ALLTEL Equipment, Microwave Equipment and any Additional ALLTEL Equipment, including, without limitation, any equipment or transmission systems used for remote monitoring of the ALLTEL Equipment, Microwave Equipment and any Additional ALLTEL Equipment (other than the Lighting & Monitoring Equipment), (iii) any Governmental Authorizations relating exclusively to the ALLTEL Equipment, Microwave Equipment and any Additional ALLTEL Equipment, including, without limitation, FCC Authorizations, (iv) all Claims under insurance policies of ALLTEL or its Affiliates or Claims for refunds and/or credits for Taxes for periods ending on or prior to the Site Commencement Date for any Site, (v) Intellectual Property of ALLTEL and its Affiliates, including network design and configuration, (vi) any receivables under Existing Tenant Leases arising on or prior to the applicable Site Commencement Date, and (vii) any phone lines (including, without limitation, T1 lines) or other Non-Wireless Assets on a Site.

     "Existing Tenant Lease" means, with respect to any Site, any sublease, license, lease or other agreement for use of a Tower location and other space on such Site between ALLTEL and any other Person (other than any Affiliate of ALLTEL) that is in effect as of the applicable Site Commencement Date and assigned to or purported to be assigned to ATC effective as of the Site Commencement Date pursuant to the Agreement to Sublease.

     "Expansion Rights" means ALLTEL's rights pursuant to Section 8(a) of
Exhibit 4.

     "FAA" means the United States Federal Aviation Administration or any successor Governmental Authority.

     "FCC" means the United States Federal Communications Commission or any successor Governmental Authority.

     "FCC Authorizations" means all licenses, franchises, permits, authorizations or approvals issued by the FCC or any other Governmental Authority to ALLTEL or any of its Affiliates to construct, own and operate wireless communications services, including without limitation all associated microwave facilities, and all construction permits that have been applied for to the FCC or issued by the FCC to ALLTEL or any of its Affiliates with respect to construction of wireless communications systems and related stations and facilities, other than FCC 854 Antenna Structure Registrations.

     "Governmental Authority(ies)" means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any entity statutorily empowered to exercise condemnation authority.

     "Governmental Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Governmental Authorities, in connection with the ownership or operation of Sites (other than Ground Leases).

     "Ground Lease" means, as to a Leased Site, the ground lease, easement, right of way, or other right of use agreement or authorization, pursuant to which ALLTEL holds a leasehold interest, leasehold estate, or other real property possessory or right of use interest (other than fee simple title), as amended, extended or modified from time to time in accordance with Section 5(c).

     "Ground Lessor" means, as to a Leased Site, the "grantor" or "lessor" or "landlord" under the related Ground Lease.

     "Ground Rents" means, as to any Site, all rents, fees and other charges payable by an ALLTEL Company to the Ground Lessor under the Ground Lease for such Site, subject to Section 11(f).

     "Hazardous Materials" means and includes any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a "hazardous waste" or "hazardous substance" or "hazardous material" under any Environmental Law; (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Governmental Authority or subject to any Environmental Law; (d) the presence of which on the real property owned or leased by such Person poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any byproducts or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other nonionizing radiation, sonic forces, lead, asbestos or asbestos-containing materials or urea formaldehyde foam insulation.

     "Intellectual Property" means all of ALLTEL's and its Affiliates' rights in and to, (a) copyrights, patents, trademarks, trade names, service marks, URLs and applications for the foregoing, and software, firmware, trade secrets, proprietary technologies, know-how, inventions, processes and formulas (secret or otherwise, whether patentable or unpatentable and whether or not reduced to practice), (b) all applications, registrations, renewals in connection with the foregoing, and all improvements and goodwill associated therewith; and (c) all copies and tangible embodiments thereof (in whatever form or medium) provided, however, that notwithstanding the foregoing, Intellectual Property shall not include, and the Subleased Property shall include, the Required Co-Location Documents, the Tower File Data and the Required Oasis Information (as such terms are defined in the Agreement to Sublease), it being understood that both ALLTEL and ATC shall have the right to have copies of and to use the Required Co-Location Documents, the Tower File Data and the Required Oasis Information

     "Interest Accrual Amount" shall mean, for each Capitalization Event that caused shares of ATC Class A Common Stock (or other securities or non-cash property into which such ATC Class A Common Stock was previously converted) to be converted into cash, an amount equal to interest at the rate of ten percent (10%) per annum, compounded annually from the date of such Capitalization Event through the Purchase Option Trigger Date based upon the cash realized upon such Capitalization Event for each Purchase Option Site.

     "Land" means, as to each Site, the land constituting such Site, together with all easements and other rights appurtenant thereto.

     "Laws" means (a) all administrative, judicial, legislative or other actions, codes consent decrees, constitutions, decrees, directives, enactments, laws, injunctions, judgments, orders, ordinances, promulgations, regulations, requirements, rules, rules of law, rules of settlement agreements, statutes or writs of any Governmental Authority, domestic or foreign, (b) the common law, or other legal precedent, or (c) all arbitrator's, mediator's or referee's awards, final, binding and nonappealable decisions, findings or recommendations.

     "Leased Site" means a Site as to which ALLTEL holds a leasehold interest, leasehold estate or other real property possessory or right of use interest (other than fee simple title) in the Land, which is part of such Site pursuant to a Ground Lease.

     "Liens" means, as to each Site, an interest or a claim by a Person other than ALLTEL or any of its Affiliates, whether such interest or claim is based on the common law, statute or contract, including, without limitation, liens, charges, Claims, leases, licenses, Mortgages, conditional agreements, title retention agreements, preference, priority or other security agreements or preferential arrangements of any kind, reservations, easements, exceptions, encroachments, covenants, conditions, restrictions, Tax liens and other title exceptions and encumbrances affecting all or any part of the Land, the Tower or Site Improvements thereof.

     "Lighting and Monitoring Control Devices" has the meaning given such term in Section 16(a)(vi)(B).

     "Lighting and Monitoring Equipment" has the meaning given such term in
Section 16(a)(vi).

     "Loss and Expense" means any and all damages, losses, deficiencies, penalties, fines, judgments, liabilities, costs, Taxes and expenses, including reasonable attorneys' fees and amounts paid in settlements.

     "Microwave Equipment" means microwave antenna equipment owned and exclusively used by ALLTEL that is installed and operating as of the Effective Date at a Site.

     "Microwave Reserved Space" means, as to each Site, subject to the applicable terms and conditions of this Sublease the physical location on the Tower, vertical Tower space, Tower capacity and windload effect on a Tower required by and used exclusively by ALLTEL for ALLTEL's Microwave Equipment, all as specifically described in the applicable Site Designation Supplement, as amended from time to time in accordance with this Sublease. So long as the reservation by ALLTEL of the Microwave Reserved Space shall be effective pursuant to the terms hereof, ALLTEL shall have (i) an appurtenant right of nonexclusive use of the portion of the Site commonly used by ALLTEL, ATC and Third Party Tenants during the term of this Sublease consisting of parking spaces, access roads, and walkways, and (ii) an appurtenant, nonexclusive right of use of any utility or access easements or rights of way associated with the Site, and (iii) any and all other appurtenant rights reasonably inferable to permit ALLTEL's full use and enjoyment of the Microwave Reserved Space, including all appurtenant rights described in Section 7, subject to Section 10(e).

     "Microwave Site(s)" has the meaning given such term in the Agreement to Sublease.

     "MLA" means that certain Master Tower Space License Agreement dated December 19, 2000 between an Affiliate of ATC and ALLTEL Inc.

     "Mortgage" means, as to any Site, any mortgage, deed to secure debt, deed of trust, trust deed or other conveyance of, or encumbrance against, the Land or Improvements on such Site as security for any debt, whether now existing or hereafter arising or created.

     "Mortgagee" means, as to any Site, the holder of any Mortgage, together with the heirs, legal representatives, successors, transferees and assigns of the holder.

     "NDA" means a nondisturbance, subordination and attornment agreement executed between a Mortgagee and ATC.

     "Non-Wireless Assets" shall mean the following improvements or assets that are associated with the non-wireless telecommunications operations of ALLTEL or its Affiliates: (i) underground telecommunication cables, conduits or other assets of ALLTEL and its Affiliates in such locations existing as of the Effective Date, and (ii) associated manholes, markers and surface testing terminals and any regeneration huts or other above-surface improvements or assets existing upon, over and under the Land as of the Effective Date.

     "Owned Site" means a Site with respect to which ALLTEL now or hereinafter owns fee simple title in the Land which is part of the Site.

     "Part 15" has the meaning given to such term in Section 15(f).

     "Party" means each of the ALLTEL Companies, on the one hand, and ATC and ATC Parent, on the other hand, as appropriate.

     "Parties" means ALLTEL Companies, ATC and ATC Parent together.

     "Permitted Liens" means, as to each Site: (i) Permitted Subleasehold Mortgages of ATC's Subleasehold Estate in such Site, Tower or Site Improvements thereof; (ii) Third Party Tenants' sublease interests in the certain space subleased to such Third Party Tenant at such Site in accordance with this Sublease; (iii) Liens existing immediately prior to the Site Commencement Date for such Site; (iv) Liens arising by, through or under ALLTEL or its Affiliates on the Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment that are subject to and subordinate to this Sublease and the purchase option contained herein; (v) Liens for taxes not yet due and payable or which are being contested in good faith and in accordance with the provisions of
Section 35; (vi) mechanics' liens for amounts which are not more than 30 calendar days over due; and (vii) any easement, right-of-way and similar encumbrances (but excluding any Liens securing indebtedness or that are monetary in nature) granted after the Site Commencement Date for any Site with the consent of the Parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed, provided that such encumbrance does not have a material adverse effect on the value, use or enjoyment of such Site or the Reserved Space or Microwave Reserved Space; provided, however, that in no event shall Permitted Liens include any Liens arising by, through or under ALLTEL or its Affiliates affecting any of the Towers, Subleased Property or Sites (other than the Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, ALLTEL Equipment, Microwave Equipment, or Additional ALLTEL Equipment) securing the debt of any of the ALLTEL Companies (or any of their Affiliates) or otherwise for the benefit of any creditor of any ALLTEL Company (or any of their Affiliates).

     "Permitted Subleasehold Mortgage" means a mortgage, deed of trust, trust deed, deed to secure debt or other like security instrument for the benefit of a Permitted Subleasehold Mortgagee.

     "Permitted Subleasehold Mortgagee" means (a) ATC's lenders (and their assigns), under the ATC Loan Agreement, or (b) a Mortgagee that has assets at the time of the execution of the Permitted Subleasehold Mortgage together with its Affiliates of not less than $2 billion, and is (i) a national bank, (ii) a commercial, national or state savings bank or trust company, (iii) an investment or merchant bank, (iv) a foreign bank authorized to make loans in the United States, (v) a charitable foundation, (vi) a real estate investment fund, (vii) an insurance company, (viii) a credit company, (ix) a pension or retirement fund or a fund which, in turn, is funded substantially by a pension or retirement fund, (x) a real estate investment trust, (xi) a venture capital firm, (xii) a mortgage banking house, (xiii) an international bank or investment company, or
(xiv) any other institutional lender performing lending functions similar to any of the foregoing.

     "Permitted Use" means, collectively, ATC Permitted Use and ALLTEL Permitted Use.

     "Person" means an individual, partnership, joint venture, limited liability company, association, corporation, trust or any other legal entity.

     "Platform" means a platform or mount upon which any of the ALLTEL Equipment, Additional ALLTEL Equipment or Microwave Equipment is attached to the Tower .

     "Pre-Existing Condition" shall mean, with respect to any Site (or any portion thereof, including without limitation, any Land, ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment, Tower or other Site Improvement), any act, action, activity, circumstance, condition, event, fact, failure to act, incident, omission, or practice, or any set or combination of any of the foregoing, that occurred or failed to occur on or prior to, or existed as of, the Site Commencement Date of such Site.

     "Pre-Existing Tenant" means, as to any Site, any Person (other than ALLTEL and its Affiliates), which is a "sublessee" or "lessee" or "licensee" under an Existing Tenant Lease affecting such Site as of the applicable Site Commencement Date.

     "Pre-Existing Use" has the meaning given such term in Section 15(a).

     "Proceeds" means all insurance moneys recovered or recoverable by ATC or ALLTEL as compensation for casualty damage to any Site (including the Tower and Site Improvements thereof).

     "Purchase Option Closing Date" means, with respect to any Purchase Option Site, the date upon which ATC acquires such Site pursuant to the exercise of the purchase option set forth in Section 31.

     "Purchase Option Consideration" means, with respect to all of the Purchase Option Sites subject to a particular Purchase Option Closing Date, the aggregate of the Purchase Option Purchase Price for all such included Purchase Option Sites.

     "Purchase Option Exercise Date" means, with respect to any Purchase Option Site, the date on which ATC delivers its written notice to ALLTEL evidencing its election to purchase the applicable Purchase Option Sites pursuant to Section 31(a).

     "Purchase Option Floor" means (i) with respect to each Purchase Option Site (other than Microwave Sites) Forty-Two Thousand Eight Hundred Forty-Four and No/100 Dollars ($42,844.00), or (ii) with respect to Purchase Option Sites that are Microwave Sites, such amount determined by the Parties pursuant to Section 4.6(e) of the Agreement to Sublease and set forth in the applicable Site Designation Supplement.

     "Purchase Option Price" means, with respect to each Purchase Option Site, either, in ALLTEL's sole discretion, (a) (i) with respect to each Purchase Option Site that is not a Microwave Site, seven hundred sixty-nine (769) shares of ATC Class A Common Stock (based on $27,500.00 divided by $35.75 per share), or (ii) with respect to Purchase Option Site that are Microwave Sites, such number of shares of ATC Class A Common Stock determined by the Parties pursuant to Section 4.6(e) of the Agreement to Sublease and set forth in the applicable Site Designation Supplement (each as thereafter adjusted for stock splits, dividends, and other events pursuant to Section 31(g)), or (b) the Purchase Option Floor. ALLTEL shall notify ATC of its election (which election must be the same option with respect to all of the Purchase Option Sites subject to a particular Purchase Option Closing Date) by delivering written notice of its election no later than 20 business days following its receipt of ATC's written notice of its election to exercise its purchase option pursuant to Section 31 during the Purchase Option Window Period.

     "Purchase Option Site" means any Site that continues to be leased or subleased by ATC pursuant to this Sublease on the Purchase Option Exercise Date and the Purchase Option Closing Date.

     "Purchase Option Trigger Date" means, as to any Purchase Option Site, the fifteenth anniversary of the applicable Site Commencement Date for such Site.

     "Purchase Option Window Period" means, with respect to any Purchase Option Site, the period commencing on the day 150 days prior to the Purchase Option Trigger Date and ending on the day 90 days prior to the Purchase Option Trigger Date.

     "Release" shall have the meaning given to such term, or any term of similar import, in the Environmental Laws, including, without limitation, Section 101(14) of CERCLA.

     "Removable Equipment" means (i) any Microwave Equipment (x) that is owned or operated by ALLTEL and located within the Microwave Reserved Space on a Tower at a Site, and (y) that ceases to be in current activation and operation by ALLTEL (and is not removed at the sole election of ALLTEL prior to such time) at any date from or after the Effective Date and for which ALLTEL does not intend to resume use thereof within six (6) months thereafter.

     "Rent" has the meaning given such term in Section 11(c).

     "Reserved Space" means, as to each Site, subject to the applicable terms and conditions of this Sublease the portion of the Land, the Tower and Site Improvements, or other portion, areas or space at such Site reserved for ALLTEL's exclusive use and occupancy, as follows and all as specifically described in the applicable Site Designation Supplement, as amended from time to time in accordance with this Sublease: (a) the physical location, vertical Tower space, Tower capacity and windload effect on a Tower required by the ALLTEL Maximum Equipment and (b) the physical location at the Site where equipment shelters, buildings, cabinets, generator, fuel tanks and other ALLTEL Equipment are located. So long as the reservation by ALLTEL of the Reserved Space shall be effective pursuant to the terms hereof, ALLTEL shall have (i) an appurtenant right of nonexclusive use of the portion of the Site commonly used by ALLTEL, ATC and Third Party Tenants during the term of this Sublease consisting of parking spaces, access roads, and walkways, (ii) an appurtenant, nonexclusive right of use of any utility or access easements or rights of way associated with the Site, and (iii) any and all other appurtenant rights reasonably inferable to permit ALLTEL's full use and enjoyment of the Reserved Space, including all appurtenant rights described in Section 7, subject to Section 10(e). Reserved Space may be expanded, terminated, modified or reduced pursuant to an amendment of the Site Designation Supplement in accordance with this Sublease, including, without limitation, Sections 8, 9, 15 and 31 and Exhibit 4.

     "Restoration" or "Restore" means, as to a Site that has suffered casualty damage, such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of such Site, or any portion thereof, pending completion thereof, required to restore the applicable Site (including the Tower and Site Improvements thereon) to a condition which is at least as good as the condition that existed immediately prior to such damage, and such other changes or alterations as may be reasonably acceptable to ALLTEL and ATC or required by Law.

     "Return" means any report, return, statement, estimate, declaration, form or other information required to be supplied to a taxing authority in connection with any Taxes.

     "Right of First Refusal" means the right of ALLTEL, exercisable in its sole discretion, to sublease any Available Space from ATC pursuant to Section 8(a)(viii) of Exhibit 4.

     "Right of Substitution" means the right of ALLTEL, exercisable in its sole discretion, to substitute the Reserved Space of any Tower for an Available Space on such Tower by relocation of the ALLTEL Equipment on such Tower to such Available Space, all pursuant to Section 8 and Exhibit 4.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor Law.

     "SEC" means the Securities and Exchange Commission or any successor Government Authority.

     "Site" means any site now or hereafter subject to this Sublease pursuant to a Site Designation Supplement with respect thereto. Reference to a Site shall include the Land, the Tower, and the Site Improvements, but shall not include Communications Equipment thereon.

     "Site Commencement Date" means the date on which the Term of this Sublease commences as to such Site, which shall be the applicable Closing Date (as such term is defined in the Agreement to Sublease) and set forth in the applicable Site Designation Supplement with respect to each Site.

     "Site Designation Supplement" means, as to any Site, a supplement to this Sublease completed and executed by the applicable ALLTEL Company or ATC or its Affiliate, in the form of Exhibit 2 attached hereto, pursuant to which such Site
                          ---------
is made subject to this Sublease.

     "Site Expiration Date" means, with respect to any Site, the earlier to occur of (a) with respect to Leased Sites only, the expiration of the relevant Ground Lease (as the same may be extended or renewed pursuant to the terms hereof), (b) the Purchase Option Closing Date, or if the purchase option under
Section 31 is not exercised, the Purchase Option Trigger Date, or (c) any date on which this Sublease may terminate with respect to such Site in accordance with the provisions of this Sublease.

     "Site Improvements" means, as to each Site, all (i) commonly used buildings, shelters or huts, if any, (ii) grounding rings, (iii) fencing, (iv) signage, (v) connections for utility service, (vi) access roads, and (vii) such other equipment, property and materials as may be installed on or made to all or any component of a Site as of the Site Commencement Date, other than Communications Equipment. Site Improvements also include ATC Improvements made by ATC, from time to time, from and after the Site Commencement Date pursuant to
Section 10.

     "Site Maintenance Charge" has the meaning given to such term in Section 11(b).

     "Sublease" means this Lease and Sublease, together with any and all Exhibits, Schedules and attachments hereto, as the same may hereafter be modified and amended, including, without limitation, pursuant to Site Designation Supplements.

     "Sublease Year" means, with respect to any Site, each succeeding calendar year period during the term of this Sublease.

     "Subleased Property" means each Site that is now or hereafter leased or subleased by ATC pursuant to this Sublease, including the Land, Tower and Site Improvements comprising a portion thereof and any Lighting and Monitoring Equipment, less and except Excluded Assets and Third Party Tenant Property on such Site. The Subleased Property constitutes a leasehold interest in each Owned Site subject to all matters affecting ALLTEL's right, title and interest in and to each Owned Site (including without limitation, Third Party Tenant Leases but excluding all Excluded Assets), and, as to Leased Sites, the Subleased Property is a subleasehold interest in each Leased Site subject to all matters affecting title to ALLTEL's leasehold interest, leasehold estate or other possessory interest therein (including without limitation, Third Party Tenant Leases but excluding all Excluded Assets); provided, however, that nothing in this definition shall affect ALLTEL's obligations under this Agreement including, without limitation, with respect to Liens (other than Permitted Liens). With respect to any Site for which either Party has exercised its rights of termination pursuant to this Sublease, the Subleased Property shall not include any such Site after the effective date of such termination.

     "Subleasehold Estate" means: (i) the rights, title, interest, powers, privileges, benefits and options of ATC under this Sublease (whether as lessee of an Owned Site or as sublessee of a Leased Site); and (ii) all of the right, title and interest of ATC in and to the Sites under this Sublease (whether as lessee of an Owned Site or as sublessee of a Leased Site).

     "Subsequent Use" has the meaning given such term in Section 15(b).

     "Substantial Portion of Site" means, as to a Site, so much of such Site (including the Land, Tower and Site Improvements thereof, or any portion thereof) as, when subject to a Taking or damage as a result of a casualty, leaves the untaken or undamaged portion unsuitable for the continued feasible and economic operation of such Site for the Permitted Use.

     "Swap Agreements" means any contractual arrangements and agreements between any of the ALLTEL Companies and other providers of wireless telecommunications services, local public safety organizations, Governmental Authorities (including without limitation post offices and law enforcement organizations) and operators of remote monitoring systems for commercial purposes, whereby any of the ALLTEL Companies (or any of their Affiliates) receives reciprocal and favorable terms (such as a lease rate or a right to co-locate on a site owned or operated by such third party) for each Site upon which such third party co-locates.

     "Taking" means, as to any Site, any condemnation or exercise of the power of eminent domain by any or through Governmental Authority or Law vested with such power, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority vested with the power of eminent domain.

     "Tax Claim" has the meaning set forth in Section 35(g) hereof.

     "Tax" and "Taxes" means, as to each of the Parties hereto as to each Site, any and all of the following levied, assessed or imposed upon, against or with respect to any such Party, the Site (including the Reserved Space, Microwave Reserved Space, or Additional ALLTEL Space), any portion of the Site (including the Reserved Space, Microwave Reserved Space, or Additional ALLTEL Space), the use and occupancy of the Site (including the Reserved Space, Microwave Reserved Space, or Additional ALLTEL Space) or the existence and/or operation of this Sublease or any portion thereof, at any time during the Term as to such Site:
(i) taxes including, without limitation, income (net, gross or other, including recapture of any Tax items such as investment Tax credits), alternative or add-on minimum Tax, gross income, gross receipts, gains, franchise, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit Tax, custom, duty or other Tax or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to Tax or additional amount imposed by any Taxing Authority, (ii) any and all Governmental Authority or quasi-governmental fees (including, without limitation, license, filing, and registration fees); (iii) interest equalization and stamp taxes, impositions, charges, duties, levies, assessments, required contributions or withholdings of any kind or nature whatsoever, together with any and all penalties, fines, additions to tax or interest thereon.

     "Taxing Authority" shall mean any Governmental Authority responsible for the imposition, assessment or collection of any Tax.

     "Tax Return" or "Tax Returns" shall mean all returns, reports, summaries or information consolidated or otherwise (including without limitation information returns), required to be filed with any Governmental Authority with respect to Taxes.

     "Term" means: (i) as to this Sublease, the term set forth in Section 4(a); and (ii) as to each Site, the term during which this Sublease is applicable to such Site, subject to ALLTEL's Withdrawal Right.

     "Third Party Action" has the meaning given to such term in Section 19(d).

     "Third Party Action Notice" has the meaning given to such term in Section 19(d).

     "Third Party Tenant" means, as to any Site, any Person (other than ALLTEL and its Affiliates but including, if applicable, ATC or any Affiliate of ATC), which: (i) is a Pre-Existing Tenant; or (ii) subleases, licenses or otherwise acquires from ATC the right to use Available Space on such Site.

     "Third Party Tenant Leases" means, as to any Site, any agreement, lease, sublease, or license between ATC and any Third Party Tenant with respect to the right to use Available Space on such Site and any Existing Tenant Lease.

     "Third Party Tenant Property" means, as to any Third Party Tenant, such Third Party Tenant's personal property and equipment at any Site, including, without limitation, equipment buildings, equipment shelters, antennas, lines, cages, grounding rings, fences and other constructions now or hereinafter located on the such Site and owned by such Third Party Tenant.

     "Tower" means a wireless transmission tower structure or structures now or hereinafter located on a Site.

     "Transfer Taxes" has the meaning set forth in Section 35(b).

     "Withdrawal Date" means the effective date of ALLTEL's election to terminate its use of the Reserved Space, Microwave Reserved Space, and/or Additional ALLTEL Space at a Site on the applicable tenth or subsequent fifth anniversary of the Site Commencement Date, as provided in Section 9.

     "Withdrawal Notice" has the meaning given such term in Section 9(a).

     "Withdrawal Right" means the right of ALLTEL to elect to terminate its use of the Reserved Space, Microwave Reserved Space and/or Additional ALLTEL Space with respect to a Site whereupon such Reserved Space, Microwave Reserved Space, and/or Additional ALLTEL Space shall become a portion of the Subleased Property pursuant to the definition thereof and in accordance with the terms and conditions set forth in Section 9.

     "Zoned Site" has the meaning given to such term in the Agreement to Sublease.

     Any other capitalized terms used in this Sublease shall have the respective meanings given to them elsewhere in this Sublease.

     SECTION 2.  Sublease Documents.

            (a) This Sublease shall consist of the following documents, as amended from time to time as provided herein:

                    (i)  this Lease and Sublease;

                    (ii) the following Exhibits, which are incorporated herein by this reference:

                         (A)  Exhibit 1--Form of Joinder to Agreement;

                         (B) Exhibit 2--Form of Site Designation Supplement and Tower Lease Agreement;

                         (C)  Exhibit 3--Form of Right of First Refusal Notice;

                         (D)  Exhibit 4 - ALLTEL's Expansion Rights; and

                         (E)  Exhibit 5 - List of ALLTEL Entities;

                (iii) Schedules to the Exhibits, which are incorporated herein by reference;

                (iv) All executed Site Designation Supplements and Exhibits attached thereto; and

                (v) such additional documents as are incorporated by reference.

          (b) If any of the foregoing are inconsistent, this Sublease shall prevail over the Exhibits, the Schedules and additional incorporated documents.

SECTION 3. Subleased Property.

          (a) Subject to the terms and conditions of this Sublease, ALLTEL hereby lets, leases and demises unto ATC, and ATC hereby leases, takes and accepts from ALLTEL, the Subleased Property of the Site owned or leased by ALLTEL or its Affiliates, in its "as is" condition, without any representation, warranty or covenant of or from ALLTEL whatsoever as to the condition thereof or the suitability thereof for any particular use, except as may be expressly set forth in the Agreement to Sublease or this Sublease. ATC hereby acknowledges that neither ALLTEL or its Affiliates nor any agent of ALLTEL has made any representation or warranty, express or implied, with respect to any of the Subleased Property, or any portion thereof, except as specifically set forth in this Sublease and the Agreement to Sublease. ATC further acknowledges that it has had or by its execution and delivery of a Site Designation Supplement will have had sufficient opportunity to inspect and approve of the condition of the Subleased Property of the Sites.

          (b) Each Site shall be made subject to this Sublease by the execution and delivery of a Site Designation Supplement with respect thereto between ALLTEL and ATC.

SECTION 4. Term; Surrender; ATC Improvements.

          (a) The term of this Sublease, as to each Site, shall commence on the Site Commencement Date set forth in the Site Designation Supplement with respect thereto and shall expire on the Site Expiration Date therefor or any earlier date on which this Sublease terminates with respect to such Site in accordance with the provisions of this Sublease.

          (b) Subject to Sections 8, 14, 18, 27 and 31 and Exhibit 4, no surrender by ATC to ALLTEL of the Subleased Property of any Site, prior to the expiration of the Term as to such Site, shall be valid or effective unless agreed to and accepted in writing by ALLTEL, and no act by ALLTEL, other than such a written acceptance, shall constitute an acceptance of any such surrender.

          (c) Upon the Site Expiration Date for any Site:

                (i) Subject to Sections 9 and 31, all ATC Improvements to such Site that cannot be removed without material damage to the Site (unless ATC agrees in writing to pay the cost of restoration) or without constituting a default under any Ground Lease or Third Party Tenant Lease, shall, at ALLTEL's election in the exercise of its sole discretion, be deemed a part of such Site and the same shall not be removed.

          (ii) Subject to Sections 4(c)(i) and (v), 9 and 31, (A) ATC shall peaceably deliver up and surrender the Subleased Property to ALLTEL and stop and cease the use of the Site on or before the Site Expiration Date, and (B) so long as ATC is not in default hereunder, or under any Ground Lease or Third Party Tenant Lease, ATC may within a reasonable period of time, but in no event less than 30 days after the Site Expiration Date, at ATC's sole cost and expense and upon written instructions from ALLTEL, remove all of the ATC Improvements from such Site, repair any damage (including any impairment to Hazardous Materials (including those introduced by ATC) or other materials caused by such removal) caused by such removal, and restore each Site substantially to the condition it was in on the applicable Site Commencement Date, reasonable wear and tear and damage by casualty or condemnation excepted.

          (iii) Any removal of ATC Improvements performed by ATC or its Affiliates pursuant to Section 4(c)(ii) shall be performed in accordance with Section 12 and without any interference, damage or destruction to any other equipment, structures or operations of the Site, and without injury or damage to the Site, the surrounding real property or improvements located thereon. If ATC fails to make repairs within 10 days after notice of occurrence of any such damage, ALLTEL may perform the necessary repairs upon five days' written notice to ATC at ATC's expense. ATC shall pay ALLTEL all reasonable out-of-pockets amounts so invoiced within 10 days after receipt of the invoice.

          (iv) In the event any ATC Improvement is not removed by ATC in accordance with the time periods of this Section 4(c), such ATC Improvements shall be deemed abandoned, and ALLTEL may, at its option, (A) remove and store such property at the expense (including the costs of any repairs required due to such removal) of ATC which must be promptly reimbursed to ALLTEL upon receipt of an invoice(s), (B) sell all or any part of such property at public or private sale, without notice to ATC, and retain the proceeds of such sale (to the extent they do not exceed the direct out-of-pocket costs reasonably incurred by ALLTEL), or (C) declare that title to such property shall be deemed to have passed to ALLTEL and ATC shall execute any documents reasonably requested by such ALLTEL Company to evidence such transfer of interest.

          (v) Notwithstanding anything to the contrary, in the event ATC does not exercise its purchase option in accordance with Section 31, upon the written request of either Party, ATC agrees to grant, convey, transfer, assign and deliver, as applicable, to ALLTEL, and ALLTEL agrees to take, accept and assume from ATC, (A) an assignment and assumption, without warranty or representations, of any and all of ATC's rights, title and interests in and to any then-existing Third

     Party Tenant Leases and any maintenance or other agreements relating exclusively to the Sites (but not relating to the ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment), subject to Section 9(d), (B) a bill of sale and/or assignment and assumption, as applicable, without warranty or representation, with respect to all ATC Site Improvements and any other property and assets, tangible and intangible, that remain on such Site after the Site Expiration Date (subject to ATC's rights of removal under this Section 4), and (C) a release of any interest of ATC or its Affiliates in the Subleased Property or the Site, the Tower or any Site Improvements (including releases in recordable form with respect to any instruments of record). Each transfer and/or assignment of interest shall be of a good, marketable and insurable interest and free and clear of all Liens except for Permitted Liens that were not suffered or incurred by ATC or its Affiliates. ATC shall use commercially reasonable efforts to assist in the transfer and assignment of any Governmental Authorizations required in order to effect any release, transfer or assignment contemplated under this Section 4(c)(v). ATC shall cooperate with ALLTEL and do all such additional and further acts, and shall execute and deliver all such additional and further instruments, certificates and documents, as ALLTEL may reasonably request to fully vest in and assure to ALLTEL full right, title and interest in and to the Site, the Tower and Site Improvements pursuant to this Section 4(c)(v).

     (d) As to any Site, upon termination of ALLTEL's right to utilize any Reserved Space, Microwave Reserved Space or Additional ALLTEL Space hereunder (including, without limitation, pursuant to Sections 8, 9 or 27 or Exhibit 4) or in the event that ALLTEL exercises its Withdrawal Right, ALLTEL shall, at its cost and expense, within a reasonable period of time, but in no event less than 30 days, stop and cease, and cause its Affiliates on such Site to stop and cease, the operation of the ALLTEL Equipment, Microwave Equipment and/or Additional ALLTEL Equipment, as applicable, at such Site and shall remove all ALLTEL Equipment, Microwave Equipment, and/or Additional ALLTEL Equipment, as applicable, from such Site and repair any damage caused by such removal. In the event that ALLTEL fails to perform such removal within the periods specified above, ALLTEL shall continue to pay the Site Maintenance Charge or applicable Additional ALLTEL Maintenance Charge for the affected Additional ALLTEL Space or Microwave Reserved Space and Reserved Space unless ALLTEL has removed its property and ATC may, at its option, remove and store such property at the expense of ALLTEL (including the costs of any repairs required due to such removal) which must be promptly reimbursed to ATC upon receipt of an invoice(s). Notwithstanding anything to the contrary unless otherwise expressly provided in this Sublease, in the event that ALLTEL removes, ceases to operate (on a permanent and not a temporary basis) or abandons any of the ALLTEL Equipment, Additional ALLTEL Equipment, Microwave Equipment, Reserved Space, Additional ALLTEL Space or Microwave Reserved Space, there shall be no reduction or abatement of the Site Maintenance Charge or Additional ALLTEL Maintenance Charge. ALLTEL shall use commercially reasonable efforts to assist in the transfer and assignment of any Governmental Authorizations associated with the Reserved Space, Microwave Reserved Space and Additional ALLTEL Space required in order to effect any release, transfer or assignment contemplated under this Section 4(d). ALLTEL shall cooperate with ATC and do all such additional and further acts, and shall execute and deliver all such additional and further instruments, certificates and documents, as ATC may reasonably request to confirm the full vesting of the Reserved Space, Additional ALLTEL Space and/or Microwave Reserved Space in ATC as a portion of the Subleased Property and assure to ATC such full right, title and interest in and to the Reserved Space, Additional ALLTEL Space and/or Microwave Reserved Space pursuant to this Section 4(d).

          (e) ALLTEL may exercise its Withdrawal Right at any time prior to the applicable Withdrawal Date in the event that any permit or license necessary for ALLTEL's use of the Reserved Space, Microwave Reserved Space or Additional ALLTEL Space as contemplated in the applicable Site Designation Supplement is revoked, terminated, or cancelled due to no act or omission on the part of ALLTEL or any of its Affiliates or agents.

          (f) ATC reserves the right to terminate this Sublease with respect to a particular Site without any further liability or obligation by either Party to the other if any Law of any Governmental Authority hereinafter enacted or ordered prohibits ALLTEL's or ATC's Permitted Use of such Site. ALLTEL reserves the right to exercise its Withdrawal Right with respect to any Site at any time prior to the applicable Withdrawal Date in the event that any Law of any Governmental Authority hereinafter enacted or ordered prohibits ALLTEL's Permitted Use of such Site due to no act or omission on the part of ALLTEL or any of its Affiliates or agents, subject to the requirements of Section 4(d).

          (g) Subject to ATC's rights and obligations under and the requirements of Sections 7(c), 10, 12, 15 and 16, ATC, at its own cost and expense, may from time to time make, any ATC Improvements to the Site as ATC deems reasonably necessary or desirable for the conduct of its business pursuant to this Sublease. ATC covenants and agrees that any such ATC Improvements shall be made in a workmanlike manner in compliance with standard industry practices and in all material respects with all applicable Laws.

     SECTION 5. Ground Lease.

          (a) ATC hereby acknowledges that, as to the Subleased Property of each Leased Site, this Sublease is a sublease by ALLTEL under the provisions of, and is subject and subordinate to all of the terms and conditions of, the applicable Ground Lease of such Leased Site. As to any Leased Site, ALLTEL shall not be deemed to have assumed any duty or obligation of the Ground Lessor under the applicable Ground Lease and shall not be liable or responsible in any manner whatsoever for any failure of such Ground Lessor to perform any such duty or obligation. ATC agrees that it will promptly pay or cause to be paid the Ground Rent directly to the Ground Lessor (unless otherwise agreed by ALLTEL and ATC on a Site-by-Site basis) under each of the Ground Leases of the Leased Sites during the Term of this Sublease when such payments become due and payable and in the event ATC fails to pay Ground Rent under any Ground Lease on a timely basis, ATC shall be responsible for any late charges, fees or interest payable to the Ground Lessor as a result thereof. Except as specifically provided in Section 5(c), ATC shall abide by, comply in all respects with, and fully and completely perform all other terms, covenants, conditions, and provisions of each Ground Lease (including, without limitation, terms, covenants, conditions, and provisions relating to maintenance, insurance and alterations) as if ATC were the "ground lessee" thereunder and, to the extent evidence of such performance must be provided to the Ground Lessor of the applicable Ground Lease, ATC shall promptly provide such evidence to ALLTEL upon request. Neither ALLTEL nor ATC shall engage in or permit any conduct that would: (i) constitute a breach of or default under any Ground Lease; or (ii) result in the Ground Lessor being entitled to terminate the applicable Ground Lease or to terminate ALLTEL's right as ground lessee under such Ground Lease or pursuant which the Ground Lessor may be entitled to terminate the Ground Lease for a default or breach under the applicable Ground Lease. Except as otherwise specifically provided in Section 5(c) or elsewhere in this Sublease, ATC expressly acknowledges that, as between ALLTEL and ATC, ATC has assumed and agrees to perform and discharge all obligations and liabilities of ALLTEL as ground lessee under any Ground Lease which arise on or after the Site Commencement Date with respect to any Leased Site.

     (b)  During the Term of this Sublease, and at ATC's sole cost and expense,
(1) ATC agrees to provide reasonable advance notice (and in no event less than 15 business days prior to the applicable expiration date) to ALLTEL of the expiration date by which ALLTEL must exercise any and all applicable renewal options existing as of the applicable Site Commencement Date and as may be further extended or renewed pursuant to the terms of this Sublease, for any Leased Site under the Ground Leases of such Leased Sites and (2) ALLTEL agrees to exercise such renewal options prior to the expiration thereof and in accordance with the provisions of the applicable Ground Lease (a copy of such notice, if any, shall be simultaneously sent by ALLTEL to ATC). ATC shall not be entitled to act as agent for, or otherwise on behalf of, ALLTEL in any way whatsoever in connection with any Ground Lease or otherwise, except as otherwise provided in this Section 5 and Sections 26 and 27.

     (c) With respect to any negotiations with a Ground Lessor for the extension or terms of renewal of a Ground Lease, ATC shall, at ATC's sole cost and expense, be responsible for and negotiate and obtain any extension or renewal of the Ground Leases on behalf of and for the benefit of ALLTEL, and ALLTEL shall make commercially reasonable efforts to assist ATC in obtaining such extension or renewal at ATC's sole cost and expense, provided that (i) the terms and conditions of such extension or renewal as negotiated by ATC do not impose any additional liability or obligation on ALLTEL under the terms of this Sublease for which ATC is not responsible under the terms of this Sublease (or subsequently agrees to be responsible for by providing a signed acknowledgement notice to ALLTEL of its responsibility thereto) during the Term as to each Site,
(ii) in no event may ATC agree to provide consideration to the Ground Lessor in the form of any telephone service, telephone equipment, or any wireless service product or offering, and (iii) in no event shall an amendment impose liabilities and obligations on ALLTEL under a Ground Lease (other than those liabilities and obligations under the Ground Lease in effect as of the Site Commencement Date) during the period following the Site Expiration Date that are materially greater (in kind or in magnitude) than those liabilities and obligations that, in the aggregate, applied to such Ground Lease in the five year period immediately preceding the Site Expiration Date, including (A) any rental payments or other payments to be made to the Ground Lessor in the year immediately following the Site Expiration Date for a Site that exceeds five percent (5%) of the average annual payments due to the Ground Lessor in the immediately preceding five-year period and payments during any annual period thereafter that exceeds five (5%) over payments in the immediately preceding year (it being understood that each such annual increase shall be compounded for increases that occur in intervals that exceed one year), unless ATC agrees in writing to be responsible for such excess, during any period beyond the Site Expiration Date or any termination or expiration of this Sublease with respect to such Site, (B) a term of a Ground Lease (not including renewal options exercisable at the sole option of ALLTEL) which extends more than ten years following the Site Expiration Date. With respect to any amendment, renewal, extension or other change to the Ground Lease desired by ATC during the Term pursuant to this Section 5, which is consistent with the terms of this Section 5(c), ALLTEL shall execute any such amendment, renewal, extension, or change within 10 days of its receipt thereof from ATC without condition and shall bear all cost and expense associated with its review. ATC shall commence its negotiations with the applicable Ground Lessor sufficiently in advance of any expiration of each Ground Lease, subject to the following:

          (i) Notwithstanding anything to the contrary contained herein, if at any time during the six-month period immediately prior to any expiration of a Ground Lease, ATC has not successfully effected the extension or renewal of such Ground Lease, ALLTEL shall have the right to take responsibility for conducting and completing negotiations for such extension or renewal on its own behalf. Upon ALLTEL's exercise of such right by written notice thereof, ATC shall cease participating in any negotiations with the applicable Ground Lessor as to such Site and ATC shall reimburse ALLTEL for its reasonable out-of-pocket expenses relating to such negotiation unless ATC exercises its termination right provided in the following sentence within the applicable time period. ALLTEL shall keep ATC reasonably apprised of the foregoing negotiations for such extension or renewal and if ALLTEL completes such negotiations, the Site Expiration Date shall be extended to the earlier of the Purchase Option Trigger Date with respect to such Site or the scheduled expiration date of such amended Ground Lease; provided, however, if ALLTEL completes the foregoing negotiations for such extension, ATC shall have the option, exercisable within 30 days of receipt of notice of the terms of the extension or renewal, of (A) retaining its sublease interest in such Site on the terms set forth in this Sublease or
     (B) terminating its subleasehold interests in such Site as of the date the Ground Lease would have expired had ALLTEL not extended such Ground Lease.

          (ii) Except as provided in 5(c)(i), in the event ATC determines that it is unable or deems it undesirable to effect the proposed terms of any amendment, renewal, extension or change of any Ground Lease directly with the Ground Lessor, ATC may request, in writing, that ALLTEL attempt to effect such amendment, renewal, extension or change (at ATC's sole cost and expense); provided, however, that ALLTEL shall keep ATC regularly and promptly apprised of such negotiations and shall not make any agreements with the Ground Lessor without the prior written approval of ATC.

          (iii) If ALLTEL or ATC is not able, after using commercially reasonable efforts, to effect such amendment, extension or renewal or change with respect to any Ground Lease in accordance with this Section 5(c), then the Parties shall permit such Ground Lease to expire on the applicable expiration date and this Sublease shall have no further force and effect as to the Subleased Property of the Leased Site to which such Ground Lease applies. ATC and ATC Parent or any of their Affiliates may seek to obtain, obtain or hold, any underlying fee interest that is superior or prior to the Ground Lessor's or ALLTEL's interests in such Ground Lease so long as ATC transfers, at ATC's sole cost and expense, such fee simple interest to ALLTEL for $1, in which event there shall be no Ground Rents for that Site as of the date fee simple title vests in ALLTEL.

          (iv) With the prior written approval of ATC, ALLTEL or its Affiliate shall have the right to acquire the fee simple interest in the Site from the Ground Lessor whereupon such Site shall be deemed an Owned Site, in which event ATC shall have a leasehold interest in such Owned Site; provided, that this Section 5(c)(iv) shall not apply to any Site for which ATC or its Affiliates has exercised its termination rights under this Sublease.

          (v) Except as provided in this Section 5(c), or as ATC may otherwise agree or direct, during the Term, ALLTEL shall not take any action to amend, modify, renew, replace, extend or supplement any Ground Lease (other than to exercise renewals as expressly provided herein which ALLTEL covenants to do as provided above) nor to communicate directly with any Ground Lessor, except (A) to the extent reasonably necessary for ALLTEL to perform its obligations to ATC under this Sublease, (B) to respond to unsolicited inquiries received from a Ground Lessor under a Ground Lease, and (C) to the extent such communications do not relate directly to the Ground Lease so long as such communications do not relate to or result in the purchase or lease of space or other use rights of any adjacent property for any wireless communication uses by ALLTEL or other Persons. Subject to the rights of ALLTEL under this Section 5(c), with respect to any renewal, extension, amendments, changes or replacement of the Ground Lease desired by ATC during the Term and subject to the terms of this Section 5(c) and Sections 26 and 27, ATC reserves the exclusive right to negotiate any such renewals, extensions, amendments, modifications, changes, additions or replacements to the then-existing Ground Lease directly with the Ground Lessor.

          (vi) With respect to each and every Ground Lease, at all times during the term of each Ground Lease, ATC shall take all reasonably necessary actions to provide ALLTEL with a then-current copy of any fully executed amendments to the Ground Lease, and, upon ALLTEL's written request, copies of other information necessary for ALLTEL to be able to perform the obligations of the lessee under the Ground Lease, as permitted pursuant to Section 26 herein, including but not limited to any obligations of lessee to pay Taxes, utilities, maintenance, insurance and other expenses under the Ground Lease.

     (d) ALLTEL shall perform any obligations under and comply with the terms of each of the Ground Leases, but only if such obligations are expressly reserved to ALLTEL for its performance under the terms of this Sublease. Upon receipt by ALLTEL of any notice of default or notice of an act or omission which could with the passing of time and/or the giving of notice constitute an event of default under a Ground Lease or noncompliance with a term of a Ground Lease (the "Default Notice"), ALLTEL shall, within 10 business days after receipt of the Default Notice, provide ATC with a copy of the Default Notice. If any such default or noncompliance is solely in respect of an obligation expressly reserved for performance by ALLTEL hereunder and is caused by or attributable to (including without limitation any inaction of) any of the ALLTEL Companies or any of their Affiliates, then ALLTEL shall, at the time it furnishes the Default Notice, provide ATC with a letter with a reasonably detailed explanation of the actions ALLTEL intends to take to effect a cure, or that there is no default or noncompliance and the basis, if any, for ALLTEL's good faith position to that effect. Upon receipt by ATC of any Default Notice that is not caused or attributable to ALLTEL or its Affiliates, ATC shall, or shall cause the applicable Third Party Tenant to, cure or otherwise remedy such default or noncompliance unless within 10 days of receipt of the Default Notice, ATC provides ALLTEL with a letter with a reasonably detailed explanation of the basis, if any, for ATC's good faith position to the effect there is no default or noncompliance. Notwithstanding anything in this Sublease to the contrary, unless an obligation under a Ground Lease is expressly reserved under this Sublease for performance by ALLTEL, any default under a Ground Lease shall constitute a default by ATC under this Sublease after the expiration of any applicable cure period contained in the Ground Lease, unless the event giving rise to such default is due to an act or omission (in the event ALLTEL has an obligation with respect to any such omission) by ALLTEL, its Affiliates, agents, vendors, employees or contractors (other than ATC or its Affiliates).

     (e) ALLTEL agrees to promptly provide ATC, throughout the Term, with copies of all notices, correspondence, orders, documents, reports, studies and other information used or useful in the operation of the Sites that comes into ALLTEL or its Affiliates' possession, except with respect to information related solely to the Reserved Space, Microwave Reserved Space, Microwave Equipment, Additional ALLTEL Equipment or ALLTEL Equipment, privileged documents or where disclosure is prohibited by Law or Contractual Obligation existing as of the Effective Date. ATC shall have the right, throughout the Term, during normal business hours and upon reasonable prior notice, to examine (and to make copies at its sole cost and expense of) ALLTEL's files and records relating to the Sites, except with respect to information related solely to the Reserved Space, Microwave Reserved Space, Microwave Equipment, Additional ALLTEL Equipment or ALLTEL Equipment, privileged documents or where disclosure is prohibited by Law or Contractual Obligation existing as of the Effective Date. ALLTEL agrees that it shall send copies of all Tax bills received by ALLTEL associated with the Site to ATC.

SECTION 6. Third Party Tenant Leases and Swap and Other Agreements.

     (a) Without limiting the generality of Sections 3 and 5, ATC and ALLTEL expressly acknowledge that, as to each Site, this Sublease is subject to all Third Party Tenant Leases affecting such Site, including, without limitation, those with Pre-Existing Tenants executed prior to the Effective Date pursuant to any Swap Agreement with respect to a specific Site. Pursuant to the Agreement to Sublease, ALLTEL has transferred, assigned, and conveyed unto ATC in respect of each Site, all of its rights, title and interest, and ATC has agreed to assume, perform and discharge in respect of each Site all of ALLTEL's duties, obligations, liabilities, and responsibilities as "landlord," "lessor," "sublandlord" or "sublessor" in, to or under any Third Party Tenant Leases affecting such Sites effective as of the applicable Site Commencement Date.

     (b) Subject to the procedures set forth in Section 19(d), ATC shall indemnify, defend and hold each ALLTEL Indemnitee harmless from and against any and all Loss and Expense paid, suffered, incurred or sustained by any ALLTEL Indemnitee by reason of, arising out of, or in connection with any failure of the duties, obligations, liabilities and responsibilities as "landlord," "lessor," "sublandlord" or "sublessor" under any of the Third Party Tenant Leases affecting each Site and arising from and after the Site Commencement Date for such Site, except to the extent caused by any act of ALLTEL or an ALLTEL Affiliate or arising after a reassignment pursuant to the provisions of Section 6(c).

     (c)  Unless ATC exercises the purchase option with respect to a Site under
Section 31, in the event of any termination of ATC's rights under this Sublease with respect to any Site for any reason, ALLTEL agrees that it shall accept any and all assignments of all then-existing Third Party Leases effective as of the applicable termination date of ATC's right to occupy the affected Site subject to the following conditions and limitations:

          (i) In no event shall ALLTEL be obligated to accept or assume any Third Party Lease (1) that imposes liabilities and obligations on the sublessor during the period following the Site Expiration Date that are materially greater (in kind or in magnitude) than those liabilities and obligations that applied to such Third Party Lease in the five year period immediately preceding the Site Expiration Date, (2) that provides for rights and benefits to the sublessor during the period following the Site Expiration Date that are materially less (in kind or in magnitude) than those rights and benefits that applied to such Third Party Tenant Lease in the five year period immediately preceding the Site Expiration Date, and
     (3) under which ATC or any of its Affiliates is in default.

          (ii) ALLTEL's obligation to accept or assume any Third Party Lease will be subject to its receipt of (1) a complete copy of each Third Party Lease, including any amendments thereto, (2) any contact, payment or other information reasonably requested by ALLTEL so that it will be able to perform the obligations of the lessor or sublessor thereunder, (3) all amounts of pre-paid rent for periods after the Site Expiration Date, and
     (4) prorated amounts with respect to any deposits, utilities, and similar items.

          (iii) The conditions and limitations set forth in Section 6(c)(i) shall not apply to any Third Party Tenant Lease to which ALLTEL or its Affiliate is the Third Party Tenant or any Pre-Existing Tenant Lease for which ATC has not executed any amendment introducing terms and conditions covered by Section 6(c)(i).

     (d) Notwithstanding anything to the contrary, ALLTEL agrees that (i) ATC may terminate (or cause ALLTEL to terminate) any agreement relating to the maintenance, repair, management, or operation of any Site or any other agreement affecting a Site (unless such other agreement relates only to the ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment), at ATC's sole cost and expense, upon the written request by ATC to terminate such agreement(s), and (ii) in ATC's sole discretion, ATC shall be entitled to perform any such associated services for itself or to enter into an agreement with any third party relating to any such services, at ATC's sole cost and expense. In no event shall this Section 6(d) be applicable to any agreement (A) related solely to the Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, Microwave Equipment, ALLTEL Equipment or Additional ALLTEL Equipment, (B) that would result in any additional costs, expenses or liabilities to ALLTEL that are not ATC's responsibility hereunder or that ATC agrees in writing to assume.

Section 7. Reserved Space.

     (a) ATC expressly acknowledges that, as to any Site, the Subleased Property of such Site does not include, and that ALLTEL has reserved and excepted from this Sublease, the Reserved Space and Microwave Reserved Space of such Site for ALLTEL's and its Affiliates' exclusive possession and use so long as ALLTEL's right to use the Reserved Space and Microwave Reserved Space has not been terminated as provided for in this Sublease. As an appurtenance to, and a part of, the Reserved Space and Microwave Reserved Space of each Site, so long as ALLTEL's right to use the Reserved Space and Microwave Reserved Space has not been terminated, ALLTEL (for the benefit of ALLTEL or any Affiliate) also reserves a nonexclusive right for ingress to and egress from the entire Site (including any and all easements but excluding any space leased or subleased exclusively to any Third Party Tenants in accordance with this Sublease), at such times (on a 24-hour, seven-day-per-week basis unless otherwise limited by the Ground Lease or other restrictions of record that have priority over this Sublease), to such extent, and in such means and manners (on foot or by motor vehicle, including trucks and other heavy equipment), at ALLTEL's sole cost and expense, as is possible with respect to any Site and permitted under the Ground Lease with respect to any Leased Site in connection with its full use and enjoyment of the Reserved Space and Microwave Reserved Space, including, without limitation, the construction, installation, use, operation, maintenance, repair and replacement of ALLTEL Equipment and Microwave Equipment thereon in accordance with the terms and conditions of this Sublease; and the right to use any portion of the Subleased Property of a Site, upon the prior written approval of ATC (which shall not be unreasonably withheld, conditioned or delayed) for purposes of temporary location and storage of any ALLTEL Equipment or Microwave Equipment in connection with performing any permitted repairs or replacements; provided, however, that such storage shall not exceed one month and shall be subject to and not have an adverse effect on ATC's Permitted Use, permitted use by Third Party Tenants or interfere in any manner with ATC's efforts to market and/or sublease any or all Available Space (including such portion of the Subleased Property) to any third party.

     (b) Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that the Reserved Space and Microwave Reserved Space of each Site will include, without limitation, all portions of such Site utilized or occupied by ALLTEL or its Affiliate as of the Effective Date for the use, enjoyment, operation or maintenance of the ALLTEL Equipment and Microwave Equipment as specifically set forth in the applicable Site Designation Supplement.

     (c) Without limiting ATC's rights or obligations under this Sublease, ATC acknowledges and agrees that ATC will not engage, nor will it permit any Third Party Tenant to engage, in any conduct that might reasonably be expected to significantly interfere (excluding electrical interference which shall be governed by Section 15) with ALLTEL's peaceful and quiet enjoyment of the Reserved Space, Microwave Reserved Space and Additional ALLTEL Space.

     (d) Notwithstanding anything to the contrary (including, without limitation, the definitions of "Reserved Space," or "Additional ALLTEL Space"), in the event that ALLTEL now or hereafter operates any antennas on any Tower that exceed nine (9) feet in vertical space on the Tower, ATC shall reserve the right to install any other equipment or Third Party Tenant Property on a Platform located within the vertical space occupied by such antennas or next to ALLTEL's mounts, which space shall be deemed Available Space hereunder and part of the Subleased Property so long as (X) the Tower can structurally accommodate such installation, (Y) ATC (or the associated Third Party Tenant) must perform and deliver to ALLTEL an RF interference study (at no cost or expense to ALLTEL) that reasonably demonstrates that ALLTEL shall not suffer any measurable electronic interference as a result of such additional installation, and (Z) ATC shall provide ALLTEL with no less than 10 business days' prior written notice of the date and time such installation is to be performed and ALLTEL shall have the right to have a representative present at such installation. If all such antennas located on one Platform are removed from the Tower (other than replacements with ALLTEL Equipment, or Additional ALLTEL Equipment of the same or substantially similar vertical height, dimension and locations) by ALLTEL, the vertical space on the Tower associated with the Reserved Space or Additional ALLTEL Space shall automatically revert to no greater than six (6) vertical feet on the Tower for such Platform.

     (e)  In the event that ALLTEL exercise any of its Expansion Rights under
Section 8(a) of Exhibit 4, any Available Space occupied by ALLTEL pursuant to such Expansion Rights shall automatically revert to ALLTEL and shall no longer be included in the Subleased Property or Subleasehold Estate of ATC upon compliance by the parties with the procedures set forth in Section 8(b) of
Exhibit 4 (including, without limitation, the execution of an amendment to the Site Designation Supplement), subject to Section 9(d).

     (f) Subject to the provisions of this Section 7(d), ATC and Third Party Tenants shall have the right to install equipment or property (including, without limitation, shelters, cabinets, generators, fuel tanks and Towers) above Non-Wireless Assets that are not used in connection with or in servicing any of the communications needs of the Site on behalf of ALLTEL, ATC, Third Party Tenants or any of their Affiliates, if any. Notwithstanding the foregoing, ATC agrees to use reasonable and good faith efforts to avoid the installation of any equipment or property above such Non-Wireless Assets that are not used in connection with or in servicing any of the communications needs of the Site on behalf of ALLTEL, ATC, Third Party Tenants or any of their Affiliates in a manner that would adversely affect ALLTEL's use of such Non-Wireless Assets, but only if such Non-Wireless Assets are marked by utility installation markers.

Section 8. ALLTEL's Expansion Rights. ALLTEL shall be entitled to the Expansion Rights described in and subject to Exhibit 4 attached hereto (any reference in this Sublease to any provision of Section 8 shall be deemed to include a reference to the provisions of Exhibit 4 without regard to whether a specific reference to Exhibit 4 is made).

Section 9. Withdrawal.

     (a) Notwithstanding anything to the contrary contained herein, ALLTEL will have the Withdrawal Right exercisable in respect of the Reserved Space, Microwave Reserved Space and/or any Additional ALLTEL Space at any Site on the tenth anniversary of the applicable Site Commencement Date. To exercise any such Withdrawal Right, ALLTEL shall give ATC written notice of such exercise not less than 60 days, in the case of the exercise of a Withdrawal Right in respect of less than 20% of all Sites as of the Final Closing Date under this Sublease and 180 days, in the case of the exercise of a Withdrawal Right in respect of 20% or more of all Sites as of the Final Closing Date under this Sublease, prior to any such anniversary (the "Withdrawal Notice"). The Withdrawal Notice shall specify the precise Reserved Space, Microwave Reserved Space and/or Additional ALLTEL Space at such Site that ALLTEL intends to withdraw. If ALLTEL exercises the Withdrawal Right as to any Site, (A) ALLTEL shall not be required to pay the Site Maintenance Charge with respect to such Site for the period occurring after the Withdrawal Date so long as ALLTEL has removed all of the ALLTEL Equipment and the Microwave Equipment from the Reserved Space and Microwave Reserved Space at such Site, (B) ALLTEL shall not be required to pay the applicable Additional Site Maintenance Charge with respect to the associated Additional ALLTEL Equipment for the period occurring after the Withdrawal Date so long as ALLTEL has removed all of the associated Additional ALLTEL Equipment from the associated Additional ALLTEL Space at such Site, (C) the foregoing Site Maintenance Charge and/or applicable Additional ALLTEL Maintenance Charge shall cease effective upon the removal of the associated equipment in accordance with Section 4(d) whereupon ALLTEL's use of such Reserved Space and/or the Additional ALLTEL Space pursuant hereto and ALLTEL's right to occupy and use the Reserved Space and/or the Additional ALLTEL Space of such Site shall be terminated and the Reserved Space and/or the Additional ALLTEL Space, as applicable, shall thereafter be part of the Subleased Property.

     (b) In addition to and not in limitation of any rights under Section 9(a) but subject to Section 9(d) with respect to Removable Equipment, ALLTEL will have the right, exercisable at any time during the Term of this Sublease, to cease occupying the Reserved Space, Microwave Reserved Space, and/or Additional ALLTEL Space of any Site, and retain all right to such Reserved Space, Microwave Reserved Space, and/or Additional ALLTEL Space, so long as ALLTEL continues to pay the Site Maintenance Charge and/or Additional ALLTEL Maintenance Charge, as applicable, in respect of such Site.

     (c) At the request of either ALLTEL or ATC, the appropriate parties shall execute any documents reasonably requested by the other party to evidence any transfer of interest and release of obligations pursuant to Section 9(a).

     (d) Notwithstanding anything to the contrary, ALLTEL shall remove (and shall repair any damage caused by or due to such removal), at ALLTEL's sole cost and expense, all of the Removable Equipment at a Site within forty-five (45) days after such Microwave Equipment becomes Removable Equipment. Upon the earlier of (i) the actual removable of the Removable Equipment, or (ii) the expiration of the foregoing forty-five (45) day period, ALLTEL's use of the Microwave Reserved Space with respect only to the Removable Equipment and ALLTEL's right to occupy and use the Microwave Reserved Space utilized by the Removable Equipment shall be terminated and the associated Microwave Reserved Space shall be thereafter deemed to be part of the Subleased Property. Notwithstanding the foregoing, following the removal of any Removable Equipment of ALLTEL pursuant to this Section 9(d), ALLTEL shall have the right to add microwave equipment to the same Tower as the Removable Equipment was previously located without any increase of the Site Maintenance Charge if (x) such additional equipment is placed at such locations and in such amounts which do not exceed the amount of physical locations, vertical space and windload/capacity effect of Microwave Reserved Space associated with the Removable Equipment that was so removed, (b) so long as capacity and space on the Tower is then available, and (c) so long as such microwave equipment is used for backhaul services.

Section 10. Permitted Use.

     (a) ATC shall have the right, at ATC's cost and expense, to alter, replace, modify and expand any Site, including the expansion of the land, as ATC deems reasonably necessary or desirable for the conduct of ATC's Permitted Use pursuant to this Sublease, including, but not limited to, the extension of the Tower, the reinforcement of the Tower, replacement of the Tower and the construction of additional Towers on such Site; provided, however, that such alterations, replacements, modifications or expansions (i) are permitted under the applicable Ground Lease or ATC obtains the consent of such Ground Lessor pursuant to Section 5(c), (ii) are performed in compliance with all Laws, and (iii) if required, in the reasonable determination of ALLTEL, ATC shall provide ALLTEL with space at the Site during the construction period to permit the continued operation of the ALLTEL Equipment, Microwave Equipment and/or Additional ALLTEL Equipment and ATC shall be solely responsible for the costs associated with removing and reinstalling the ALLTEL Equipment, Microwave Equipment and/or Additional ALLTEL Equipment on the replacement or modified Tower, (iv) are subject to the terms and conditions set forth in Section 12(h), are subject to ATC's obligations to ALLTEL pursuant to this Sublease, including without limitation, Sections 12, 15 and 16. ALLTEL acknowledges and agrees that it will reasonably cooperate with ATC in any actions, filings, or permits that may be required for ATC to exercise its rights under this Section 10(a). In the event that ATC constructs a replacement Tower, ATC agrees that ALLTEL may have its first choice of position on the new Tower subject to any obligations to Third Party Tenants to provide similar or substantially similar space on the new Tower.

     (b) ATC shall not use, or permit to be used, the Subleased Property of any Site, or any portion thereof, by ATC, any Person (other than ALLTEL or its Affiliates) or the public in such manner as might reasonably be expected to impair ALLTEL's title to or interest in such Site, or any portion thereof, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than ALLTEL or its Affiliates), or of implied dedication of such Subleased Property, or any portion thereof. Nothing contained in this Sublease and no action or inaction by ALLTEL or its Affiliates shall be deemed or construed to mean that ALLTEL or any Affiliate has granted to ATC any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, or other Lien, upon the greater estate of ALLTEL or any Affiliate in any Site.

     (c) ALLTEL shall utilize the Site, the Reserved Space, Microwave Reserved Space and the Additional ALLTEL Space in accordance with ALLTEL's Permitted Use. ALLTEL shall not use, or permit to be used, the Reserved Space, Microwave Reserved Space, any Additional ALLTEL Space, or any portion of the Site, by ALLTEL, any Affiliate thereof, any other Person (other than ATC and Third Party Tenants) or the public in such manner as might reasonably be expected to impair ATC's right as a sublessor and a sublessee with respect to such Site, or any portion thereof, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than ATC and Third Party Tenants), or of implied dedication of such Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, or any portion of the Site.

     (d) ALLTEL shall use, and shall permit the use of, the Reserved Space, Microwave Reserved Space, and Additional ALLTEL Space subject to the terms and conditions of this Sublease and solely for the operation of ALLTEL Equipment, Microwave Equipment and Additional ALLTEL Equipment at the frequencies set forth in the applicable Site Designation Supplement, subject to Sections 8(a)(x) of
Exhibit 4 and 15. Except as otherwise expressly permitted in Section 8(a)(x) of
Exhibit 4, in no event shall ALLTEL operate more than one frequency from a single Platform or grant any form of shared use right, subleasing, splitting or diplexing to any other Person.

     (e) Subject to the terms and conditions of this Sublease, including without limitation Sections 12, ATC reserves the right at its sole cost and expense to install, and ALLTEL consents to the installation of, a Platform or stacked equipment shelter at any Site above any ALLTEL equipment shelter, building or cabinets. In the event that a Site is comprised of less than 2,500 square feet or the compound space is constrained in the reasonable determination of ATC with respect to then-existing uses, ATC also reserves the right to require that any ALLTEL replacement shelter, building or cabinets be stackable as long as such stackable replacement shelter will satisfy ALLTEL's technical requirements in all material respects, in which event ATC will reimburse ALLTEL for any cost or expense incurred in excess of that which would have been incurred by ALLTEL if ATC had not made such election. ALLTEL shall have the right to approve any plans and specifications associated with any shelter or Platform to be installed above its then-existing shelter, building or cabinets and such approvals shall not be unreasonably withheld, conditioned or delayed. Upon receipt of such plans and specifications, ALLTEL shall notify ATC within 15 Days of its approval or its grounds for reasonable rejection together with reasonable details of the changes that would be reasonably acceptable to ALLTEL. In the event that ALLTEL does not provide written notice within the foregoing period of time, such plans and specifications shall be deemed approved.

     (f) ATC, for itself or for the benefit of any Third Party Tenant, may (at ATC's sole cost and expense) utilize any power or teleco conduits servicing the Site and access and utility easements; provided, however, that ATC shall not interfere with ALLTEL's use of such conduits.

Section 11. Rent; Site Maintenance Charge; Other Payments.

     (a) ATC shall pay Rent in respect of the Subleased Property of each Site, for the entire Term on the Site Commencement Date for each Site. Except as expressly provided in Section 27(b), ATC agrees that the Rent is nonrefundable and that ATC shall have no right of abatement, reduction, setoff, counterclaim, rescission, refund, defense or deduction with respect thereto. Without limiting the generality of the foregoing sentence, ATC shall have no right to any abatement, reduction, setoff, counterclaim, rescission, refund or deduction with respect to the Rent in the event of: (i) any termination by ALLTEL of ATC's rights under this Sublease in accordance with the terms of Section 27(e), including, without limitation, any termination as a result of an insolvency or other event described in Section 27(d)(iii); (ii) any damage to or destruction of any Site or any part thereof by any cause whatsoever, unless directly resulting from the acts or omissions (in the event ALLTEL or its Affiliates has an express obligation relating to such omission) of ALLTEL, its Affiliates, contractors, agents or representatives; (iii) any Taking of any Site; or
     (iv) an occurrence covered by Section 36(w) unless directly resulting from the acts or omissions (in the event ALLTEL or its Affiliates has an express obligation relating to such omission) of ALLTEL, its Affiliates, contractors, agents or representatives. ATC shall also be responsible for the payment of Ground Rent directly to Ground Lessor in accordance with
     Section 5(a), subject to ALLTEL's obligations pursuant to Sections 5(a) and 11(f).

          (b) Each month during the Term, ALLTEL shall pay, or cause its Affiliate to pay, the Site Maintenance Charge in respect of the Reserved Space and, if any, Microwave Reserved Space for each Site which is subject to this Sublease, in advance on or prior to the first day of each calendar month, beginning on the Site Commencement Date for each Site. ALLTEL shall pay, or cause its Affiliate to pay, the Additional ALLTEL Maintenance Charge in respect of any Additional ALLTEL Space which is subject to this Sublease, in advance on or prior to the first day of each calendar month, beginning (A) in the event that neither ATC nor any of its Affiliates perform the installation of the related Additional ALLTEL Equipment, the earlier of: (i) the date on which the installation of the Additional ALLTEL Equipment is completed; or (ii) forty-five (45) days after ATC notifies ALLTEL in writing of its approval of ALLTEL's request for the Additional ALLTEL Space, or (B) in the event that ATC or one of its Affiliates performs the installation of the related Additional ALLTEL Equipment, the earlier of: (i) the date on which the installation of the Additional ALLTEL Equipment is completed; or (ii) in the event that ATC is prepared to commence installation but the Additional ALLTEL Equipment has not yet been delivered to the Site, fifteen (15) days after the date upon which ATC provided ALLTEL with written notice that it was prepared to commence such installation but for the failure to deliver the Additional ALLTEL Equipment.. All amounts due under this Section 11 (other than Rent) for partial months shall be prorated. Notwithstanding the foregoing, if the first calendar day of a month is not a business day, the payment shall be due on the next succeeding business day.

          (c)  The following terms shall have the following definitions:

          "Rent" means, as to any Site, the rental amount paid by ATC for the leasing of the Sites pursuant to this Sublease at the rate of (i) with respect to all Sites (other than Microwave Sites), three hundred thousand dollars ($300,000.00), or (ii) with respect to Microwave Sites, such amount as may be determined by the Parties pursuant to Section 4.6(e) of the Agreement to Sublease and set forth on the Site Designation Supplement
     for the Site.   Rent specifically excludes any amount due or payable to a
     Ground Lessor pursuant to Section 11(f).

          "Site Maintenance Charge" means, subject to increase on each anniversary of the Escalation Date during the Term hereof by the Annual Escalator, the monthly charge payable to ATC with respect to the Reserved Space and, if any, Microwave Reserved Space at such Site by ALLTEL or its Affiliate pursuant to this Sublease shall be an amount equal to $1,200 per month for the ALLTEL Maximum Equipment and Microwave Equipment located within the Reserved Space or Microwave Reserved Space . The Site Maintenance Charge specifically excludes any amount due or payable to a Ground Lessor pursuant to Section 11(f).

          "Annual Escalator" means the lesser of (a) the applicable CPI Change (but never less than 0%), plus 4% or (b) 5%.

          (d) In addition to and not in limitation of the foregoing, any amount not paid by ATC or its Affiliates on or before the due date in respect of the Subleased Property of any Site for Ground Rents shall be subject to a late charge equal to the amount of any interest or fees that would be payable by ALLTEL if ALLTEL were to make a late payment under the applicable Ground Lease, and after the expiration of the applicable cure period in Section 27(d)(i) but subject to ALLTEL's rights under Section 26, ALLTEL shall have a right of setoff with respect to any such charges in addition to any other rights and remedies under this Sublease or at Law.

          (e) In addition to any charge provided in Section 11(d), ALLTEL and ATC, as applicable, shall pay a late charge of 1.5% of any Site Maintenance Charge or other payment due under this Sublease, respectively, per month in the event any such amount is not paid within ten (10) Days after the date the same is due; provided, however, that the late charge shall not be assessed in respect of the first payment of any Site Maintenance Charge or Additional ALLTEL Maintenance Charge due after the Site Commencement Date or the first payment due after an increase in the Site Maintenance Charge or Additional ALLTEL Maintenance Charge. Notwithstanding the foregoing, if ALLTEL fails to pay any portion of the Site Maintenance Charge or other amount due to ATC because ALLTEL, acting in good faith, reduced the amount of such charge or other payment due to a mistaken belief that ALLTEL was entitled to a reimbursement of expenses under Section 26, no late charge shall be assessed with respect thereof.

          (f) Notwithstanding anything to the contrary, ALLTEL shall remain solely and directly responsible for (i) any free or discounted telephone handsets and/or service minutes to be provided to the Ground Lessor to the extent such obligation exists under any Ground Lease as of the Site Commencement Date, (ii) any payments required to be made to a Ground Lessor under a Ground Lease with respect to the payment by ALLTEL of the Site Maintenance Charge or any Additional ALLTEL Maintenance Charge to ATC as a direct result of any form of revenue-sharing or similar payment required to be made under the Ground Lease (as in effect on the Site Commencement
     Date), but in no event to exceed 25% of such charges with respect to a Site, (iii) any payments required to be made to a Ground Lessor under a Ground Lease with respect to the payment of Ground Rent by ATC to ALLTEL as a direct result of any form of revenue-sharing or similar payment required under the Ground Lease (as in effect on the Site Commencement Date) but in no event to exceed twenty-five percent (25%) of such Ground Rent with respect to a Site, and (iv) any payments required to be made to a Ground Lessor under a Ground Lease with respect to the payment of Rent by ATC to ALLTEL as a direct result of any form of revenue-sharing or similar payment required under the Ground Lease (as in effect on the

     Site Commencement Date) but in no event to exceed twenty-five percent (25%) of such Rent, in the aggregate, with respect to a Site. With respect to any payments to the Ground Lessor required to be made by ALLTEL pursuant to this Section 11(f), ATC reserves the right (acting reasonably and in good faith, after advance written notice to ALLTEL and consultation with ALLTEL in order to minimize the liability of both Parties under this Sublease) to make any such payment to the Ground Lessor (but subject to the provisions of the next sentence of this Section 11(f)), following demand by such Ground Lessor (unless the Ground Lessor has requested or the Ground Lease requires such payments to be made without demand) on ALLTEL's behalf and ALLTEL shall reimburse ATC within thirty (30) days following its receipt of an invoice for such reimbursement.

          (g) ATC shall pay, or cause to be paid, all charges associated with common utility usage at a Site. ALLTEL shall be solely responsible for charges associated with utility expenses directly associated with the use and operation of ALLTEL Equipment at each Site. ALLTEL shall reimburse ATC as mutually agreed by the Parties for any utility services utilized by ALLTEL which are not separately metered by ALLTEL. ALLTEL shall be solely responsible for and shall pay all bills for telephone services utilized by it at each Site directly to the relevant telecommunications service provider.

          (h) In the event that a Site is located on real property which is owned by the Bureau of Land Management, the United States Forest Service or other Governmental Authority, ALLTEL shall also pay any and all base fees or assessments invoiced to ALLTEL, ATC or the Ground Lessor under the Ground Lease by such Governmental Authority, as well as any fees or assessments and/or increases in such fees or assessments invoiced by any such Governmental Authority that are solely and directly attributable to or the use, presence or operation of ALLTEL Equipment, Microwave Equipment, or Additional ALLTEL Equipment at the Site.

          (i) ALLTEL shall be solely and directly responsible for all costs and expenses associated with the repair, maintenance, replacement and fueling of any ALLTEL Equipment or Additional ALLTEL Equipment that is a generator, fuel tank, shelter, building or cabinet located at the Site or, in the event such items are owned by or used by any Third Party Tenant, ALLTEL shall be responsible for its pro-rata share (based on all users of the applicable item of ALLTEL Equipment or Additional ALLTEL Equipment) of the foregoing costs and expenses (unless otherwise provided in any Existing Tenant Lease as of the Site Commencement Date or as otherwise agreed to between any Third Party Tenant and ALLTEL).

     SECTION 12. ATC's Maintenance Obligations.

          (a) ATC acknowledges that in respect of each Site, ATC has the obligation, right and responsibility to repair and maintain such Site (other than the ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment and Third Party Tenant Property), including, without limitation, an obligation to monitor each Tower, to maintain the structural integrity of the Tower and the ability of the Tower to hold and support all permitted Communications Equipment mounted on the Tower during the Term of this

     Sublease, in accordance with all applicable Laws, standard industry practices, and Section 16. Subject to the other provisions contained in this Sublease, ATC, at its sole cost and expense, except if such cost or expense arises out of a grossly negligent or intentional act or omission of ALLTEL, its Affiliates, agents or representative, shall maintain and repair each Site such that ALLTEL or its Affiliates and Third Party Tenants may utilize such Site to the extent permitted herein, including, without limitation, each Tower lighting system (to the extent required by applicable Law), any specific maintenance or landscaping requirements imposed by Law (including, without limitation, local ordinances or zoning approvals), and markings and the structural integrity of each Tower. ATC's installation, maintenance and repair of each Site must comply with the provisions of Sections 12 and 16.

          (b) Without limiting ATC's obligations under this Section 12 and the other provisions of this Sublease, the Parties acknowledge that ALLTEL is licensed by the FCC to provide wireless communications services and that the Sites are used to provide those services. Nothing in this Sublease shall be construed to transfer control of any FCC Authorization held by ALLTEL or the ALLTEL Affiliates to ATC or to limit the right of ALLTEL and the ALLTEL Affiliates to take all necessary actions to comply with their obligations as an FCC licensee or with any other legal obligations to which they are or may become subject or to impose upon ATC any such obligation which relates to ALLTEL or the ALLTEL Affiliates position as a licensee of the FCC.

          (c) With respect to any construction, replacements, expansions, additions, maintenance or repair of or to the Land, the Tower(s), any equipment or personal property at the Site (other than ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment or Third Party Tenant Property), and Site Improvements of any Site performed by or on behalf of ATC ("ATC Work"), all ATC Work shall be performed at ATC's sole cost and expense. ATC shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery, and other facilities and services necessary for the proper execution and completion of the ATC Work. ATC shall promptly pay, or cause to be paid, when due all costs and expenses incurred in connection with the ATC Work, including without limitation all fees and Taxes required by Law.

          (d) ATC shall be responsible for the acts and omissions of all of its employees, contractors, subcontractors, engineers, agents, representatives, advisors and all other persons performing any of the ATC Work. ATC shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the ATC Work, and shall take all reasonable protection to prevent damage, injury or loss to the ATC Work, all persons performing ATC Work on the Site, all other persons who may be involved in or affected by the ATC Work, and all materials and equipment to be incorporated in the ATC Work, Tower and Site Improvements of such Site.

          (e) ATC shall cause the ATC Work to be done and completed with industry standard materials and in a good, substantial and workmanlike manner, free from faults and defects, and in compliance in all material respects with all Laws, and shall utilize only industry standard materials and supplies. ATC shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the ATC Work, and ALLTEL shall have no duty or obligation to inspect the ATC Work, but shall have the right to do so, at reasonable times, upon reasonable prior notice, in a reasonable manner and without hindering or delaying any of the ATC Work. ATC shall supervise and direct the ATC Work using commercially reasonable efforts and reasonable care, and shall assign qualified personnel to the ATC Work.

          (f) ATC shall procure and maintain in full force and effect, and shall cause its contractors and subcontractors to procure and maintain in full force and effect, with respect to the ATC Work; (i) full replacement cost "all-risk," "builder's risk" insurance, insuring the ATC Work; and
     (ii) the other types of insurance required to be maintained pursuant to
     Section 22 of this Sublease. Such additional insurance policies shall meet the requirements set forth elsewhere in this Sublease with respect to the insurance policies otherwise required to be obtained and maintained by ATC under this Sublease.

          (g) Title to all alterations owned by ATC or its Affiliates shall vest in ALLTEL immediately upon construction or installation on, or affixation or annexation to, the Site and shall be deemed a part of the Subleased Property.

          (h) Notwithstanding anything to the contrary (including, without limitation, Section 10(a)), in the event that ATC intends to perform any ATC Work on the Tower that will cause any type of physical interruption or electronic interference in ALLTEL's Permitted Use or the operations of the ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment, ATC shall provide no less than 30 days prior written notice to ALLTEL in the event of a modification of the Tower and 60 days in the event of replacement of a Tower; provided, however, that no notice shall be required in the event of an Emergency. ATC agrees that any necessary interruptions shall be conducted so as to produce the least disruption to the ALLTEL's business operations as possible and shall occur during mutually agreeable off-peak hours.

     SECTION 13. ALLTEL's Work on the Site.

          (a) Prior to installing any ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment or making any modifications, enhancements or changes thereto permitted hereunder (other than technical adjustments, routine maintenance or modifications to then-existing equipment) (collectively, the "ALLTEL Work"), the following provisions shall apply:

                 (i) No ALLTEL Work shall be commenced until ALLTEL has obtained all certificates, licenses, permits, authorizations, consents, and approvals necessary for the ALLTEL Work, from all Governmental Authorities having jurisdiction with respect to any Site or the ALLTEL Work in accordance with Section 16.

               (ii) ALLTEL or its applicable Affiliate shall submit its scope of work requirements, plans and specification for any proposed ALLTEL Work to ATC for its approval prior to the commencement of such ALLTEL Work. ALLTEL shall not commence any of the ALLTEL Work until ATC notifies ALLTEL of its written approval thereof. With respect to any installation or modification which (A) will be located at the same location on the Tower and the same center of radiation as the then existing permitted ALLTEL Equipment and does not exceed the windload effect or dimensions of the ALLTEL Maximum Equipment, or, with respect to Microwave Reserved Space and Microwave Equipment, does not exceed the windload effect or dimensions of the Microwave Equipment and is utilized for the microwave backhaul on the identical frequency, or (B) is made pursuant to Section 8 and Exhibit 4, ATC acknowledges and agrees that (X) ATC's approval shall not be unreasonably withheld, conditioned or delayed and (Y) the failure of ATC to notify ALLTEL in writing of its response within ten (10) Days after ALLTEL's delivery to ATC of the complete scope of work and specifications, or the failure to provide reasonable grounds for rejection of any such work shall, in each case, be deemed to constitute ATC's approval of such work. With respect to all other ALLTEL Work (except as provided below), ATC shall use reasonable good faith efforts to respond in writing to such scope of work within ten (10) days after ALLTEL's delivery to ATC of the scope of work. If ATC does not approve any scope of work and specifications, ATC's written response will outline its grounds for rejection together with reasonable details of the changes or conditions that would be acceptable to ATC. The prior approval of ATC shall not be required with respect to any ALLTEL Work involving an installation or modification (aa) in the event of an Emergency or (bb) that involves the replacement of existing ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment with identical items at the same location; provided, however, ALLTEL shall comply with the remaining provisions of this Section 13(a) and (except in the event of an Emergency, in which event ATC shall be provide with prompt written notice thereafter) provide ATC with no less than five business days prior written notice of the date upon which ALLTEL intends to perform such replacement and the parties shall mutually execute an amendment to the associated Site Designation Supplement.

               (iii) ALLTEL shall cause the ALLTEL Work to be done and completed with industry standard materials and in a good, substantial and workmanlike manner, free from faults and defects, and in compliance in all material respects with all Laws, and shall utilize only industry standard materials and supplies.

               (iv) All ALLTEL Work shall be performed at ALLTEL's sole cost and expense, including, without limitation, any structural analysis or modifications that may be reasonably required by ATC to accommodate any such installation or modification by ALLTEL. ALLTEL shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery, and other facilities and services necessary for the proper execution and completion of the ALLTEL Work. ALLTEL shall promptly pay, or caused to be paid, when due all costs and expenses incurred in connection with the ALLTEL Work, including, without limitation, all fees and Taxes required by Law.

               (v) With respect to any structural modifications by ALLTEL hereunder permitted by ATC, ATC reserves the right to simultaneously upgrade the Tower structure in excess of the modification required to accommodate ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment in order to increase the Tower capacity; provided, however, that ATC shall be solely responsible for any and all additional costs and expenses associated with such excess upgrade and ALLTEL Work shall not be delayed by any such upgrade unless approved in writing by ALLTEL, which shall not be unreasonably withheld, conditioned or delayed.

               (vi) ALLTEL shall be responsible for the acts and omissions of all of its employees, contractors, subcontractors, engineers, agents, representatives, advisors and all other persons performing any of the ALLTEL Work. ALLTEL shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the ALLTEL Work, and shall take all reasonable protection to prevent damage, injury or loss to, the ALLTEL Work, all persons performing ALLTEL Work on the Site, all other persons who may be involved in or affected by the ALLTEL Work, and all materials and equipment to be incorporated in the ALLTEL Work of such Site.

               (vii) Upon the completion of ALLTEL's installation, replacement, or modification of ALLTEL Equipment at any Site, but in no event later than 20 business days following such completion, ALLTEL shall provide ATC with (A) as-built drawings of the ALLTEL Equipment, Microwave Equipment and/or Additional ALLTEL Equipment, as applicable, installed at the Site in hard or electronic form, and (B) to the extent applicable to the ALLTEL Work, a site drawing precisely identifying the location of ALLTEL's shelter, cabinets, cable runs, generators, utility lines and other pertinent installations, and (C) the date upon which such installation and/or modification was performed.

               (viii) Prior to any additional installation or any modification of existing ALLTEL Equipment, Microwave Equipment and/or Additional ALLTEL Equipment, as applicable, upon ATC's request if necessary in the reasonable determination of ATC based upon the proposed work and the availability of any recent analysis on such Site, ALLTEL shall perform (or cause to be performed) a shared site interference analysis at its sole cost and expense.

               (ix) ALLTEL shall procure and maintain in full force and effect, and shall cause its contractors and subcontractors to procure and maintain in full force and effect, with respect to the ALLTEL
          Work: (A) full replacement cost "all-risk," "builder's risk" insurance, insuring the ALLTEL Work; and (B) the other types of insurance required to be maintained pursuant to Section 22 of this Sublease. Such additional insurance policies shall meet the requirements set forth elsewhere in this Sublease with respect to the insurance policies otherwise required to be obtained and maintained by ALLTEL under this Sublease.

               (b) ALLTEL or its applicable Affiliate shall submit its scope of work requirements for the installation of any permitted additional ALLTEL Equipment, Microwave Equipment and/or Additional ALLTEL Equipment, as applicable, or any permitted change or relocation hereunder at each Site to ATC either, at ALLTEL's election, (i) at the same time that ALLTEL delivers its request for a proposal for such services to other vendors, or (ii) exclusively to ATC.

                    (1) ATC shall have the right of first offer to perform the required installation or modification services as follows:

                        (x) in the event that ALLTEL delivers its request for
                    proposal exclusively to ATC pursuant to this right of first offer (which fact must be disclosed to ATC within the associated request for proposal by a conspicuous statement that the proposal is only being delivered to ATC pursuant to this right of first offer), ATC shall submit a bid to ALLTEL in accordance with the reasonable time and delivery requirements set forth in such request for proposal (notwithstanding the provisions of Section 36(a) which shall not be applicable to this Section 13(b)), and for a period beginning on the date after the deadline provided in the request for proposal and for five (5) business days thereafter (unless ATC fails to submit a bid within the period of time reasonably required in the associated request for proposal, it being understood that ATC's failure to submit a definitive bid to perform such services shall be deemed an election not to perform the work), ATC and ALLTEL agree to engage in good faith negotiations with respect to the pricing and scope of work, and

                        (y) in the event that ALLTEL delivers its request for
                    proposal to ATC together with its submission to other vendors (or in the event that ALLTEL fails to make the conspicuous disclosure contemplated by Section 13(b)(1)), ATC may submit a bid to ALLTEL in accordance with the reasonable time and delivery requirements set forth in such request for proposal (notwithstanding the provisions of Section 36(a) which shall not be applicable to this Section 13(b)), and for a period beginning on the date after the deadline provided in the request for proposal and for five
                    (5) business days thereafter (unless ATC elects not to perform the installation, which ATC agrees to promptly confirm in writing), ATC and ALLTEL agree to engage in good faith negotiations with respect to the pricing and scope of work.

                    (2) If ALLTEL and ATC have not agreed on the pricing
               following the expiration of the five (5) business day negotiation period (or in the event that ATC elected not to submit a bid pursuant to the immediately preceding clause (1)), ALLTEL shall provide ATC redacted copies (only as to the name, address or other identifying information associated with the company submitting such bid) of bids submitted by three (3) other reputable and experienced contractors to provide such installation or modification services, and ATC shall have the exclusive right to perform such services at the terms and conditions set forth in and at a price equal to the lesser of (A) the amount of the last bid submitted by ATC pursuant to Section 13(b)(1) or (2), if any, or (B) the lowest of the three (3) competing bids (provided, however, that in the event that the lowest bid is more than 10% less than the next lowest bid, the next lowest bid shall be used instead of the lowest competing bid based on the three competing bids submitted by ALLTEL) by notifying ALLTEL within five (5) business days after ATC's receipt of the three (3) competing bids (but after the expiration of the exclusive negotiation period) whether ATC will perform the services, in which event ATC shall commence the services as soon as reasonably practicable or as mutually agreed to by the Parties hereto after the negotiation and execution of an installations services construction agreement between the Parties with respect to such installation.

                    (3) If ATC shall notify ALLTEL that ATC shall not perform
               the services as set forth in this Section 13(b), or if ATC shall fail to notify ALLTEL during the five (5) business day period after ATC's receipt of all of the competing bids, ALLTEL shall have the right to use another contractor of its choice to perform the associated services with respect to such request for proposal. In no event shall this Section 13(b) apply to modifications of existing ALLTEL Equipment, Microwave Equipment, or Additional ALLTEL Equipment where such modifications do not involve the installation of additional or replacement ALLTEL Equipment or Additional ALLTEL Equipment on the Tower and shall specifically exclude (X) any ALLTEL Work not associated with Communications Equipment located on the Tower (for example, installation of shelters and cabinets), and (Y) replacements of individual items resulting from wear and tear or repair (for example, this Section shall not be applicable to the replacement of one damaged cable or one non-working antenna panel but shall apply in the event of a replacement of an ALLTEL panel array with a replacement antenna array).

                    (4) Subject to Section 36(w) and the installation
               construction agreement executed by the Parties with respect to a Site for the performance of services by ATC pursuant to this
               Section 13(b), (A) in the event that the aggregate number of Sites at which ATC materially fails to complete the installation of ALLTEL's equipment to be installed on or before the date specified in the associated installation construction agreement for each Site during any consecutive twelve month period exceeds the greater of (a) twenty five (25) Site or (b) fifteen percent (15%) of the total number of Sites that ATC performed installations services for ALLTEL pursuant to this Section 13(b) during such 12-month period, ATC's exclusive negotiation and right of first refusal under this Section 13(b) shall be suspended for the immediately following consecutive twelve (12) month period but at the expiration of such period ATC's rights hereunder shall resume, and (B) in the event that ATC's rights are suspended twice pursuant to Section 13(b)(4)(A) during any consecutive five (5) year period,

               ALLTEL may terminate ATC's rights under Section 13(b) for the remainder of the Term by providing ATC with written notice of the termination of this Section 13(b) at anytime thereafter. Notwithstanding the foregoing, in the event that this Section 13(b) is suspended or terminated during the Term, ALLTEL shall pay ATC an inspection fee of three thousand five hundred dollars ($3,500) in the event that ALLTEL installs (or utilizes a third party) to install or modify any ALLTEL Equipment or Additional ALLTEL Equipment that would have otherwise been governed by this
               Section 13(b) at any Site.

          SECTION 14. Damage to the Site, Tower or the Improvements.

               (a) If there occurs a casualty which damages or destroys all or a Substantial Portion of any Site, then either party shall have the right to terminate, as hereinafter provided in this Section 14(a), this Sublease (but, in the case of ALLTEL, only to terminate its use of ALLTEL's Reserved Space, Microwave Reserved Space and/or Additional ALLTEL Space) as to such Site without any further liability or obligation of either party by delivering written notice of termination to the other party within 30 days of the occurrence of the casualty. If ALLTEL exercises its termination right and ATC does not exercise its termination right in accordance with this Section 14, ALLTEL's rights to use the Reserved Space, Microwave Reserved Space and/or Additional ALLTEL Space shall terminate as to the affected Site, ALLTEL's obligation to pay the Site Maintenance Charge and/or any Additional ALLTEL Maintenance Charge, as applicable, shall terminate as of the date of such casualty, and ALLTEL's Reserved Space, Microwave Reserved Space and/or Additional ALLTEL Space, as applicable, on such Site shall become Subleased Property. If ATC exercises its termination right in accordance with this Section 14 (without regard to whether or not ALLTEL exercises its termination right), the Term shall be deemed to have expired as to the affected Site on the date of such casualty, as if such date were the Site Expiration Date as to such Site.

               (b) If any Site (including the Tower and Site Improvements thereon) is damaged or destroyed by casualty (whether or not the damage or destruction affects a Substantial Portion of the Site), ATC, at its sole cost and expense, shall (i) promptly and diligently proceed with the adjustment of ATC's insurance Claims in respect thereof, and (ii) thereafter, if the damage or destruction affected less than a Substantial Portion of the Site or if both Parties shave elected not to exercise their termination rights under Section 14(a) and to the extent required by this Section 14, promptly commence, and diligently prosecute to completion, the Restoration of the same within a period of two months after the date of receipt of all Governmental Approvals required to repair or reconstruct the Site, if any (it being understood that ATC shall timely file and diligently pursue any such required Governmental Approvals). The Restoration shall be carried on and completed in accordance with the provisions and conditions of this
          Section 14.

               (c) All Proceeds of ATC's insurance shall be held by ATC for the mutual benefit of ATC and ALLTEL on account of such damage, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses. Any portion of the Proceeds of ATC's insurance (excluding those payable with respect to damage to ALLTEL Equipment) applicable to a particular Site remaining after final payment has been made for work performed on such Site shall be retained by and be the property of ALLTEL. If the cost of Restoration exceeds the Proceeds of ATC's insurance, ATC shall pay the excess cost.

               (d) Without limiting ATC's obligations hereunder in respect of a Site subject to a casualty, in the event ATC is required to cause the Restoration of a Site that has suffered a casualty, ATC shall make available to ALLTEL a portion of the Subleased Property of such Site for the purpose of ALLTEL locating a temporary communications facility, such as a "cell on wheels," and shall give ALLTEL priority over Third Party Tenants at such Site as to the use of such portion; provided, however, that ATC's obligations shall be subject to the following: (i) the placement of such temporary communications facility does not interfere in any material respect with ATC's Restoration and repair of such Improvements; (ii) ALLTEL obtains any permits and approvals, at ALLTEL's cost and expense, required for the location of such temporary communications facility on such Site; and (iii) there is available space on the Site for placing such temporary communications facility. The Site Maintenance Charge and any Additional ALLTEL Maintenance Charge with respect to the affected Site shall be abated during any period that the Site Improvements have not been Restored following a destruction or casualty so long as ALLTEL is unable to conduct its Permitted Use on substantially the same basis and without a material increase in costs from a temporary location at the Site during any period of Restoration.

               (e) The foregoing provisions of this Section 14 apply only to damage of each Site by fire, casualty, or other cause or event occurring after the applicable Site Commencement Date.

               (f) If either Party, any Affiliate of either Party, or its contractors, vendors or agents damage any Site as a result of a grossly negligent or intentional act or omission, or failure to perform its obligations under this Sublease, the responsible Party will, at its sole cost and expense, promptly repair and restore the Subleased Property of such Site to its respective condition prior to such damage.

               (g) If ATC fails to complete the Restoration of the Subleased Property, of any Site required under this Sublease within two months after the receipt of any required Governmental Permits, ALLTEL may terminate this Sublease as to the applicable Site upon giving ATC written notice of its election to terminate within 15 days following the expiration of such time period; provided, however, that if ATC's failure to complete such Restoration within such two-month period is caused by (i) failure to obtain a new permit as long as ATC has timely filed and diligently pursued such permits, or (ii) ATC's inability to have access to the affected Site, such two-month period shall be extended accordingly in order to allow ATC to complete the Restoration.

          SECTION 15. Interference.

          (a) Interference With a Pre-Existing Use. Notwithstanding anything to the contrary in this Agreement but subject to Section 15(f), ALLTEL's use of any Sites and its operation of all ALLTEL Equipment, Microwave Equipment and Additional ALLTEL Equipment, as applicable, thereon (including any subsequent modification or alteration thereto) shall be conducted in a manner that does not interfere electrically with any then preexisting use of any Site by ATC or any Third Party Tenant of the Tower ("Pre-Existing Use"; it being understood that no use by ATC or any Third Party Tenant shall be considered a Pre-Existing Use unless, after commencement of such use by ATC or the Third Party Tenant, ALLTEL shall have installed or modified the ALLTEL Equipment or changed frequencies with respect to the ALLTEL Equipment in question). In the event that any Pre-Existing Use experiences interference caused by ALLTEL or ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment, as applicable, ATC shall notify ALLTEL in writing of such interference and ALLTEL shall power down its equipment and/or cease operations in order to correct and eliminate such interference within 72 hours after ALLTEL's receipt of such notice. If ALLTEL does not cease all interfering operation within such 72-hour period, ATC shall have the right to disconnect ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment, as applicable, until such time as ALLTEL can affect repairs to the interfering ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment, as applicable. ALLTEL may continue to operate its equipment intermittently during off-peak hours for testing purposes only during the 30-day period following the initial notice. If ALLTEL is not able to remedy its interference with a Pre-Existing Use within 30 days after the initial notice, ALLTEL shall cease the operations of the objectionable ALLTEL Equipment and stop providing services from the applicable Reserved Space, Microwave Reserved Space or Additional ALLTEL Space at the Site in its entirety (including the Tower and Site Improvements) until the interference problems are resolved. In no event shall ALLTEL be relieved from its obligation to pay the Site Maintenance Charge or Additional ALLTEL Maintenance Charges during any period that it can not and to the extent that it can not operate the ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment, as applicable, under this Section 15(a). Subsequent to a written request by ATC, in ATC's sole discretion and at ALLTEL's sole cost and expense, each ALLTEL transmitter shall have a circulator and harmonic filter installed between the transmitter output and antenna feedline, but only if such ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment, as applicable, is interfering with a Pre-Existing Use at the Site. Also, ATC may, at its option, require ALLTEL to supply, at ALLTEL's sole cost and expense, additional radio frequency interference (RFI) limiting equipment for installation on the equipment of any user whose equipment is experiencing such interference. In the event that ALLTEL is notified of any interference experienced by a Pre-Existing Use on the Site alleged to be caused by ALLTEL's operations thereon, ALLTEL shall cooperate with ATC and any Third Party Tenant to eliminate such interference.

          (b) Interference by a Subsequent Use. ALLTEL acknowledges and agrees that ATC intends to market to Third Party Tenants space on the same Tower and at the same Sites (including equipment structures and shelters) as are used hereunder by ALLTEL, provided that, subject to Section 15(f), (i) ATC agrees that ATC's and all Third Party Tenants' use of the Tower with respect to equipment that is installed or modified (including, without limitation, a modification of frequency) subsequent to ALLTEL's then-current operation of ALLTEL's Equipment thereon ("Subsequent Use") will not electrically interfere with ALLTEL's then-current operations, and (ii) ATC shall not and shall not permit Third Party Tenants to install or change, alter or improve the frequency, power, or type of Communications Equipment that electrically interferes with ALLTEL's then-current operations or is not authorized by, or violates, any applicable Laws (and ATC shall require any Third Party Tenant who subleases or licenses Available Space on any Tower or Site Improvement to covenant to comply with the foregoing). In the event that ALLTEL experiences interference caused by any Subsequent Use, ALLTEL shall notify ATC in writing of such interference and ATC shall, or shall cause the operator of the interfering Subsequent Use, to power down its equipment and/or cease operations in order to correct and eliminate such interference within 72 hours after ATC's receipt of such notice. If such Third Party Tenant does not cease all interfering operation within such 72-hour period, ATC shall (subject to its rights and obligations under any Third Party Existing Lease) disconnect the Communications Equipment causing such interference until such time as such Third Party Tenant can affect repairs to the interfering Communications Equipment. If such Subsequent Use is unable to operate without causing such interference, or if such interference is not reduced to a level acceptable to ALLTEL, within a period of 30 Days (provided that during such 30-Day period the Subsequent Use may be operated intermittently during off-peak hours for testing purposes only), then ATC shall cause such Third Party Tenant (other than ALLTEL in respect of the Available Space) to cease the operations of the objectionable Communications Equipment until the interference problems are resolved. Except as otherwise provided in Section 15(f), ATC hereby acknowledges that its has an affirmative obligation to ALLTEL to cause any such interfering Subsequent Use to cease any interfering operations in accordance with this Section 15(b). Subsequent to a written request by ALLTEL (but only to the extent that ATC has the right to compel any Third Party Tenant to comply), in ALLTEL's sole discretion and at no cost or expense to ALLTEL, Third Party Tenant transmitters shall have a circulator and harmonic filter installed between the transmitter output and antenna feedline, but only if such equipment is interfering with ALLTEL Equipment, Microwave Equipment and/or Additional ALLTEL Equipment at the Site. In the event that ATC is notified of any interference experienced by ALLTEL alleged to be caused by a Subsequent Use on the Site, ATC shall be obligated to perform (or cause to be performed) whatever actions are commercially reasonable and necessary, at no cost or expense to ALLTEL, to eliminate such interference. The Site Maintenance Charge and any Additional ALLTEL Maintenance Charge with respect to the affected Site shall be abated during any period that, but only to the extent that, ALLTEL is unable to conduct its operations from the Site due to an interference caused by a Subsequent Use in addition to any other rights and remedies available to ALLTEL under this Sublease or at Law.

          (c) Interference With Lighting and Building Systems. In no event shall ALLTEL's use of any Sites or operation of any of the ALLTEL Equipment, Microwave Equipment and Additional ALLTEL Equipment, as applicable, thereon be conducted in a manner that interferes with the lighting system located on any of the Towers or building systems.

          (d) Dispute as to Cause of Interference. Any dispute as to the cause of interference under this Section 15 that can not be resolved by the affected parties shall be submitted to a professional engineer mutually agreed to in good faith by the parties and such engineer's decision as to the cause of such interference shall be final and binding upon the parties. If such interference to a Pre-Existing Use is found to be caused by any installation of ALLTEL Equipment, Microwave Equipment and Additional ALLTEL Equipment, as applicable, or any subsequent modification or alteration thereto or by operation of such ALLTEL Equipment, Microwave Equipment and Additional ALLTEL Equipment, as applicable, by ALLTEL, the fees and charges of the engineer to whom the dispute is referred shall be borne by ALLTEL. If such interference is found not to be caused by such installation of ALLTEL Equipment, Microwave Equipment and Additional ALLTEL Equipment, as applicable, or any subsequent modification, alteration or operations thereof, the fees and charges of the engineer to whom the dispute is referred shall be borne by the responsible party, or, if a Third Party Tenant fails to pay, ATC. Notwithstanding anything in this Section 15 to the contrary, in the event any interference occurs in respect of a Site and the source of such interference is not determinable by the foregoing procedures, it shall be assumed (solely for the purposes of determining whether ALLTEL or ATC is responsible for proceeding under this Section 15) that a Third Party Tenant and not ALLTEL is the cause of such interference, ATC shall be responsible for the performance of its obligations under
     Section 15(b) in respect of such interference, and ALLTEL shall be relieved of any obligations under 15(a) in respect of such interference, unless and until it is determined that ALLTEL is the cause of such interference.

          (e) No Illegal or Unpermitted Use. Notwithstanding anything to the contrary, nothing in Section 15 shall be deemed or interpreted to authorize ALLTEL to illegally transmit on any frequency, to transmit on a channel or frequency not specified in the Site Designation Supplement (subject to ALLTEL's rights under Section 10(d)), to operate at variance from the specifications in its FCC license or the FCC's rules governing ALLTEL's operation of its ALLTEL Equipment, Microwave Equipment and Additional ALLTEL Equipment, as applicable, or to provide any protection to ALLTEL from interference from parties who are not users of the Towers; provided, for the purposes of this Section 10(e), ATC is considered to be a user of the Tower, and, provided further, if ATC is the owner or manager of any other tower or location which is alleged to be the source of any interference of the type addressed by this Section 15(e), ATC shall be obligated to perform (or cause to be performed) whatever actions are commercially reasonable and necessary and that are within ATC's rights and powers with respect to such other tower, location or tenant, at no cost or expense to ALLTEL, to eliminate such interference. In accordance with and subject to Section 10(d), in no event shall ALLTEL operate on any frequency other than those set forth in the applicable Site Designation Supplement, as mutually amended from time to time in accordance with the terms and conditions of this Sublease.

          (f) FCC Part 15 Use. In the event that any of ALLTEL's operations from a Site are governed by Part 15 of the FCC's rules and regulations (47 C.F.R. (S) 15.1, et seq.) as updated, amended and/or superseded by any and all Laws ("Part 15"), ALLTEL's rights pursuant to Section 15 with respect to such use shall only be enforceable with respect to interference which is not governed by Part 15. ALLTEL acknowledges and agrees that ALLTEL has an obligation pursuant to Part 15 and pursuant to this Sublease to cooperate, in good faith, with all other users (including Part 15 users) of the Site and ATC, regardless of the frequency utilized by such other user or whether such users began operations from the Site prior to or subsequent to ALLTEL's then-current use, to eliminate any and all interference caused by or experienced by ALLTEL's use of the frequencies pursuant to Part 15. With respect thereto, ALLTEL acknowledges that ATC anticipates that the Site may be or is licensed to and utilized by multiple users sharing the same frequencies under Part 15. Notwithstanding anything to the contrary in this Sublease or any Site Designation Supplement, ATC makes no representations or warranties with respect to whether or not any other users of the Sites are utilizing frequencies governed by Part 15, including without limitation any frequency which ALLTEL intends to utilize at any Site.

          (g)  Limitations; Clarifications. For the purposes of this Section 15,
     (i) any change, alteration or improvement in the frequency, power, configuration or type of Communications Equipment shall be deemed a "modification"; (ii) each and every use of the defined term "Third Party Tenant" shall exclude ALLTEL and any of its Affiliates and shall exclude any Pre-Existing Tenant to the extent that the provisions of this Section 15 are inconsistent with the terms and conditions of its associated Existing Third Party Lease; and (iii) each and every use of the defined term "Reserved Space" shall include any Additional ALLTEL Space and Microwave Reserved Space.

     SECTION 16. Regulatory Compliance.

          (a) FAA and FCC Rules and Regulations. Subject to the terms and conditions of this Sublease and without limiting the generality of Section 16 (c), the Parties hereby agrees with respect to the following matters governed by the Laws promulgated by the FCC and FAA:

          (i) FCC Form 854 Filings for ATC or Third Party Tenant Work. In the event that any ATC Work at a Site or any installation or modification of any Third Party Tenant Property (but excluding those obligations retained by ALLTEL under Section 16(c)(i)) requires the filing of any FCC Form 854, the Parties shall proceed as follows:

               (A) ATC shall, at its own cost and expense, provide ALLTEL with all necessary and reasonably appropriate information for the preparation of such FCC Form 854;

               (B) ALLTEL shall promptly file such FCC Form 854 with the FCC in ALLTEL's name and concurrently provide ATC with verification of such filing;

               (C) Upon receipt of any antenna structure registration certificate or modification certificate, ALLTEL shall promptly provide a copy of such certificate to ATC;

               (D) Notwithstanding anything to the contrary in this Section 16(a)(i), as between ATC and ALLTEL, ATC shall be responsible to ALLTEL for (x) the completeness (except for information that can only be provided by ALLTEL) and accuracy of the information provided to the FCC with respect to any FCC Form 854 filed by ALLTEL upon ATC's request and (y) the determination under applicable Law as to whether or not any ATC Work or addition or modification to any Third Party Tenant Property (but excluding those obligations retained by ALLTEL under Section 16(c)(i)) requires the filing of any FCC Form 854 with the FCC or any amendment thereto; and

               (E) Notwithstanding anything to the contrary in this Section 16(a)(i), as between ATC and ALLTEL, ALLTEL shall be responsible to ATC for filing any FCC Form 854 requested by ATC (x) in a prompt manner in accordance with the procedures developed by the Parties pursuant to Section 16(c)(xi), (y) consistent with the information provided by ATC to be included therein (unless, in each case under clauses (x) and (y), ALLTEL reasonably objects to the accuracy or completion of such information, in which event, ALLTEL shall promptly notify ATC and the Parties shall work together in a diligent and timely manner to resolve any such dispute prior to the filing of such FCC Form 854), and (z) for the completeness and accuracy of the information required by or provided to the FCC with respect to any FCC Form 854 filed by ALLTEL with respect to information that is solely within ALLTEL's knowledge or possession.

               (F) ATC shall be responsible for all filing fees and expenses imposed by the FCC with respect to any fillings made pursuant to this
          Section 16(a)(i).

          (ii) FCC Form 854 Filings for ALLTEL Work. In the event that any ALLTEL Work at a Site requires the filing of any FCC Form 854, the parties shall proceed as follows:

               (A) ALLTEL shall, at its own cost and expense, prepare and file (in ALLTEL's name) all necessary and reasonably appropriate information for the FCC Form 854;

                (B) ATC agrees to reasonably cooperate with ALLTEL with respect to any information required by ALLTEL in the preparation of such FCC Form 854, at ALLTEL's sole cost and expense;

                (C) Concurrently with ALLTEL's filing of the FCC Form 854, ALLTEL shall provide ATC with verification of such filing;

                (D) Upon receipt of any antenna structure registration certificate or modification certificate, ALLTEL shall promptly provide a copy of such certificate to ATC; and

                (E) Notwithstanding anything to the contrary in this Section 16(a)(ii), as between ATC and ALLTEL, ALLTEL shall be solely responsible for (x) the completeness and accuracy (except for information that can only be provided by ATC) of the information provided to the FCC with respect to any FCC Form 854 filed by ALLTEL in connection with ALLTEL Work and (y) the determination as to whether or not any ALLTEL Work requires the filing of any FCC Form 854 with the FCC.

                (F) Notwithstanding anything to the contrary in this Section 16(a)(ii), as between ATC and ALLTEL, ATC shall be responsible to ALLTEL for the completeness and accuracy of the information provided by ATC with respect to any FCC Form 854 filed by ALLTEL hereunder.

                (G) ALLTEL shall be responsible for all filing fee and expenses imposed by the FCC with respect to any filings made pursuant to this
          Section 16(a)(ii).

          (iii) FCC EMF Rules and Regulations. The Parties hereto acknowledge and agree that as of the Effective Date, only FCC licensees (and not tower operators or owners) are responsible under the rules and regulations of the FCC for compliance with guidelines and procedures for evaluating environmental effects of RF emissions from Communications Equipment on or from the Site, in strict compliance with FCC OET Bulletin 65, entitled Evaluating Compliance with FCC Guidelines for Human Exposure to Radio frequency Electromagnetic Fields, Edition 97-01, released August 1997 ("OET Bulletin 65"), including the completion of radio frequency worksheets showing compliance with the guidelines set forth in OET Bulletin 65 and all existing and future Laws related thereto (collectively, "EMF Rules"). Accordingly, subject to the provisions of this Section 16(a)(iii) (including any change in EMF Rules after the Effective Date), ALLTEL shall be solely responsible for ALLTEL's compliance with the EMF Rules at the Site with respect to its operations as an FCC licensee and/or the operation of its transmission equipment thereon and in the event that any remedial or corrective measures are required as a result of the installation, modification, or operation of the ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment at a Site, ALLTEL shall perform any necessary remedial or corrective measure required to be performed by ALLTEL in accordance with applicable Law, including, without limitation, the rules and regulations of the FCC. Notwithstanding anything to the contrary, in no event shall either Party shall have any obligation, responsibility or liability to the other Party with respect to the failure of any Third Party Tenant to comply with the provisions of the EMF Rules at a Site. ATC acknowledges and agrees that ALLTEL may communicate directly with any Third Party Tenant at a Site with respect to compliance with EMF Rules. Notwithstanding anything to the contrary in this Section 16(a)(iii), in the event that the rules and regulations of the FCC subsequently change so that Tower owners or Tower operators are responsible for the compliance with some or all of the EMF Rules, the Parties hereto agree and acknowledge that ATC shall be responsible to ALLTEL for any responsibility, liability, or obligation thereunder to the extent that the then-current EMF Rules impose such responsibility, liability or obligation on Tower owners or Tower operators (except to the extent that such liability, obligation or responsibility is caused by the acts or omissions of ALLTEL or its Affiliates or the installation, operation, or modification of the ALLTEL Equipment, Microwave Equipment or the Additional ALLTEL Equipment).

          (iv) FAA Rules and Regulations and Other FCC Rules and Regulations. With respect to any obligations under any Laws promulgated by the FCC and FAA other than those specifically set forth in Sections 16(a)(i), 16(a)(ii), 16(a)(iii) and 16(b),

               (A) To the extent that a Tower owner or operator is responsible under any Laws promulgated by the FCC or FAA (including, without limitation, resulting from ATC Work or Third Party Tenant work at a
          Site), ATC shall be responsible to ALLTEL for all certificates, permits, licenses, responses, and other approvals required by or imposed by, or required in order to comply with, such Laws relating to any Site, Towers, Site Improvements, and Subleased Property (but excluding those obligations retained by ALLTEL under Section 16(c)(i)) in accordance with the following:

                    (1) ATC shall, at no cost or expense to ALLTEL, provide (or cause the Third Party Tenant to provide) ALLTEL with all necessary and reasonably appropriate information for the preparation of any such certificates, permits, licenses, responses and other approvals;

                    (2) ALLTEL shall, at ATC's or the applicable Third Party Tenant's cost and expense, provide ATC with all necessary and reasonably appropriate information for the preparation of any such certificates, permits, licenses, responses and other approvals that can not be obtained by ATC or the Third Party Tenant and that are in the possession and knowledge of ALLTEL;

                    (3) ALLTEL shall promptly file any such certificate, permit, license, response or other approval required or reasonably desired by ATC with respect to operations at the Site, and ALLTEL shall concurrently provide ATC with verification of such filing or submission;

                    (4) Upon receipt of any correspondence, response, or approval from the FCC or FAA with respect to any of the foregoing, the ALLTEL shall promptly provide a copy of such correspondence, response, or approval to ATC;

                    (5)  Notwithstanding anything to the contrary in this
               Section 16(a)(iv), as between ATC and ALLTEL, (w) each Party shall be responsible to the other Party for the completeness, accuracy and timely filing or submission of the information that was provided to by such Party and submitted (or to be submitted) to the FCC or FAA, (x) ATC shall be responsible to ALLTEL for the determination as to whether or not any certificate, permit, license, response or other approval is required; (y) each Party has the right to reasonably object to the accuracy or completeness of the information provided by the other Party, in which event, the objecting Party shall promptly notify the other Party and the Parties shall work together in a diligent and timely manner to resolve any such dispute prior to the filing or submission to the FCC or FAA (subject to any FCC or FAA required response timeframes);

                    (6) ATC shall be responsible for all filing fees and expenses imposed by the FCC and FAA with respect to any filings made pursuant to this Section 16(a)(iv)(A).

               (B) To the extent that an FCC licensee or operator of receiving or transmitting equipment is responsible under the FCC or FAA rules and regulations (including, without limitation, FCC Authorizations), ALLTEL shall be solely responsible for all certificates, permits, licenses, responses, and other approvals required by or imposed by and compliance with FCC and FAA regulations relating to the installation, modification, or operation of the ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment, ALLTEL's wireless communication operations from the Site, or ALLTEL's obligations as an FCC licensee) in accordance with the following:


                    (1) ATC shall, at ALLTEL's cost and expense, provide ALLTEL with all necessary and reasonably appropriate information for the preparation of any such certificates, permits, licenses, responses and other approvals that can not be obtained by ALLTEL;

                    (2)  Notwithstanding anything to the contrary in this
               Section 16(a)(iv), as between ATC and ALLTEL, (x) each Party shall be responsible to the other Party for the completeness, accuracy and timely filing or submission of the information that was provided to the other Party to such Party and submitted (or to be submitted) to the FCC or FAA, and (y) ALLTEL shall be solely responsible for the determination as to whether or not any such certificate, permit, license, response or other approval is required.

                    (3) ALLTEL shall be responsible for all filing fees and expenses imposed by the FCC and FAA with respect to any filings made pursuant to this Section 16(a)(iv)(B).

          (v)  FCC Authorizations. Without limiting ATC's obligations under
     Section 12, this Section 16 and the other provisions of this Sublease, the Parties acknowledge that ALLTEL is licensed by the FCC to provide wireless communications services and that the Sites are used to provide those services. Nothing in this Sublease shall be construed to transfer control of any FCC Authorization held by ALLTEL or the ALLTEL Affiliates to ATC or to limit the right of ALLTEL and the ALLTEL Affiliates to take all necessary actions to comply with their obligations as an FCC licensee or with any other legal obligations to which they are or may become subject and shall not impose upon ATC any such obligation which relates to ALLTEL's or the ALLTEL Affiliate's position as a licensee of the FCC.

          (vi) Tower Lighting & Marking Obligations. ALLTEL agrees that, subject to this Section 16(a)(vi), all tower lights, associated cables, wires and lines, any other monitoring boxes or devices used to monitor the Tower lighting system (if any) ("Lighting and Monitoring Equipment") are hereby leased or subleased to ATC with each Tower during the Term of and as part of this Sublease, together with ATC's co-terminus right to continued shared use of any associated back-up power or generator for such Lighting and Monitoring Equipment as described below.

               (A) Maintenance of Tower Equipment and Connections. ATC shall be solely responsible for the repair, maintenance and any required replacement of the Lighting and Monitoring Equipment that is located outside of ALLTEL's locked shelter or compound area and subject to
          Section 16(a)(vi)(B)(Z), ATC shall be solely responsible for the repair, maintenance and any required replacement of the Lighting and Monitoring Control Devices.

               (B) Maintenance of Lighting and Monitoring Control Devices - ALLTEL's Options. With respect to any portion of the Lighting and Monitoring Equipment that are located within ALLTEL's locked shelter, building or compound area ("Lighting and Monitoring Control Devices"), ALLTEL may elect any one or more of the following, in its sole discretion, at any time during the Term with respect to a Site: (A) ALLTEL may relocate and weatherproof the Lighting and Monitoring Control Devices outside of the locked area, at ALLTEL's sole cost and expense, at an outdoor location with unrestricted access to ATC, (B) ALLTEL shall provide ATC with prompt access, in accordance with the procedures developed by the Parties pursuant to Section 16 (c)(xi), upon ATC's request, to ALLTEL's shelters or buildings in the event that ATC desires or is required to perform any maintenance, repair or replacement of any of the Lighting and Monitoring Control Devices, at no cost to ATC, (Y) notwithstanding anything to the contrary in this Sublease, ATC shall have no responsibility or obligation (including, without limitation, any indemnification obligations) to ALLTEL in the event that any Loss and Expense or Action is a direct and sole result of ALLTEL's failure to provide timely access to ATC under this Section16(a)(vi) (in accordance with the procedures developed by the Parties pursuant to Section 16(c)(xi)), and (Z) ALLTEL agrees that upon ATC's request, ALLTEL shall perform any specifically requested repair, replacement or maintenance of the Lighting and Monitoring Devices as reasonably requested by ATC, from time to time, at ATC's sole and reasonable cost and expense (payable within 30 days after ATC's receipt of an invoice, together with verifiable documentation with respect to such costs and expenses) or (C) ALLTEL may provide ATC with a key or lockcode for unrestricted access to all of the Internal Lighting and Monitoring Control Devices (it being understood that ATC shall only access such locked shelters, building or compound area to perform its obligations under this Section 16(a)(vi) and not for any other purpose), in which event ATC shall be solely responsible for the repair, maintenance and any required replacement of any of such Lighting and Monitoring Control Devices.

               (C) Maintenance of Lighting and Monitoring Control Devices - ATC's Options. Notwithstanding anything to the contrary in this
          Section 16(a)(vi), ATC shall have the right, at its cost and expense and in its sole discretion, to do any one or more of the following at any time during the Term with respect to a Site: (W) ATC may, at its sole cost and expense, install and maintain its own Lighting and Monitoring Control Devices, in which case, ATC shall no longer be responsible for any obligations to ALLTEL with respect to the Lighting and Monitoring Control Devices located within the ALLTEL shelter or building, and ATC's sublease interest in the Lighting and Monitoring Control Devices shall automatically terminate and ALLTEL shall have no further obligation to

          ATC with pursuant to Section 16(a)(vi)(B) or (E), (X) ATC may request in writing, and ALLTEL shall cooperate with ATC to allow ATC, at its sole cost and expense, to obtain a data feed from all existing Lighting and Monitoring Control Devices, in which case, ALLTEL shall no longer be responsible for any obligations to ATC pursuant to
          Section 16(a)(vi)(E), (Y) ATC may request in writing, and ALLTEL shall permit ATC access to the contact point box so that ATC may install ,at its sole cost and expense, its own direct links to the Lighting and Monitoring Control Devices in which case, ALLTEL shall no longer be responsible for any obligations to ATC pursuant to Section 16(a)(vi)(E) and ATC shall be responsible for providing its own dedicated telephone lines and any wiring, at ATC's sole cost and expense, installed by ATC, or (Z) ATC may relocate and weatherproof the Lighting and Monitoring Control Devices outside of the locked area, at ATC's sole cost and expense, at location selected by ATC.

               (D) Maintenance of Back-Up Power. ALLTEL shall be solely responsible for the repair, maintenance and any replacement of any back-up power or generator servicing the Lighting and Monitoring Equipment; provided, that ATC agrees to reimburse ALLTEL for its pro-rata share of use of such generator (including associated fuel) within 30 days after receipt of any invoice together with associated verifiable receipts. Notwithstanding anything to the contrary, ALLTEL shall not be required to provide ATC with access to back-up power or generator in the event that ALLTEL does not or ceases use of a generator at any Site.

               (E) NOCC Notification. Without in any way affecting ATC's obligations relating to lighting, ALLTEL agrees to monitor the lighting system serving the Towers or the Site Improvements during the Term and to notify ATC promptly of any failure in accordance with the procedures developed by the Parties pursuant to Section 16(c)(xi) at the following telephone number: 800-830-3365 , it being understood that ALLTEL shall perform such monitoring solely as an accommodation to ATC and without incurring any obligation or liability therefor other than responsibility for (A) ALLTEL's NOCC promptly contacting ATC's NOCC as set forth in this Section 16(a)(vi)(E) and in accordance with the procedures developed by the Parties pursuant to Section 16(c)(xi) in the event of any tower lighting failure or alarm problem, and (ii) any other express ALLTEL obligation under this Section 16(a)(vi).

               (F) Utilities Charges Associated with the Lighting and Monitoring Equipment. In the event that the power utilities servicing the Lighting and Monitoring Equipment are not separately metered from ALLTEL's utilities at a Site, ATC shall pay ALLTEL a fixed fee of forty dollars ($40.00) per month (as increased each year by the CPI Change) or each such Site to compensate ALLTEL for the usage of such power for the Lighting and Monitoring Equipment operation.

               (G) Tower Marking Obligations. From and after the applicable Site Commencement date, ATC shall be solely responsible for the maintenance of any required Tower marking (including, without limitation, repainting) in accordance with the Laws promulgated by of the FCC and FAA.

               (H) Responsibility for Tower Lighting Compliance. For each Site where such lighting systems are required to be installed by Law, ATC agrees to monitor and maintain the lighting system serving such Site in accordance with this Section 16(a)(vi) and will notify the appropriate FAA service office and any other applicable Governmental Authority of any lighting failure (or alarm of such failure) upon discovering such failure within the time period required by Law. In addition, ATC agrees, as soon as practicable, to repair the failed lighting on an Emergency basis and to notify ALLTEL and, if required by Law, the applicable Governmental Authorities upon successful completion of the repair or other resolution. Notwithstanding anything to the contrary contained in Section 27, ATC shall use its reasonable best efforts to successfully schedule such repair and repair the failed lighting within the foregoing time periods. Notwithstanding anything to the contrary contained herein, ATC shall indemnify, defend and hold each ALLTEL Indemnitee harmless from and against any and all Loss and Expense paid, suffered, incurred or sustained by any ALLTEL Indemnitee by reason of, arising out of, or in connection with any failed lighting whether or not ATC shall have complied with the provisions of this Section 16(a)(vi) unless such Loss and Expense arise out of or by reason of ALLTEL's Indemnitee's negligence or intentional misconduct. In addition to and not in limitation of Sections 27, if ATC defaults under this Section 16(a)(vi), ALLTEL, in addition to its other remedies pursuant to this Sublease, at Law, or in equity, may elect to take appropriate action to repair or replace lights and invoice ATC for ALLTEL's associated reasonable expenses following written notice of no less than two (2) days to ATC. In addition, ALLTEL may terminate this Sublease as to such Site within fifteen (15) days of the occurrence of such default in the event that such default is not cured within the aforementioned cure period, or such longer period of time as may be reasonably required to complete such cure.

    (b) Environmental Compliance.

    (i) ATC shall, at its own expense, provide ALLTEL all necessary and available information concerning hazardous chemicals stored or used at each Site by Third Party Tenants, to permit ALLTEL to complete a Tier I inventory report pursuant to the Emergency Planning and Community Right to Know Programs (42 USC
(S)11022).

ATC shall provide such hazardous chemical information to ALLTEL on or before January 31 of each year for each Site for which a Tier I inventory report is required.

           (ii) ALLTEL shall, at its own expense (including, without limitation, filing fees), be responsible for the preparation and filing of any Tier II report pursuant to the Emergency Planning and Community Right to Know Programs (42 USC (S)11022) with respect to any Site at which ALLTEL is the only Person storing or using hazardous chemicals at the Site, other than Pre-Existing Tenants whose storage and use of hazardous chemicals has not changed since the Site Commencement Date with respect to such Site (the "ALLTEL Tier II Sites"; any Site other than an ALLTEL Tier II Site is referred to as an "ATC Tier II Site"). With respect to all ALLTEL Tier II Sites, the Parties agrees to the following procedures:

               (A) No later than January 31 of each year, ATC shall confirm, at ATC's own expense, in writing to ALLTEL that no ALLTEL Tier II Site has become an ATC Tier II Site during the prior year due to any Third Party Tenant (including any Pre-Existing Tenant) storing or using, or changing levels of storage or use of, hazardous chemicals on the Site.

               (B) ALLTEL shall provide ATC a copy of any Tier II report with respect to any ALLTEL Tier II Site concurrently with the filing of such report with the applicable Governmental Authority.

               (C) Upon request to either ALLTEL or ATC by the state or local emergency planning commission or the local fire department, ATC shall, at its own expense, provide to ALLTEL all necessary and available information concerning hazardous chemicals stored or used at specific an ALLTEL Tier II Site by Third Party Tenants to permit ALLTEL to complete a Tier II inventory report.

           (iii) ATC shall be responsible for the preparation and filing of any Tier II report with respect to any ATC Tier II Site pursuant to the following procedures:

                 (A) ATC shall be responsible for the determination as to whether or not any Tier II report is required with respect to any ATC Tier II Site.

                 (B) No later than January 31 of each year, ALLTEL shall, at its own expense, provide to ATC all necessary and available information concerning hazardous chemicals stored or used at specific Sites by ALLTEL to permit ATC to complete a Tier II inventory report.

                 (C) ATC will be responsible for collecting, at its own cost and expense, all necessary and available information concerning hazardous chemicals stored or used at specific Sites by Third Party Tenants to permit ATC to complete a Tier II inventory report.

                 (D) ATC shall provide ALLTEL a copy of any Tier II report with respect to any ATC Tier II Site concurrently with the filing of such report with the applicable Governmental Authority.

                 (E) ALLTEL agrees to reimburse ATC for the filing fees incurred with respect to any Tier II Report for an ATC Tier II Site for its pro rata portion of such fees based on the total number of Persons storing or using hazardous chemicals at the Site.

                 (F) Upon request to either ALLTEL or ATC by the state or local emergency planning commission or the local fire department, ALLTEL shall, at its own expense, provide to ATC all necessary and available information concerning hazardous chemicals stored or used at an ATC Tier II Site by ALLTEL to permit ATC to complete a Tier II inventory report.

           (iv) ALLTEL shall be responsible for obtaining hazardous chemical inventory information for all Reserved Space, Microwave Reserved Space, or Additional ALLTEL Space, and ATC shall be responsible for obtaining hazardous chemical inventory information for all Subleased Space (other than with respect to a Pre-Existing Tenants under Pre-Existing Tenant Leases that do not give ATC the right to obtain such information).

           (v) The Parties agrees as follows with respect to oil storage facilities or tanks installed or operated on a Site during the Term of this
Sublease:

                 (A) With respect to any Site at which only oil storage facilities or tanks of ALLTEL or Pre-Existing Tenants are present as of the Site Commencement Date (the "ALLTEL SPCC Sites"; any Site other than an ALLTEL SPCC Site is referred to as an "ATC SPCC Site"), ALLTEL shall, at its own costs and expense, be responsible for maintaining any SPCC (Spill) Plans for any such ALLTEL SPCC Site on or after the Site Commencement Date and performing any annual inspections with respect thereto. Upon request by ALLTEL, ATC shall confirm in writing to ALLTEL that no Site previously designated as an ALLTEL SPCC Site has become an ATC SPCC Site due to any Third Party Tenant (including any Pre-Existing Tenant) expanding, installing or operating an oil storage facility or tank after the Site Commencement Date.

                 (B) ATC shall be responsible for maintaining any SPCC (Spill) Plans for any ATC SPCC Site on or after the Site Commencement Date and performing any annual inspections with respect thereto. ATC shall be responsible for the determination as to whether or not any modifications are required with respect to any SPCC (Spill) Plan and whether or not any new SPCC (Spill) Plans need to be adopted with respect to any ATC SPCC Site after the applicable Site Commencement Date. In making such determination, ATC shall be able to rely solely upon the accuracy and completeness of any information provided by ALLTEL or by any Pre-Existing Tenant (to the extent any Pre-Existing Tenant

           Lease does not give ATC the right to obtain such information) relating to oil storage facilities or tanks installed or operated at such Sites by those Persons, and ATC shall be responsible for the collection of information from any other Third Party Tenants on such Site.

                 (C) Based upon the determination made pursuant to clause (B) of this Section 16(b)(v), ATC shall notify ALLTEL after the applicable Site Commencement Date when oil storage capacity of any individual aboveground tank installed by any Third Party Tenant exceeds 660 gallons or when the total storage capacity installed at any Site by Third Party Tenants exceeds: (1) 42,000 gallons of underground oil storage capacity or (2) 1,320 gallons of aboveground oil storage capacity.

                 (D) ALLTEL shall, at its own expense, provide all necessary and available information to ATC relating to oil storage facilities or tanks installed and operated by ALLTEL on any Site. Such information shall include tank owner, tank manufacturer, materials of construction, tank location on the Site and storage capacity.

                 (E) ALLTEL agrees to reimburse ATC for its reasonable out-of-pocket costs incurred under this Section 16(b)(v) for ALLTEL's pro rata portion of such expenses based on the total storage capacity maintained by all Persons at the Site.

                 (F) In no event shall ATC be responsible for preparing or filing petroleum storage tank registrations for tanks owned or operated by ALLTEL or any Third Party Tenants. In no event shall ALLTEL be responsible for preparing or filing petroleum storage tank registrations for tanks owned or operated by any Third Party Tenants.

           (c)  General Compliance Obligations.

                 (i) Except as otherwise expressly provided in this Sublease,
           (X) subject to clause (Y), ATC shall be solely responsible for compliance with all Laws at each Site and with respect to ATC's business, Laws associated with any obligation expressly assumed or reserved by ATC hereunder and the acts and omissions of ATC or its Affiliates and their agents, invitees, contractors or representatives (other than ALLTEL and its Affiliates), and (Y) subject to clause
           (X), ALLTEL shall be solely responsible for compliance with all Laws (including FCC Authorizations) with respect to its operation and use of the ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment, Laws associated with any obligation expressly reserved to ALLTEL hereunder and the acts or omission of ALLTEL or its Affiliates and their agents, invitees, contractors or representatives (other than ATC or its Affiliates).

                 (ii) In the event that any Party is required to reimburse the other Party under this Section 16, the Parties hereto agree that such reimbursement shall be limited to reasonable out-of-pocket costs and expenses (excluding any attorney fees or costs) plus an administrative charge of five percent (5%) of such costs and expenses; provided, however, that neither Party shall be entitled to any reimbursement under this Section 16(c)(ii) in the event that such Party retains any third party to perform any associated services that such Party or the other Party could have performed in-house . The provisions of this Section 16(c)(ii) shall not apply to any costs or expenses incurred by (x) a Party pursuant to Section 26 or (y) ALLTEL pursuant to Section 16(a)(vi)(H).

                 (iii) Subject to the other provisions contained in this Sublease or the Agreement to Sublease, ATC's duties as to each Site include, without limitation, maintenance of required records and notification to Governmental Authorities (excluding records and notifications required to be kept or provided solely by FCC licensees or antenna equipment operators or with respect to any Communications Equipment and not by a Tower owner or operator), of any failure on ATC's or other responsible Person's (other than ALLTEL or any of its Affiliates) part and repairs and correction of same. ATC assumes all responsibilities, as to each Site, for any fines, levies, and/or other penalties imposed on any ALLTEL Indemnitee as a result of non-compliance by ATC with its obligations in this Section 16 ATC shall cause Third Party Tenants (except to the extent ATC has no right to cause such action under any associated Existing Tenant Lease) to maintain and repair all Communications Equipment on each Site; provided, however, that nothing in this Sublease shall require ATC to maintain the ALLTEL Equipment, Microwave Equipment and Additional ALLTEL Equipment, as applicable. ATC, at its own cost and expense, shall also make (or cause to be made) all ATC Improvements to the Sites (other than the Reserved Space, Microwave Reserved Space, or Additional ALLTEL Space) as may be required from time to time to meet the requirements of applicable Laws (regardless of the Person upon whom such requirements, by their terms, are normally imposed so long as such requirements are applicable only to obligations as a tower owner and not an operator of wireless equipment).

                 (iv) Notwithstanding anything to the contrary in this Sublease, each Party shall be afforded access to all of the other Party's records, books, correspondence, instructions, blueprints, permit files, memoranda and similar data (including, without limitation any data stored or collected by a third party on behalf of ATC or ALLTEL, as applicable, or any of their Affiliates) relating to the compliance of the Site (including the Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, Towers and Site Improvements) with all applicable Laws, except privileged documents or where disclosure is prohibited by Law or Contractual Obligation. Such information shall be open for inspection and copying upon reasonable notice by the requesting party, at its cost, by its authorized representatives at reasonable hours at the applicable principal regional or area offices and shall be retained by each Party for a period of three (3) years after the expiration of this Sublease, or any extension thereof.

                 (v) Notwithstanding anything to the contrary in this Section 16, ATC shall cooperate with ALLTEL in ALLTEL's efforts to obtain any permits or other approvals that may be necessary for ALLTEL's permitted use of or operation from the Reserved Space, Microwave Reserved Space, or any Additional ALLTEL Space; provided, however that, notwithstanding the foregoing, (i) ATC shall not be required to expend any funds or undertake any liability or obligation in connection with the Reserved Space (or any expansions thereof or use of Additional ALLTEL Space) or ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment, as applicable, or ALLTEL's business, unless ATC has expressly agreed to expend such funds or undertake such obligation under this Sublease and (ii) with respect to zoning-related permits, authorizations, or similar rights, in no event may ALLTEL, its Affiliates, representatives, or agents encourage, suggest, participate in or permit the imposition of any restrictions whatsoever on ATC's Permitted Use or other current or future use or ability to sublease space at the Site as part of or in exchange for obtaining any such approval or permit. Notwithstanding anything to the contrary in this Section 16, ALLTEL shall cooperate with ATC in ATC's efforts to provide required information and to comply in all material respects with all Laws required or imposed by Governmental Authorities, including, without limitation, the FCC and FAA, applicable to each Site; provided, however that notwithstanding the foregoing, (i) ALLTEL shall not be required to expend any funds or undertake any liability or obligation in connection with the Subleased Property or any Communications Equipment or business of any Person other than ALLTEL or its Affiliates, unless ALLTEL has expressly agreed to expend such funds or undertake such obligation under this Sublease, , and (ii) with respect to such zoning-related permits, authorizations, or similar rights, in no event may ATC, its Affiliates, representatives, or agents encourage, suggest, participate in or permit the imposition of any restrictions whatsoever on ALLTEL's current use of Reserved Space, Microwave Reserved Space or any then-current Additional ALLTEL Space at the Site as part of or in exchange for obtaining any such approval or permit.

                 (vi) ATC agrees with respect to ATC Work and work by a Third Party Tenant, and ALLTEL agrees with respect to ALLTEL Work, that no such work shall be commenced until such Person has obtained all certificates, licenses, permits, authorizations, consents, and approvals necessary for such work from all Governmental Authorities having jurisdiction with respect to the applicable Site or the applicable work.

                 (vii) Nothing in this Sublease or this Section 16 shall require ATC or ALLTEL to provide any information that such Party is prohibited from disclosing by Law or by any Contractual Obligation existing as of the Effective Date.

                 (viii) In the event that any written filing, report, or response in hard copy form is required to be made with a Governmental Authority under Section 16(a), ATC agrees that it shall be responsible for the preparation and completion of the

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

           written filing, report, or response in the form required by the applicable Governmental Authority, except to the extent that certain information required for such filing, report, or response can not be obtained by ATC and is in ALLTEL's possession or knowledge. With respect to any filing, report or response required to be made with a Governmental Authority under Section 16(a) for which a governmental form is not available, ATC and ALLTEL agree to mutually develop a standard form for the provision of such information to the other Party, including, without limitation a summary of the event that triggered the requirement of any filing or response.

                 (ix) In the event that either Party becomes aware of any incorrect information provided to or contained in any report, filing, certificate, permit, or correspondence with a Governmental Authority or any violation of any Laws at a Site with respect to matters covered by this Section 16, such Party shall promptly notify the other Party in writing of such error, discrepancy or violation, and the Party responsible hereunder or the Party who provided the incorrect information, as applicable, shall be responsible for the correction of such error or discrepancy.

                  (x) ATC and ALLTEL agree to mutually develop written procedures and guidelines with respect to the coordination of the compliance, monitoring and maintenance obligations of each Party under this Section 16 (including Sections 16(a)(i), (ii), (iv), and
           (vi), and 16(b)), as such procedures and guidelines may be mutually amended by the Parties from time to time.

SECTION 17. No Liens.

           (a) Neither ATC nor ALLTEL shall create or permit any Lien against any Site, or any part thereof, other than Permitted Liens. If any Lien (other than a Permitted Lien) is filed against all or any part of any Site, ATC or ALLTEL, respectively, shall cause the same to be discharged by payment, satisfaction or posting of bond within 30 days after receiving knowledge of such Lien. If such party fails to cause any Lien (other than a Permitted Lien) to be discharged within the permitted time, the other party hereto may cause it to be discharged and may pay the amount of such Lien in order to do so. If the other party makes any such payment, all amounts paid shall be payable by the Party hereto causing such Lien upon demand.

           (b) Either party may, at its sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of the other party hereto, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal therefrom; provided, however, that, if any Site, the Subleased Property or Reserved Space, Microwave Reserved Space or Additional ALLTEL Space of any Site or any part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien shall be complied with forthwith

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or ATC or ALLTEL (as applicable) shall deposit with the other party hereto a sum of money reasonably required as security to protect the Subleased Property, Reserved Space, Microwave Reserved Space, or Additional ALLTEL Space of such
Site from any such loss or forfeiture. Each Party, at the sole cost and expense of the contesting party, shall cooperate fully with the other Party hereto in any such contest.

           (c) Any Permitted Subleasehold Mortgage and all rights acquired by any Permitted Subleasehold Mortgagee shall be subject to each and every term, covenant, condition, agreement, requirement, restriction and provision set forth in this Sublease and subject to all rights, title and interest of ALLTEL and its Affiliates.

           (d) ALLTEL shall execute, in favor of a utility for the benefit of ATC or any proposed Third Party Tenant, any necessary easement or right of way for utilities for any Site promptly following any request by ATC, provided such easement or right of way does not have a significant adverse effect on ALLTEL's or its Affiliate's then-current use of the Reserved Space, Microwave Reserved Space or Additional ALLTEL Space of such Site, including, without limitation, the operation of the ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment thereon.

           (e) Promptly upon ATC's receipt of copies of recorded documents evidencing the recordation of any ATC Permitted Subleasehold Mortgage and bearing the recording information therefor, ATC shall deliver to ALLTEL a copy of such recorded documents.

SECTION 18. Condemnation.

           (a) If there occurs a Taking of all or a Substantial Portion of any Site, other than a Taking for temporary use and duration, then either Party shall have the right to terminate this Sublease as to such Site without any further liability or obligation by written notice to the other Party within 30 days of the occurrence of such Taking. If ALLTEL exercises its termination right and ATC does not exercise its termination right in accordance with this Section 18, ALLTEL's rights to use the Reserved Space shall terminate as to the affected Site, ALLTEL's obligation to pay the Site Maintenance Charge and any Additional ALLTEL Maintenance Charge shall terminate as of the date of such Taking, and ALLTEL's Reserved Space on such Site shall become Subleased Property. If ATC exercises its termination right in accordance with this Section 18 (without regard to whether or not ALLTEL exercises its termination right), the Term shall be deemed to have expired as to the affected Site on the effective date of such termination, as if such date were the Site Expiration Date as to such Site. The Award for any such Taking shall be paid to ATC.

           (b) If there occurs a Taking of less than a Substantial Portion of any Site, then this Sublease and all duties and obligations of ATC under this Sublease in respect of such Site shall remain unmodified, unaffected and in full force and effect. ATC shall promptly proceed to effect the Restoration of the remaining portion of the Subleased Property of such Site (to the extent feasible) to a condition at least as good as the condition thereof prior to the Taking. ATC shall be entitled to apply the Award received by ATC to the

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reconstruction, Restoration and repair of any Subleased Property of any Site from time to time as such work progresses. If the cost of the repair work exceeds the Award recovered by ATC, ATC shall pay the excess cost. If the Award exceeds the cost of the repair work, the excess shall be paid to ATC.

           (c) If there occurs a Taking of any Subleased Property of any Site or any portion thereof, for temporary use, then this Sublease shall remain in full force and effect as to such Site for the remainder of the then current term; provided, however, that during such time as ATC shall be out of possession of such Subleased Property by reason of such Taking, the failure to keep, observe, perform, satisfy, and comply with those terms and conditions of this Sublease compliance with which are effectively impractical or impossible as a result of ATC's being out of possession of such Subleased Property shall not be an event of default hereunder. The Award for any such temporary Taking payable for any period prior to the Site Expiration Date shall be paid to ATC and, for any period thereafter, to ALLTEL. In the event that a Taking occurs with respect to less than a Substantial Portion of any Site that prevents ALLTEL from conducting the ALLTEL Permitted Use, ALLTEL's obligations to pay the Site Maintenance Charge and any Additional ALLTEL Maintenance Charge shall automatically be suspended with respect to such Site until such use can be recommenced to the extent of such prevented use.

SECTION 19. Indemnity.

           (a) ALLTEL shall indemnify, defend and hold each ATC Indemnitee harmless from and against any and all Loss and Expense paid, suffered, incurred or sustained by any ATC Indemnitee on or after the applicable Site Commencement Date by reason of, arising out of, or in connection with (i) any default, breach, performance or nonperformance of ALLTEL's obligations and covenants under this Sublease (including, without limitation, ALLTEL's obligations pursuant to Section 5 with respect to obligations under Ground Leases for which ALLTEL remains expressly liable pursuant to the provisions of this Sublease);
(ii) ALLTEL's use, operation, maintenance or occupancy of ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment, Microwave Reserved Space, Additional ALLTEL Space or the Reserved Space, to the extent ATC is not responsible therefor under the terms of this Sublease, (iii) ALLTEL's failure to comply with any applicable Laws or with the directives of FCC and FAA as to ALLTEL Equipment, Microwave Equipment, Additional ALLTEL Equipment, Microwave Reserved Space, Additional ALLTEL Space, Reserved Space, or ALLTEL's wireless communications operations from the Site, except to the extent ATC has expressly agreed to comply with any such Laws or directives pursuant to this Sublease;
(iv) any acts or omissions or the negligence or intentional actions or omissions of any of ALLTEL's agents, employees, engineers, contractors, subcontractors, licensees or invitees or except to the extent such failure is due to the material inaccuracy of information provided by ATC or its Affiliates pursuant to
Section 16; (v) any other provision of this Sublease which provides that ALLTEL shall indemnify, defend and hold harmless ATC or any Affiliate thereof in respect of the matters contained in such provision; and (vi) any Claims brought against ATC or an ATC Indemnitee arising out of or resulting from any of the foregoing; provided, however, that notwithstanding the

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

foregoing or anything else in this Sublease to the contrary, ALLTEL shall not be required to indemnify, defend or hold harmless ATC or any ATC Indemnitee with respect to any Taxes payable hereunder by ATC or its Affiliates.

           (b) ATC shall indemnify, defend and hold each ALLTEL Indemnitee harmless from and against any and all Loss and Expense paid, suffered, incurred or sustained by any ALLTEL Indemnitee on or after the applicable Site Commencement Date by reason of, arising out of, or in connection with (i) any default, breach, performance or nonperformance of ATC's obligations and covenants under this Sublease (including, without limitation, ATC's obligations pursuant to Section 5 and with respect to Ground Leases and Subleased Property);
(ii) ATC's or any Third Party Tenant's use, operation, maintenance or occupancy of Subleased Property, to the extent ALLTEL is not responsible therefor under the terms of this Sublease, subject to clause (C) below, (iii) ATC's failure to comply with any applicable Laws or, as a Tower owner or operator, with the directives of FCC and FAA as to Sites that ATC is required to comply with pursuant to this Sublease or under applicable Laws, except to the extent ALLTEL has expressly agreed to comply with any such Laws or directives pursuant to this Sublease; (iv) any acts or omissions or the negligence or intentional actions or omissions of any of ATC's or any Third Party Tenant's agents, employees, engineers, contractors, subcontractors, licensees or invitees, except to the extent such failure is due to the material inaccuracy of information provided by ALLTEL or its Affiliates pursuant to Section 16; (v) any other provision of this Sublease which provides that ATC shall indemnify, defend and hold harmless ALLTEL or any Affiliate thereof in respect of the matters contained in such provision; and (vi) any Claims brought against ALLTEL or an ALLTEL Indemnitee arising out of or resulting from any of the foregoing; provided, however, that notwithstanding the foregoing or anything else in this Sublease to the contrary, ATC shall not be required to indemnify, defend or hold harmless ALLTEL or any ALLTEL Indemnitee with respect to (A) any Pre-Existing Condition, (B) any Taxes due and payable hereunder by ALLTEL or its Affiliates, or (C) with respect to clause (ii) of this Section 19(b), for any matters for which ATC is expressly not liable or responsible pursuant to Sections 16 or 21 of this Sublease or for which ATC has no right to compel compliance by a Third Party Tenant under the terms and conditions of an Existing Tenant Lease.

           (c) NOTWITHSTANDING THE PROVISIONS OF SECTION 19 OR ANY OTHER PROVISION TO THE CONTRARY, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO RECOVER AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL (INCLUDING BUT NOT LIMITED TO LOST PROFITS), PUNITIVE, EXEMPLARY AND SIMILAR DAMAGES AND THE MULTIPLIED PORTION OF DAMAGES, HOWEVER ARISING, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

           (d) If any lawsuit or enforcement action (a "Third Party Action") is filed against a Party hereto entitled to the benefit of indemnity under this Sublease (including, without limitation, Section 21), written notice thereof (the "Third Party Action Notice") shall be

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

given by the claimant to the indemnifying party as promptly as practicable, provided that no failure to give such notice shall relieve the indemnifying party of any liability hereunder (except to the extent the indemnifying party has suffered actual prejudice because of such failure). After receipt of such notice, the indemnifying party shall have ten days to notify the indemnified party (i) whether or not the indemnifying party disputes its liability to with respect to the claim or demand and (ii) whether or not the indemnifying party elects to do each of the following: (A) to take control of the defense and investigation of such Third Party Action, (B) to employ and engage attorneys of its choice to handle and defend the same, at the indemnifying party's cost, risk and expense, provided that the indemnified party may retain counsel (at the indemnified party's expense) to monitor the defense and investigation, and (C) to compromise or settle such Third Party Action, which compromise or settlement shall be made only with the written consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed) unless such compromise or settlement involves only the payment of money damages and does not impose the specific performance or other obligation upon the indemnified party, in which case no such consent shall be required. In no event shall a Third Party Action be compromised or settled without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

           (e) The provisions of this Section 19 shall survive the expiration or earlier termination of this Sublease with respect to any events occurring on or before expiration or termination whether or not Claims relating thereto are asserted before or after expiration or termination.

SECTION 20. Subordination and Attornment.

           (a) This Sublease and all rights of ATC therein, and all interest or estate of ATC in the Subleased Property of each Site, or any portion thereof, shall be subordinate to any and all Mortgages, which at any time during the Term, may be placed upon the Subleased Property, or any portion thereof, by ALLTEL or any of its Affiliates, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage; provided, however, that the subordination and attornment contained herein shall not be effective unless the existing or any future Mortgagee thereunder shall execute and deliver an NDA in favor of ATC, providing that (i) such Mortgagee will at all times fully recognize ATC's rights under this Sublease, and in the event of a foreclosure under any such Mortgage, so long as no event of default shall have occurred and be subsisting hereunder, and so long as ATC shall attorn to the purchaser upon such foreclosure, and so long as ATC continues, in all material respects, to fully and completely keep, observe, satisfy, perform and comply with all agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Sublease, such Mortgagee shall not disturb ATC's possession of the Subleased Property; and (ii) that upon Mortgagee acquiring title to the Subleased Property, ATC shall attorn directly to such Mortgagee. ATC shall agree to such other terms and conditions in the NDA as may be reasonably required by such Mortgagee, provided that

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

such terms and conditions do not affect ATC's rights, nor increase or alter any of ATC's obligations, under this Sublease.

           (b) Subject to the provision of Section 20(a), ATC shall execute in a timely manner instruments that may be required to evidence this subordination clause, in respect of the Subleased Property of each Site.

           (c) Upon ATC's request, ALLTEL shall enter into an agreement reasonably acceptable to ALLTEL to provide leasehold mortgagee protections which are then typically required by institutional leasehold mortgagees in connection with leasehold mortgage financing, including, without limitation, the right of a leasehold mortgagee to receive notice of and the opportunity to exercise the cure rights of ATC under this Sublease.

SECTION 21. Environmental Covenants.

           (a) [Reserved].

           (b) [Reserved]

           (c) Subject to Section 21(d), ATC covenants and agrees that as to each Site (i) ATC shall not conduct or allow to be conducted upon any Site any business operations or activities, or employ or use a Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided that ATC shall have the right to bring, use and keep and allow any Third Party Tenant to bring and keep on the Subleased Property of each Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Site;
(ii) ATC shall carry on its business and operations at each Site in compliance with, and will remain in compliance with, all applicable Environmental Laws and shall require all Third Party Tenants to do the same; (iii) ATC shall not create or permit to be created any Lien against any Site for any cost of any response, removal or remedial action or clean-up of Hazardous Materials Released by any Person on or after the Site Commencement Date other than ALLTEL, its Affiliates or the Ground Lessor with respect to any Leased Site; (iv) ATC shall promptly conduct and complete, or have conducted and completed, all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials released by any Person on or after the Site Commencement Date (other than ALLTEL, its Affiliates or the Ground Lessor or any of their respective officers, directors, employees, agents, engineers, contractors, subcontractors, licensees, or invitees) with respect to any Leased Site on, from or affecting each Site in accordance with all applicable Environmental Laws; and (v) ATC shall promptly notify ALLTEL in writing if ATC receives any notice, letter, citation, order, warning, complaint, claim or demand on or after the applicable Site Commencement Date that: (A) ATC, any Third Party Tenant or any other Person (including ALLTEL and its Affiliates) has violated, or is about to violate, any Environmental Law relating to a Site,
(B) there has been a Release or there is a threat of

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     Release, of Hazardous Materials at or from the applicable Site, (C) ATC, any Third Party Tenant or any other Person (including ALLTEL and its Affiliates) may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials at or from a Site, or (D) a Site is subject to a Lien in favor of any Governmental Authority for any liability, cost or damages under any Environmental Law.

          (d) Subject to Section 21(c), ALLTEL covenants and agrees that as to each Site: (i) ALLTEL shall not conduct or allow to be conducted upon any Site any business operations or activities, or employ or use the Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided that ALLTEL shall have the right to bring, use and keep on the Reserved Space of any Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Reserved Space of any Site; (ii) ALLTEL shall carry on its business and operations on the Site in compliance with, and will remain in compliance with, all applicable Environmental Laws; (iii) ALLTEL shall not create or permit to be created any Lien against any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials Released by ALLTEL or its Affiliates, agents, vendors, or contractors (other than ATC or its Affiliates); (iv) ALLTEL shall promptly conduct and complete, or have conducted and completed, all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials Released by ALLTEL or its Affiliates, agents, vendors, or contractors (other than ATC or its Affiliates) on, from or affecting the Site in accordance with all applicable Environmental Laws;
     (v) ALLTEL shall promptly notify ATC in writing if ALLTEL receives any notice, letter, citation, order, warning, complaint, claim or demand on or after the applicable Site Commencement Date that (A) any Person has violated any Environmental Law relating to a Site, (B) there has been a Release or there is a threat of Release of Hazardous Materials at or from the Site, (C) any Person may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials at or from a Site, or (D) any Site is subject to a Lien in favor of any Governmental Authority for any liability, cost or damages under any Environmental Law.

          (e) Unless resulting or arising from (i) the acts or omissions of ALLTEL, its Affiliates, or any of their respective officers, directors, employees, agents, engineers, contractors, subcontractors, licensees, or invitees (other than ATC or its Affiliates or any of their respective officers, directors, employees, agents, engineers, contractors, subcontractors, licensees, or invitees) or (ii) any Pre-Existing Condition, ATC (but subject to the provisions of 21(f)) shall indemnify, defend and hold each ALLTEL Indemnitee harmless from and against any and all Loss and Expense paid, suffered, incurred or sustained by any ALLTEL Indemnitee by reason of, arising out of, or in connection with the following: (A) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from the Site of any Hazardous Materials caused by ATC or any Third Party (including a Third Party Tenant) or their respective Affiliates, officers, directors, employees, agents, engineers,

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

     contractors, subcontractors, licensees or invitees after the Site Commencement Date and, if ATC fails to exercise the purchase option pursuant to Section 31 with respect to any Site, prior to the applicable Site Expiration Date for such Site; (B) the violation of any Environmental Laws by ATC relating to or affecting the Site after the Site Commencement Date and, if ATC fails to exercise the purchase option pursuant to Section 31 with respect to any Site, prior to the applicable Site Expiration Date for such Site; (C) a Release of any Hazardous Materials or the violation of any of the Environmental Laws caused by ATC or any third party (including a Third Party Tenant but excluding the Ground Lessor or any of its respective officers, directors, employees, agents, engineers, contractors, subcontractors, licensees, or invitees) or their respective Affiliates, officers, directors, employees, agents, engineers, contractors, subcontractors, licensees or invitees after the Site Commencement Date and, if ATC fails to exercise the purchase option pursuant to Section 31 with respect to any Site, prior to the applicable Site Expiration Date for such Site in connection with any other property owned, operated or used by or on behalf of ATC, which violation or Release gives or may give rise to any rights whatsoever in any Party with respect to the Site by virtue of any of the Environmental Laws; (D) the violation or breach of, or the failure of ATC to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 21; or (E) any Claims brought against ALLTEL or an ALLTEL Indemnitee or the Site arising out of or resulting from any of the foregoing.

          (f) Unless resulting or arising from the acts or omissions of ATC, its Affiliates or any of their respective officers, directors, employees, agents, engineers, contractors, subcontractors, licensees, or invitees (other than ALLTEL or its Affiliates or any of their respective officers, directors, employees, agents, engineers, contractors, subcontractors, licensees, or invitees), ALLTEL (but subject to the provisions of Section 21(e)) shall indemnify, defend and hold each ATC Indemnitee harmless from and against any and all Loss and Expense paid, suffered, incurred or sustained by any ATC Indemnitee by reason of, arising out of, or in connection with the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from any Site of any Hazardous Materials caused by ALLTEL or its Affiliates, officer, director, employee, agent, engineer, contractor, subcontractor, licensee, or invitee with respect to any Site; (ii) the violation of any Environmental Laws by ALLTEL or its Affiliates, officer, director, employee, agent, engineer, contractor, subcontractor, licensee or invitee relating to or affecting the Site; (iii) a Release of any Hazardous Materials or the violation of any of the Environmental Laws caused by ALLTEL, its Affiliates or any of their respective officers, directors, employees, agents, engineers, contractors, subcontractors, licensees, or invitees for such Site in connection with any other property owned, operated or used by or on behalf of ALLTEL, any of its Affiliates or any of their respective officers, directors, employees, agents, engineers, contractors, subcontractors, licensees, or invitees, which violation or Release gives or may give rise to any rights whatsoever in any Party with respect to any Site by virtue of any of the Environmental Laws; (iv) the violation or breach of, or the failure of ALLTEL to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant,

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

     condition, requirement, provision or restriction of this Section 21; or (v) any Claims brought against ATC or an ATC Indemnitee or the Reserved Space arising out of or resulting from any of the foregoing.

          (g) Notwithstanding anything to the contrary, for the purposes of this Section 21 only, each and every reference to the defined term (i) "Third Party Tenant" shall be deemed to exclude ALLTEL or any of its Affiliates that are Third Party Tenants under this Sublease, and (ii) "Reserved Space" shall include any Additional ALLTEL Space and Microwave Reserved Space under this Sublease.

          (h) The provisions of this Section 21 shall survive the applicable Site Expiration Date or earlier termination of this Sublease.

          (i) Notwithstanding anything to the contrary, ATC and any existing or proposed Third Party Tenant reserves the right during the Term to perform (or cause the performance of) any environmental assessment or study at any of the Sites so long as ATC provides ALLTEL with a copy of such assessment or study in ATC's possession within thirty (30) days following ATC's receipt of such assessment or study.

          (j) Notwithstanding anything to the contrary contained herein, ATC shall not be liable for, nor shall ATC be obligated to indemnify, defend or hold harmless ALLTEL or ALLTEL Affiliates for any Pre-Existing Condition.


     SECTION 22. Insurance.

          (a) ATC and ALLTEL shall both maintain in full force during the term of this Sublease and any individual Site Designation Supplement insurance policies (on an occurrence and not claims-made basis) in the following amounts and designations:

                    (i) Property insurance for no less than the full replacement cost of the Subleased Property, with respect to ATC (it being understood that ATC has no obligation to insure any ALLTEL Equipment, Microwave Equipment or Additional ALLTEL Equipment);

                    (ii) commercial general public liability insurance insuring against all liability of such Party's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use or occupancy of the Subleased Space or Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, as applicable, of the Sites, if any, in an amount of not less than $1,000,000 for bodily injury or property damage as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate;

                    (iii) automobile liability policy in an amount of not less than $1,000,000 for bodily injury or property damage as a result of one occurrence;

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                    (iv)  Workers' Compensation and Employers' Liability
          Insurance as prescribed by applicable law, including insurance covering liability under the Longshoremen's and Harbor Workers' Act and the Jones Act, if applicable;

                    (v) Comprehensive General Liability Insurance (Bodily Injury and Property Damage but excluding pollution coverage), the limits of liability of which shall not be less than $1,000,000 per occurrence; and

                    (vi)  An umbrella policy of not less than $10,000,000.

          The above insurance shall provide that the other party will receive not less than 30 days' written notice prior to any cancellation of, or material change in coverage and shall contain a waiver of subrogation against the other party and, except with respect to the insurance required by Section 22(a)(iv) above, shall name the other party as additional insured, and contain a standard cross-liability endorsement. In the event that any particular Site is subject to a Ground Lease, each party hereto agrees that the underlying landowner or lessor shall be named as an additional insured with respect to the affected Site (except with respect to the coverage described above in Section 22(a)(i)). The above insurance will provide that if any policies are obtained by ALLTEL and ATC from the same insurance provider, the underlying insurance contracts will not limit the aggregate amount of coverage of the combined policies to anything less than the aggregate amounts of coverage that would have been provided by separate policies.

          (b) Each Party shall cause any of its contractors or others performing work at any Site, to keep in full force and effect during the term of any ALLTEL Work or ATC Work, respectively, a comprehensive general liability insurance policy, including blanket contractual and completed operations coverage, with limits of liability of at least $1,000,000 with respect to bodily injury, including death, arising from any one occurrence, and $1,000,000 with respect to damage to property arising from any one occurrence and an umbrella of no less than $10,000,000. Said insurance policy shall be endorsed to include ATC and ALLTEL as an additional insured and joint loss payee and shall provide that at least 30 days' prior written notice of any cancellation or material change in such insurance policy. Upon either party's request, each shall furnish to the other a certificate of insurance from the contractor and/or subcontractor confirming that the insurance coverage as specified herein is in full force and effect.

          (c) Notwithstanding the foregoing insurance requirements, (i) the insolvency, bankruptcy, or failure of any insurance company carrying insurance, or failure of any such insurance company to pay claims accruing, shall not be held to waive any of the provisions of this Sublease or relieve either Party hereto from any obligations under this Sublease, and
     (ii) each Party hereto reserves the right, from time to time, to increase the required liability limits described above in Section 22(a) in accordance with then-current customary insurance requirements in the tower industry nationally.

          (d) Nothing in this Section 22 shall prevent ALLTEL or ATC from obtaining insurance of the kind and in the amount provided for under this
     Section 22 or to satisfy

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     the above coverage limits under a blanket insurance policy or policies
     (evidence thereof reasonably satisfactory to the other Party shall be delivered to the other Party by the insuring Party) which may cover other properties owned or operated by the insuring Party as well as the Reserved Space, Microwave Reserved Space, Additional ALLTEL Space, Subleased Property or the Available Space; provided, however, that any such policy of blanket insurance shall provide that such policies of blanket insurance shall, as respects the Subleased Property, Reserved Space, Microwave Reserved Space, or Additional ALLTEL Space, as applicable, of each Site, contain the various provisions required of such an insurance policy by the foregoing provisions of this Section 22.

          (e) All policy amounts set forth in this Section 22 shall be reset every five years during the Term to increase by an amount not less than the CPI Change over the five-year period, except to the extent the Parties otherwise agree.

          (f) As to the Subleased Property, Reserved Space, Microwave Reserved Space, and Additional ALLTEL Space of each Site, all policies of insurance shall be written on companies rated A:VII by AM Best or a comparable rating and licensed in the State where such Site is located. Certificates evidencing insurance shall be in a form reasonably acceptable to the recipient Party, shall be delivered to such Party upon commencement of the Term and prior to expiration of such policy, new certificates evidencing such insurance, shall be delivered to such Party not less than 20 days prior to the expiration of the then current policy term. The Parties agree that all policies of insurance required by this Section 22 may contain such loss retention provisions or deductibles as is reasonable in light of financial conditions of the Parties. ATC agrees that ALLTEL may self insure with respect to all or a portion of the risks required to be insured against by ALLTEL under this Section 22. If ALLTEL elects to be covered by and participate in its self insurance and risk management programs, it shall notify ATC of such election. From time to time, upon reasonable request by ATC in the event ALLTEL is self-insured under this provision, ALLTEL shall furnish to ATC the information concerning its risk management and self-insurance policies and programs in effect at the time of such request.

     Section 23.   Assignment and Subletting.

          (a) Without the prior written consent of ATC or ALLTEL Inc., respectively, which consent shall not be unreasonably withheld, conditioned or delayed, no Party nor any ALLTEL Guarantor to this Sublease may assign this Sublease or any of its rights or interests hereunder in whole or in part; provided, however, that each Party hereto may assign its rights or interests hereunder in whole or in part without such consent but upon 30 days' prior written notice, to (i) a successor corporation or entity by way of merger, consolidation or other reorganization, (ii) any Affiliate Assignee of the assignor, (iii) any Person acquiring all or substantially all of the assignor's assets or stock, (iv) any Person acquiring and continuing all of the assignor's business operations (wireless communications business in the case of ALLTEL or any ALLTEL Guarantor and tower business in the case of ATC) conducted at or from all of the Sites within any given Rural Service Area, Metropolitan Statistical Area, Market Trading Area, or Basic Trading Area

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     (as such terms are defined by the FCC as of the Effective Date), (v)
     Permitted Subleasehold Mortgagee, or (vi) with respect to ALLTEL and subject to Section 23(b), that portion of ALLTEL's rights hereunder that are directly associated with one or more ALLTEL's paging businesses to any Person who acquires all or substantially all of ALLTEL's FCC licenses used for such related paging services within any geographic area covered by such licenses; provided further, however, that (A) ATC may freely sublease Available Space and the Subleased Property to Third Party Tenants, (B) any assignee hereunder must agree in writing to assume all of the assignor's obligations hereunder with respect to the associated Site, (C) in no event may ALLTEL sublease all or any part of its rights hereunder or permit any form of shared use without the prior written consent of ATC, which ATC may withhold in its sole discretion, (D) notwithstanding anything to the contrary, in no event shall ALLTEL transfer or assign, in whole or in part, any of its interests in any Ground Lease (other than a transfer to an Affiliate Assignee of ALLTEL Inc. under clause (ii)) except in connection with a transfer or assignment of all of ALLTEL's FCC cellular licenses related to any Site in accordance with this Section 23(a) and Section 23(b), and (E) in no event shall ATC transfer or assign in part its rights with respect to installations under Section 13(b), it being understood that any transfer of such installation rights pursuant to this Section 23 must be made in whole and not in part to any assignee as to any particular Site.

          (b) Wherever under or in connection with this Sublease, ATC, ALLTEL or their respective Affiliates assign their right, title or interest, in whole or in part, in or to this Sublease or any Site as permitted under
     Section 23(a), the assigning party nor ATC Parent or the ALLTEL Guarantors shall not be released from its liability and obligations under this Sublease in respect of the right, title or interest so assigned and under the applicable Ground Lease. At or prior to any partial assignment of this Sublease as permitted in Section 23(a) with respect to an entire Site, the nonassigning party and such assignee shall have entered into one or more agreements, including, without limitation, a sublease and site designation supplements (collectively, the "New Sublease Documents"), that afford both parties hereto and/or the assignee relative rights (including, without limitation, provisions relating to the right to act for the other party), vis-a-vis ATC's or ALLTEL's or one of their Affiliate's rights and obligations under the New Sublease Documents no less favorable than those afforded by the Sublease and the Site Designation Supplements with respect to the rights and obligation of each party hereunder, and are otherwise in form and substance reasonably satisfactory to ALLTEL and ATC; provided, however, that if such assignment is pursuant to Section 23(a)(vi) with respect to ALLTEL's paging business, (i) the assignee and ATC shall have entered into one or more agreements that afford both Parties hereto and/or the assignee economic rights no less favorable than those afforded by the Sublease and the Site Designation Supplements with respect to the rights and obligation of each Party hereunder with respect to the portion of the Reserved Space, Microwave Space and/or Additional ALLTEL Space to be assigned, (ii) ALLTEL's right to occupy and use such portion of the assigned Microwave Reserved Space, Microwave Reserved Space and/or the Additional ALLTEL Space of such Site shall be terminated effective upon the date of

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     such assignment and shall thereafter be part of the Subleased Property, and
     (iii) the assignee shall be thereafter deemed a Third Party Tenant hereunder.

     Section 24. Estoppel Certificate. Either Party, from time to time upon 10 days' prior written request by the other Party, shall execute, acknowledge and deliver to the requesting Party, or to a person designated by such requesting Party, a certificate stating that this Sublease is unmodified and in full effect (or, if there have been modifications, that this Sublease is in full effect as modified, and setting forth such modifications) and the dates to which Rent, Site Maintenance Charge, Additional ALLTEL Maintenance Charge and other sums payable under this Sublease have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. The requesting Party, at such Party's cost and expense, shall cause such certificate to be prepared for execution by the requested Party. Any such certificate may be relied upon by any prospective Permitted Subleasehold Mortgagee or permitted assign of the Subleased Property of each Site.

     Section 25. Holding Over. If ATC remains in possession of the Subleased Property of any Site after expiration or termination of the then current Term as to such Site without any express written agreement by ALLTEL, then ATC shall be and become a tenant at sufferance, and there shall be no renewal or extension of this Sublease by operation of law.

     Section 26. A Party's Right To Act for the Other Party; ALLTEL Set-Off Right. In addition to and not in limitation of any other remedy any party may have under this Sublease, upon the occurrence of any failure, breach or default by a Party of any agreement, term or provision of this Sublease (including, without limitation, Sections 3, 5, 8, 11, 12, 14, 15, 16, 18 and 27 and Exhibit
4) (and without regard to any cure periods set forth with respect to any such occurrence in Sections 27(a) and (d), as applicable), the other Party shall have the right (but not the obligation) to cure such failure, breach or default as contemplated by this Section 26 upon compliance with the following advance notice provisions: (i) no advance shall be required in the event of an Emergency; (ii) if the breach or failure relates to a circumstance that could constitute an event of default under Sections 27(a) or (d), as applicable, the other Party may take such intended action upon delivery of at least fifteen (15) Days prior written notice to the breaching party, and (iii) if the breach or failure relates to a circumstance that would not constitute an event of default under Sections 27(a) or (d), as applicable (for example, in the event the circumstance does not constitute a default due to materially limitations), the other party may take such intended action upon delivery of at least forty-five
(45) Days prior written notice to the breaching party. Any action taken by a Party pursuant to this Section 26 shall not waive or release the breaching Party from any duty, obligation or liability under this Sublease. The actions which ALLTEL or ATC, respectively, may take shall include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Towers and Site Improvements on each Site or the Reserved Space, Microwave Reserved Space and Additional ALLTEL Space (including full access for such purpose), the payment of insurance premiums which the breaching party is required to pay under this Sublease, the payment of Ground Rents which ATC is required to pay under the Ground Leases, the payment of Taxes which the breaching party is required to pay under this Sublease, or the execution on the other Party's behalf of an amendment or exercise of right under the Ground Lease. The nonbreaching Party may pay all reasonable costs and

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expenses incurred in exercising its rights hereunder, including, without limitation, reasonable in-house labor, attorneys' fees and expenses, penalties, reinstatement fees, late charges, and interest and shall be reimbursed for an amount equal to 100% of the total amount of the costs and expenses incurred by the nonbreaching Party in accordance with this Section 26. Such reimbursement shall be due and payable upon demand and bear interest at the rate of the lesser of (i) 18% per annum or (ii) the maximum rate permitted by Law, from the date of demand until paid by the breaching Party. The nonbreaching Party shall have the right to set off against any Site Maintenance Charges due under Section 11 (in the case of ALLTEL as the nonbreaching Party) or any other amounts due and owing by the nonbreaching party to the other Party or its Affiliates.

     Section 27.   Defaults and Remedies.

          (a) The following events shall constitute events of default by ALLTEL:

                    (i) If ALLTEL or an ALLTEL Affiliate fails to timely make any payment or perform any material obligations pursuant to the applicable Ground Lease for a Site that ALLTEL or an ALLTEL Affiliate is expressly required to make or perform pursuant to the terms of this Sublease and shall not cure such failure by the earlier of (A) the expiration of any applicable cure period under the Ground Lease, or
          (B) 30 days after ATC or the Ground Lessor gives ALLTEL written notice thereof; provided, however, that notwithstanding the foregoing, so long as ALLTEL is reasonably contesting any payment (or amount thereof) or obligation under the Ground Lease in good faith, no such failure to cure shall be deemed a default as between ALLTEL and ATC until the expiration of 10 days after the earlier to occur of (1) ALLTEL's written agreement that an amount is due or payable or (2) it is finally determined by a court of competent jurisdiction that such amount was due and payable, or

                    (ii) If ALLTEL fails to timely pay the Site Maintenance Charge as provided in Section 11, or otherwise fails to make timely payment of any amount due hereunder, and such failure continues for 15 days after the date the ATC notifies ALLTEL in writing of such failure that such payment was due and payable, provided, however, that notwithstanding the foregoing, so long as ALLTEL is reasonably contesting such payment (or amount thereof) in good faith, no such failure to pay shall be deemed a default until the expiration of 10 days after the earlier to occur of (A) ALLTEL's written agreement that an amount is due or payable or (B) it is finally determined by a court of competent jurisdiction that such amount was due and payable, or

                    (iii) if ALLTEL shall materially violate or breach, or shall materially fail to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Sublease with respect to any Site (which violations, breaches or failures may be different for each Site), and shall not cure such violation, breach or failure within 30 days after ATC gives ALLTEL written notice thereof, or, if such failure shall

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          be incapable of cure within 30 days, if ALLTEL shall not commence to cure such failure within 15 days after ATC gives ALLTEL written notice thereof and continuously prosecute the performance of the same with due diligence as soon as reasonably practical under the circumstance (it being understood that this Section is subject to the other party's performance rights under Section 26); or

                    (iv) if ALLTEL or ALLTEL Inc. becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or makes an assignment for the benefit of creditors; or if any action is brought by ALLTEL seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if ALLTEL commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by ALLTEL for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by ALLTEL seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against ALLTEL seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by ALLTEL or is not dismissed or stayed within 90 days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against ALLTEL and (A) an order for relief is entered in such proceeding, or (B) such proceeding is consented to or acquiesced in by ALLTEL or is not dismissed or stayed within 90 days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against ALLTEL for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by ALLTEL or is not dismissed or stayed within 90 days after the date upon which it was instituted; or if any action or petition is otherwise brought against ALLTEL seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by ALLTEL or is not dismissed or stayed within 90 days after the date upon which it was brought.

          (b)  Upon the occurrence of any event of default by ALLTEL under
     Section 27(a), ATC may, in its sole discretion, either (i) terminate this Sublease with respect to the affected Site(s) by giving ALLTEL written notice of termination, and this Sublease shall be terminated with respect to such Site(s) at the time designated by ATC in its notice of termination to ALLTEL whereupon ALLTEL shall be obligated to refund to ATC all Rent for the rental periods occurring after the effective date of such termination (computed in a straight line basis until the end of the term of the Sublease, which for the purpose of a Ground Lease is hereby deemed to be the expiration of the Ground Lease as in effect on the date of such termination), or (ii) terminate ALLTEL's right to use the Reserved Space, Microwave Reserved Space and Additional ALLTEL Space as to such Site and ALLTEL's reservation thereof hereunder by giving ALLTEL written notice of

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     termination, and, upon such termination, the Reserved Space, Microwave
     Reserved Space and/or Additional ALLTEL Space shall become Subleased Property and ALLTEL shall be obligated to comply with the provisions of
     Section 4(d) as if such termination were a Withdrawal thereunder, effective as of the time designated by ATC in its notice of termination to ALLTEL.

          (c) Subject to Section 19(c), ATC's remedy stated in Section 27(b) above shall not preclude pursuit of any other remedy or remedies provided in this Sublease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination, including, without limitation, (i) specific performance or other equitable remedies; (ii) money damages arising out of such default; (iii) the right to perform, on behalf of ALLTEL or its Affiliate, such breaching party's obligations under the terms of this Sublease pursuant to Section 26, in which event ATC shall have the right to set off against any amount that it is required to pay ALLTEL or any of its Affiliates.

          (d)  The following events shall constitute events of default by ATC:

                    (i)   If ATC fails to timely pay Ground Rent as provided in
          Section 5(a), fails to perform any material obligation pursuant to the applicable Ground Lease for a Site for which ATC or an ATC Affiliate is expressly required to perform pursuant to the terms of this Sublease, or otherwise fails to make timely payment of any amount due hereunder by the earlier of (A) the expiration of any applicable cure period under the Ground Lease, or (B) 15 days after the date ALLTEL or the Ground Lessor notifies ATC in writing of such failure that such payment was due and payable, provided, however, that notwithstanding the foregoing, so long as ATC is reasonably contesting such payment (or amount thereof) or obligation in good faith, no such failure to pay shall be deemed a default as between ALLTEL and ATC until the expiration of 10 days after the earlier to occur of (1) ATC's written agreement that an amount is due or payable or (2) it is finally determined by a court of competent jurisdiction that such amount was due and payable, or

                    (ii) If ATC shall materially violate or breach, or shall materially fail to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Sublease with respect to any Site (which violations, breaches or failures may be different for each Site), and shall not cure such violation, breach or failure within 30 days after ALLTEL gives ATC written notice thereof, or, if such failure shall be incapable of cure within 30 days, if ATC shall not commence to cure such failure within 15 days after ALLTEL gives ATC written notice thereof and continuously prosecute the performance of the same with due diligence to completion as soon as reasonably practical under the circumstance (it being understood that this Section is subject to the other party's performance rights under
          Section 26); or

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                    (iii) If ATC or ATC Parent becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or any Site or makes an assignment for the benefit of creditors; or if any action is brought by ATC seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if ATC commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by ATC for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by ATC seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against ATC seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by ATC or is not dismissed or stayed within 90 days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against ATC and (A) an order for relief is entered in such proceeding, or (B) such proceeding is consented to or acquiesced in by ATC or is not dismissed or stayed within 90 days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against ATC for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by ATC or is not dismissed or stayed within 90 days after the date upon which it was instituted; or if any action or petition is otherwise brought against ATC seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by ATC or is not dismissed or stayed within 90 days after the date upon which it was brought.

                    (iv) the material breach by ATC of any representation or warranties under this Sublease unless ATC shall cure such breach within 30 days after ALLTEL gives ATC written notice thereof, or, if such breach shall be capable of cure but not within 30 days, if ATC shall not commence to cure such breach within 15 days after ALLTEL gives ATC written notice thereof and continuously prosecute the performance of the same with due diligence to as soon as reasonably practical under the circumstances.

          (e) Upon the occurrence of any event of default by ATC under Section 27(d) in respect of any Site that is not cured in accordance with Section 27(d), ALLTEL may terminate this Sublease as to the applicable Site by giving ATC written notice of termination, and this Sublease shall be terminated as to such Site, at the time designated by ALLTEL in its notice of termination to ATC, unless otherwise provided herein. In the event of any termination of this Sublease by ALLTEL in accordance with this Section 27(e), ATC, for itself and on behalf of any of its Affiliates, hereby (X) acknowledges and agrees that ATC and its Affiliates shall have no right of abatement, reduction, setoff, counterclaim, rescission, refund, defense or deduction or any other rights or claims at Law or in equity with respect to the Rent with respect to the applicable Site, (Y) agrees

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     that ATC and its Affiliates shall have no further rights or claims under this Sublease or at Law or equity with respect to any Site that has been terminated, including, without limitation, any right to purchase such Site pursuant to this Agreement or under any right or Claim at Law or in equity, and (Z) irrevocably waives any rights or claims at Law or in equity with respect to the matters set forth in the foregoing clauses (X) and (Y), including, without limitation, any claims of unjust enrichment, quantum meruit, or equitable estoppel.

          (f) Subject to Section 19(c), ALLTEL may pursue any other remedy or remedies provided in this Sublease, including without limitation Section 27(e), or any remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination, including, without limitation, (i) specific performance or other equitable remedies;
     (ii) money damages arising out of such default; (iii) ALLTEL may exercise the Withdrawal Right as to any Site immediately and without further act, pursuant to Section; or (iv) ALLTEL may perform, on behalf of ATC, ATC's obligations under the terms of this Sublease pursuant to Section 26, in which event ALLTEL shall have the right to set off all reimbursable expenses against the Site Maintenance Charges or Additional ALLTEL Maintenance Charges.

          (g) A Party's pursuit of any one or more of the remedies provided in this Sublease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any amounts payable under this Sublease as to the applicable Site by such Party or waiver of any relief or damages or other sums accruing to such Party by reason of the other Party's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Sublease.

          (h) Either Party's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by either Party of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of either Party to pursue or exercise any of its powers, rights or remedies or to insist upon strict and exact compliance by the other Party with any agreement, term, covenant, condition, requirement, provision or restriction of this Sublease, and no custom or practice at variance with the terms of this Sublease, shall constitute a waiver by either Party of the right to demand strict and exact compliance with the terms and conditions of this Sublease.

     Section 28. Quiet Enjoyment. ATC shall, subject to the terms and conditions of this Sublease, peaceably and quietly hold and enjoy the Subleased Property of each Site during the Term without hindrance or interruption from the ALLTEL Companies or anyone claiming by, through or under the ALLTEL Companies, so long as, with respect to a Site, ATC fully and completely keeps, observes, performs, satisfies and compiles with all of the material agreements, terms, covenants and conditions, requirements, provisions and restrictions of this Sublease to be

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kept, observed, performed, satisfied and complied with by ATC and pays all Rent and other amounts required to be paid by ATC under this Sublease between ALLTEL and ATC.

     Section 29. No Merger. There shall be no merger of this Sublease or the subleasehold interest or estate created by this Sublease in any Site with the superior estate held by ALLTEL thereof, by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, both the subleasehold interest or estate created by this Sublease in any Site and such superior estate; and this Sublease shall not be terminated, in whole or as to any Site, except as expressly provided herein.

     Section 30. Recording of Ground Leases and Site Designation Supplement.

          (a) Subject to the applicable provisions of the Agreement to Sublease, upon the execution of this Sublease, any Party hereto may, at its cost and expense, (i) cause the Ground Leases or memorandum of Ground Leases for the Sites to be filed in the appropriate County property records, unless such Ground Leases expressly prohibit such recording; and
     (ii) cause any Site Designation Supplement to be filed in the appropriate County property records unless the Ground Lease for the applicable Site prohibits such recording.

          (b) In addition to and not in limitation of any other provision of this Sublease, the Parties shall have the right to review and make corrections, if necessary, to any and all exhibits hereto or to the Site Designation Supplements after the date hereof. No such change shall be made unless mutually agreed to by the Parties hereto and evidenced by the mutual execution of an amendment to the applicable Site Designation Supplement. After making such amendment, either Party may re-record any such Site Designation Supplements to reflect such amendment, if requested by either Party.

     Section 31. Purchase Options.

          (a) Right To Purchase. Provided that this Sublease shall not have been earlier terminated, or an event of default by ATC as referred to in
     Section 27 shall not have occurred and be continuing at any time after the commencement of the Purchase Option Window Period through the Purchase Option Closing Date for an affected Site, ATC shall have an option, exercisable by delivering to ALLTEL written notice of exercise during the Purchase Option Window Period to elect to purchase all (but not less than all) of the Purchase Option Sites which have as their Site Expiration Date the applicable Purchase Option Trigger Date, for the Purchase Option Consideration for the applicable Sites and on the other terms and subject to the conditions herein specified. ALLTEL shall be obligated to sell, and ATC shall be obligated to buy, all (but not less than all) such Purchase Option Sites at a closing to occur on the date determined pursuant to
     Section 31(b). Except as provided in this Section 31, ATC shall have no right or option to purchase or obtain a transfer of the Sites subject to this Sublease.

          (b) Payment of the Purchase Price. ATC shall pay to ALLTEL Inc. (as agent for all of the ALLTEL Companies) the aggregate Purchase Option Consideration for the

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     applicable Purchase Option Sites, which payment shall be made on a date mutually convenient to ALLTEL and ATC occurring not later than the Purchase Option Trigger Date and simultaneously with the transfer of the purchased Sites by ALLTEL to ATC; provided, however in the event that any approvals or filings with any Governmental Authorities to such transfer have not been granted, approved or required waiting periods expired on or before the applicable Purchase Option Trigger Date, then the closing may be extended at the option of either Party for a period not to exceed 12 months after the Purchase Option Trigger Date until all such approvals or consents are obtained; provided, however, that in the event of such an extension, ATC shall be obligated to purchase, in accordance with this Section 31, any Purchase Option Site for which the required Governmental Approvals have been granted, approved or to the extent that required waiting periods have expired. Closings shall take place in Little Rock, Arkansas or such other location as mutually agreed to by the Parties and at such date and time as mutually agreed to by the Parties in good faith. Risk of loss for the Purchase Option Sites purchased pursuant to Section 31 shall pass from the applicable ALLTEL(s) to ATC upon payment of the Purchase Option Consideration therefor. Each party shall pay its own expenses with respect to such transfer and shall share equally in the cost of any recording, transfer or filing Taxes or fees.

          (c) Transfer by ALLTEL. Any transfer of Sites by ALLTEL or its Affiliates to ATC pursuant to this Sublease shall include the following terms and conditions:

                (i) an assignment of ALLTEL's interest in and an assumption by ATC of ALLTEL's liabilities and obligations under any Ground Lease for such Site and a transfer of fee simple title to the Land for any Site which is an Owned Site; which transfer and/or assignment of interest shall be of a good, marketable and insurable interest and free and clear of all Liens except for Permitted Liens or any Liens incurred or permitted by ATC or any of its Affiliates or any Third Party Tenant or Ground Lessor;

                (ii) unless terminated pursuant to Section 27 or withdrawn pursuant to Section 9, (A) ALLTEL or any ALLTEL Affiliate shall be entitled to continue to lease the Reserved Space, Microwave Reserved Space and/or Additional ALLTEL Space on each such Site from ATC for three successive five-year terms in accordance with the economic terms set forth in Sections 11(b) and 11(g) through (j), (B) the applicable ALLTEL Company and ATC shall enter into a site schedule under any then-existing master lease agreement between ATC (or any of its Affiliates) and ALLTEL (or any of its Affiliates) or, in the event there is none, a mutually agreeable form of lease for the lease of the Reserved Space, Microwave Reserved Space and/or Additional ALLTEL Space then leased by ALLTEL hereunder and consistent with the provisions of this subsection (ii); and (C) such Site shall no longer be a Site for the purposes of this Sublease;

                (iii) to the extent legally transferable, an assignment of all rights of ALLTEL or any applicable ALLTEL Company under or pursuant to warranties, representations and guarantees made by suppliers or manufacturers in connection

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          with such Site, but excluding any rights to receive amounts under such warranties, representations and guarantees representing reimbursements for items paid by ALLTEL;

                (iv) to the extent legally transferable, an assignment of all known and unknown rights, claims, credits, causes of action, or rights to commence any causes of action or rights of setoff of an ALLTEL Company or any Affiliate against third parties relating to such Site arising on or after the date of transfer, including unliquidated rights under manufacturers' and vendors' warranties, but excluding all amounts representing reimbursements for items paid by ALLTEL or any Affiliate; and

                (v) Each Party shall use commercially reasonable efforts to effectuate the receipt, transfer and assignment of any Governmental Authorizations required in order to effect any release, transfer or assignment contemplated under this Section 31. Each Party shall cooperate with the other Party and do all such additional and further acts, and shall execute and deliver all such additional and further instruments, certificates and documents, as the other Party may reasonably request to fully vest in and assure to ATC full right, title and interest in and to the Sites, and as ALLTEL may reasonably request to fully effectuate the assumption of (A) all obligations, responsibilities and duties by ATC, (B) the Tower and (C) the Site Improvements, in each case pursuant to this Section 31.

          (d) Evidence of Transfer. ALLTEL and ATC shall enter into assignments, deeds (with warranties of title as to ALLTEL's actions only), bills of sale and such other documents and instruments as the other may reasonably request to evidence any transfer of such Sites.

          (e) No Warranties; No Prorations. Any transfer of a Site by ALLTEL or any Affiliate pursuant to this Sublease shall be "AS IS" and without any warranty whatsoever by ALLTEL or ATC, except that in any transfer of a Site by ALLTEL or any Affiliate to ATC pursuant to this Sublease, ALLTEL shall warrant that it has not previously transferred title to such Site that is so transferred and that each such Site is free of Liens created by or through ALLTEL or any Affiliate thereof, except Liens permitted pursuant to
     Section 31(c)(i). ALLTEL and ATC acknowledge and agree that no prorations for any Tax associated with real or personal property, utilities, third-party rents, and similar expenses shall be required with respect to the Transfer of any of the Purchase Option Sites transferred hereunder.

          (f) Registration of ATC Class A Common Stock. ATC and ATC Parent agree that, with respect to the Purchase Option Consideration:

                (i) So long as ATC has the right to exercise any purchase option pursuant to the provisions of Section 31(a) and during any period that any such option has been exercised and the transactions contemplated thereby remain unconsummated, ATC Parent shall reserve and keep available out of its

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          authorized capital stock, solely for the purpose of issuance upon the exercise of its purchase option pursuant to this Section 31, the number of shares of ATC Class A Common Stock comprising the Purchase Option Consideration (as adjusted for changes in capitalization and other events from time to time pursuant to Section 31(g)).

                    (ii) In the event that ALLTEL elects to receive any shares of ATC Class A Common Stock issuable pursuant to the exercise of ATC's purchase option set forth in this Section 31, ATC Parent shall:

                          (A) if permitted by the rules and regulations of the United States Securities and Exchange Commission ("SEC") to do so prior to the Purchase Option Closing Date (unless any failure to be so permitted is due to an act or omission on the part of ATC Parent or any of its Affiliates, in which event such failure shall constitute a breach by ATC under this Sublease), prepare and file with the SEC, no later than forty-five (45) days (30 days in the case of a Form S-3 registration statement) following its receipt of ALLTEL's notice of its election to receive ATC Class A Common Stock, a registration statement on Form S-1 or, if eligible, on Form S-3 (or any successor forms) covering the issuance and sale to ALLTEL of the ATC Class A Common Stock, and ATC Parent shall use its commercially reasonable best efforts to have the Registration Statement declared effective by the SEC under the Securities Act on or prior to the Purchase Option Closing Date, provided, however, that if not so permitted to file prior to the Purchase Option Closing Date (due to no act or omission on the part of ATC Parent or any of its Affiliates), ATC Parent shall:

                               (1) file a registration statement relating to the resale of such ATC Class A Common Stock immediately following the Purchase Option Closing Date and shall use its commercially reasonable best efforts to have such resale registration statement declared effective by the SEC under the Securities Act as soon as possible after the Purchase Option Closing Date;

                               (2) use its commercially reasonable best efforts to keep the registration statement effective until the earlier of all such securities are sold or all such securities may be sold without restriction under Rule 144 of the Securities Act;

                               (3) furnish to ALLTEL such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as ALLTEL may reasonably request in order to facilitate the disposition of the securities owned by ALLTEL, and notify ALLTEL at any time when a prospectus relating to the securities is

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                         required to be delivered under the Securities Act of
                         the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                         (B) as soon as practicable use commercially reasonably best efforts to take all such actions as may be reasonably required under applicable state blue sky or securities law; provided, however, that ATC Parent will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or general taxation in any such jurisdiction where it is not then so subject; and

                         (C) promptly prepare and file with the New York Stock Exchange (and/or such other stock exchange on which the shares of ATC Class A Common Stock are listed at the Purchase Option Closing Date) listing applications covering the shares of ATC Class A Common Stock, and use its commercially reasonable best efforts to obtain, prior to the Purchase Option Closing Date, approval for the listing of the ATC Class A Common Stock, subject only to official notice of issuance.

          Anything in this Section 31(f) to the contrary notwithstanding, ATC Parent shall not be required to file a registration statement if ATC has furnished, to ALLTEL, a certificate signed by the Chief Executive Officer or the Chief Financial Officer of ATC Parent stating that in the good faith judgment of the signer of such certificate the filing of a registration statement would require the disclosure of material information that ATC Parent has a bona fide business purpose for preserving as confidential and that is not then otherwise required to be disclosed; provided, however, that ATC Parent's obligation to use its reasonable business efforts to effect a registration pursuant to this Section 31(f) may not be deferred for more than ninety (90) days from the date of receipt of a written request from ALLTEL; provided further, however, that ATC Parent shall not utilize this right more than once during any twelve (12) month period; and provided further, that ALLTEL shall be able to defer any Purchase Option Closing Date until ATC Parent is able to file the affected registration statement.

          (g) Adjustment Upon Changes in Capitalization, Etc. In the event of any changes in ATC Class A Common Stock (directly or indirectly) by reason of a stock dividend, stock split, reverse stock split, merger, consolidation, sale (or lease or exchange) of all assets or substantially all assets, liquidation, recapitalization, combination, exchange of shares, spin-off, split-off or similar transaction involving ATC Parent and its Affiliates, taken as a whole ("Capitalization Events"), the type and number of shares or securities that comprise the Purchase Option Consideration will be adjusted appropriately, and proper provision will be made in the agreements governing such

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     transaction, so that ALLTEL will receive upon ATC's exercise of its purchase option and ALLTEL's election to receive shares of ATC Class A Common Stock, the number and class of shares or other securities or property, including cash (or the proceeds, if any, thereof in the event such shares, securities or property are no longer outstanding or in existence as a result of any subsequently occurring Capitalization Event or of any other cause or event) that ALLTEL would have received with respect to ATC Class A Common Stock if the Purchase Option Closing Date for any exercise of the purchase option had occurred immediately prior to such event or the record date therefor, as applicable. Without limiting the generality of the foregoing, adjustments for such changes in capitalization shall include, but not be limited to, the following Capitalization Events:

               (i) In case ATC Parent shall at any time subdivide its outstanding shares of ATC Class A Common Stock into a greater number of shares, the number of shares comprising the Purchase Option Consideration shall be proportionately increased; and conversely, in case the ATC Class A Common Stock shall be combined into a smaller number of shares, the number of shares that comprise the Purchase Option Consideration shall be proportionately reduced.

               (ii) If ATC Parent shall declare a dividend on the ATC Class A Common Stock payable in stock or other securities of ATC Parent or of any other corporation, or in property (other than regularly declared cash dividends, to holders of record of ATC Class A Common Stock as of a date prior to any Purchase Option Closing Date), ALLTEL shall, without additional cost, be entitled to receive upon the exercise of ATC's purchase option, and its election to receive shares of ATC Class A Common Stock, in addition to the ATC Class A Common Stock to which ALLTEL is otherwise entitled upon such exercise, the number of shares of stock or other securities or property, including cash (or the proceeds, if any, thereof in the event such shares, securities or property are no longer outstanding or in existence as a result of any subsequently occurring Capitalization Event or of any other cause or event) which ALLTEL would have been entitled to receive if ALLTEL had been a holder of such ATC Class A Common Stock on such record date.

               (iii) In case of any capital reorganization or reclassification of the ATC Class A Common Stock, a consolidation or merger involving ATC Parent, a "going private transaction" (as defined by Rule 13e-3 of the Securities and Exchange Act of 1934, as amended, or any successor provision) by ATC Parent, any liquidation, dissolution or winding up of ATC Parent, any sale (or lease or exchange) of a all or substantially all of the business, property and assets of ATC Parent and its Subsidiaries, taken as a whole, or any spin-off or split-off of any subsidiary or Affiliate of ATC Parent), ALLTEL shall have the right to receive, upon ATC's exercise of its purchase option and ALLTEL's election to receive shares of ATC Class A Common Stock, the proportionate share of all stock, securities or other property, including cash (or the proceeds, if any, thereof in the event such shares, securities or property are no longer outstanding or in existence as a result of any subsequently occurring Capitalization Event or of any other

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          cause or Event) issued, paid or delivered in any such transaction with respect to the ATC Class A Common Stock as is allocable to the shares of ATC Class A Common Stock then called for by the Purchase Option Consideration (without regard to whether ATC's purchase option is exercisable at such time), which proportionate share will be in addition to any remaining interest of ALLTEL in the ATC Class A Common Stock that remains outstanding after any such transaction.

               (iv)   If any of the Capitalization Events described in this
          Section 31(g) results in ALLTEL on a Purchase Option Closing Date receiving a cash amount in lieu of shares of ATC Class A Common Stock (or other securities or property into which such ATC Class A Common Stock was previously converted) upon ATC's exercise of its purchase option and ALLTEL's election to receive shares of ATC Class A Common Stock, then, in addition to the right of ALLTEL to receive such cash amount, ALLTEL shall also be entitled to receive an additional cash amount equal to the aggregate Interest Accrual Amount.

               (v)    If any of the Capitalization Events described in this
          Section 31(g) would result in the issuance of securities or other property in exchange for ATC Class A Common Stock by any party other than ATC Parent, ATC Parent shall cause such third party, as a condition to such Capitalization Event, to expressly assume the obligations of ATC Parent under this Section 31.

               (vi) Any notice by ATC of its election to exercise its purchase option pursuant to this Section 31 shall also be accompanied by a certificate signed by the Chief Executive Officer or Chief Financial Officer of ATC certifying to ALLTEL (A) the number of shares constituting the ATC Class A Common Stock or other securities, property or cash constituting the Purchase Option Price, along with a detailed reconciliation of such number reconciled to all Capitalization Events that occurred after the Effective Date and the required adjustment for each such Capitalization Event pursuant to
          Section 31(g) and (B) that, in the good faith judgment of such officer, that ATC will be able to satisfy the conditions precedent set forth in Section 31(f)(ii) with respect to the issuance of any Purchase Option Consideration and that no event of the type described
          in the last sentence of Section 31(f)(ii) is in existence.   At any
          time during the Term of this Sublease (but no more often than once annually unless a Capitalization Event has occurred subsequent to the last certificate delivered pursuant to this Section), ATC shall deliver to ALLTEL within 30 days of a written request therefore a certificate, signed by the Chief Executive Officer or Chief Financial Officer of ATC, as to the then-current calculation of the Purchase Option Price in accordance with clause (A) of the foregoing sentence.

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     Section 32.   [Reserved]

     Section 33.   ATC Parent's Guaranty.

          (a) ATC Parent unconditionally guarantees to ALLTEL the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of ATC under this Sublease and each Site Designation Supplement (the "ATC Obligations"). ATC Parent agrees that if ATC defaults at any time during the Term of this Sublease and any Site Designation Supplement in the performance of any of the ATC Obligations, ATC Parent shall faithfully perform and fulfill all ATC Obligations and shall pay to ALLTEL all reasonable attorneys' fees, court costs, and other expenses, costs and disbursements incurred by ALLTEL on account of any default by ATC and on account of the enforcement of this guaranty.

          (b) If ATC defaults under this Sublease or any Site Designation Supplement, and ALLTEL elects to enforce the provisions of this Section 33, ALLTEL shall promptly give ATC Parent written notice thereof, which notice shall constitute an exercise of ALLTEL's rights against ATC Parent pursuant to this Section 33. Following the receipt of such notice by ATC Parent, ATC Parent shall have the same period of time as is afforded to ATC under this Sublease or the applicable Site Designation Supplement to cure such default, but no such cure period shall diminish the obligations of ATC Parent under this Section 33.

          (c) This guaranty obligation of ATC Parent shall be enforceable by ALLTEL in an action against ATC Parent without the necessity of any suit, action, or proceedings by ALLTEL of any kind or nature whatsoever against ATC, without the necessity of any notice to ATC Parent of ATC's default or breach under this Sublease or the applicable Site Designation Supplement, and without the necessity of any other notice or demand to ATC Parent to which ATC Parent might otherwise be entitled, all of which notices ATC Parent hereby expressly waives. ATC Parent hereby agrees that the validity of this guaranty and the obligations of ATC Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by ALLTEL against ATC any of the rights or remedies reserved to ALLTEL pursuant to the provisions of this Sublease or the applicable Site Designation Supplement or any other remedy or right which ALLTEL may have at law or in equity or otherwise.

          (d) ATC Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of ATC Parent hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Sublease and any Site Designation Supplement or any modification or waiver of or change in any of the covenants and terms of this Sublease or any Site Designation Supplement by agreement of ALLTEL and ATC, or by any unilateral action of either ALLTEL or ATC, or by an extension of time that may be granted by ALLTEL to ATC or any indulgence of any kind granted to ATC, or any dealings or transactions occurring between ALLTEL and ATC, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or

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

     any bankruptcy, insolvency, reorganization, arrangements, assignment for the benefit of creditors, receivership, or trusteeship affecting ATC. ATC Parent does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

          (e) All of ALLTEL's' rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

          (f) ATC Parent hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. ATC Parent further waives any right to require that an action be brought against ATC or any other person or to require that resort be had by ALLTEL to any security held by ALLTEL.

          (g) The guaranty provided by this Section is for the benefit of, and is enforceable by each of, ALLTEL and any of its applicable Affiliates and ALLTEL Indemnitees.

     Section 34. ALLTEL Guaranty.

          (a) The ALLTEL Guarantors, jointly and severally, unconditionally guarantee to ATC the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of ALLTEL and any Affiliate of ALLTEL under this Sublease and each Site Designation Supplement (the "ALLTEL Obligations"). The ALLTEL Guarantors agree that if ALLTEL or any ALLTEL Affiliate default at any time during the Term of this Sublease or any Site Designation Supplement in the performance of any of the ALLTEL Obligations, the ALLTEL Guarantors shall faithfully perform and fulfill all ALLTEL Obligations and shall pay to ATC all Loss and Expense incurred by ATC on account of any default by ALLTEL or an ALLTEL Affiliate and on account of the enforcement of this guaranty.

          (b) If ALLTEL defaults under this Sublease or any Site Designation Supplement, and ATC elects to enforce the provisions of this Section 34, ATC shall promptly give ALLTEL Inc. written notice thereof, which notice shall constitute an exercise of ATC's rights against the ALLTEL Guarantors pursuant to this Section 34 and shall be deemed notice to all such ALLTEL Guarantors. Following the receipt of such notice by ALLTEL Inc., the ALLTEL Guarantors shall have the same period of time as is afforded to ALLTEL under this Sublease or the applicable Site Designation Supplement to cure such default, but no such cure period shall diminish the obligations of the ALLTEL Guarantors under this Section 34.

          (c) This guaranty obligation of the ALLTEL Guarantors shall be enforceable, jointly and severally as to each of the ALLTEL Guarantors, by ATC in an action against any or all of the ALLTEL Guarantors without the necessity of any suit, action, or proceedings by ATC of any kind or nature whatsoever against any or all of the ALLTEL Guarantors, without the necessity of any notice to any or all of the ALLTEL Guarantors of ALLTEL's default or breach under this Sublease or the applicable Site Designation Supplement, and without the necessity of any other notice or demand to the ALLTEL Guarantors to which the ALLTEL Guarantors might otherwise be entitled, all of which notices each of the ALLTEL Guarantors hereby expressly waives. The ALLTEL Guarantors hereby agree that the validity of this guaranty and the obligations of the ALLTEL Guarantors hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by ATC against ALLTEL any of the rights or remedies reserved to ATC pursuant to the provisions of this Sublease or the applicable Site Designation Supplement or any other remedy or right which ATC may have at law or in equity or otherwise.

          (d) Each of the ALLTEL Guarantors covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of the ALLTEL Guarantors hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Sublease and any Site Designation Supplement or any modification or waiver of or change in any of the covenants and terms of this Sublease or any Site Designation Supplement by agreement of ATC and ALLTEL, or by any unilateral action of either ATC or ALLTEL, or by an extension of time that may be granted by ATC to ALLTEL or any indulgence of any kind granted to ALLTEL, or any dealings or transactions occurring between ATC and ALLTEL, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangements, assignment for the benefit of creditors, receivership, or trusteeship affecting ALLTEL. Each of the ALLTEL Guarantors does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

          (e) All of ATC's rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

          (f) Each of the ALLTEL Guarantors hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. Each of the ALLTEL Guarantors further waives any right to require that an action be brought against ALLTEL or any other person or to require that resort be had by ATC to any security held by ATC.

          (g) The guaranty provided by this Section is for the benefit of, and is enforceable by each of, ATC and any of its applicable Affiliates and ATC Indemnitees.

     Section 35. Taxes.

          (a) Tax Responsibility. Except as otherwise provided in this Section 35, ATC shall be responsible for and pay in a timely manner, all Taxes (other than income, capital gains, gross receipts, or franchise Taxes, or Taxes in lieu thereof, including without limitation alternative minimum taxes) imposed or levied upon, or incurred in connection

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     with (i) the Sites or any portion thereof, (ii) the sale, financing, construction, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, installation, transportation, transfer of title, lease, sublease, condition, return, abandonment or other application or disposition of the Sites or any portion thereof, (iii) the use, operation, maintenance, repair, modification or alteration of the Sites or any portion thereof, (iv) the Rent or Option Purchase Price Amount payable under this Sublease or any earnings arising from the Sites or this Sublease or any portion of either of them and (v) this Sublease, any related document or otherwise with respect to or in connection with the transactions contemplated hereby and thereby including those Taxes that are imposed, levied or assessed in the name of ALLTEL (collectively "ATC Taxes"). ALLTEL shall prepare all Returns with respect to ATC Taxes that are property taxes in a manner reasonably satisfactory to ATC and shall submit a copy of each such Return (including all relevant work papers) to ATC as soon as practicable prior to filing the Returns, and ATC shall be entitled to review and comment upon each such Return, provided that such review and comment does not delay the timely filing of such Return. ATC shall forward to ALLTEL any bills and all correspondence of any nature that it receives for or concerning any property taxes. ATC shall reimburse ALLTEL for any such property taxes within forty-five (45) days after the later of (i) its receipt from ALLTEL of work papers that provide sufficient supporting information to allow ATC to confirm ALLTEL's determination of the amount of such property taxes owed by ATC, along with a copy of the tax bill, if available, or (ii) ATC's receipt of evidence of ALLTEL's payment of the property taxes to be reimbursed. In the event that such property taxes are assessed in a manner so that they are not readily ascertainable or divisible or capable of being reported on a separate Return (for example if due to ALLTEL being subject to central assessment), ATC's responsibility to reimburse ALLTEL for such property taxes attributable to the Subleased Property shall be calculated in the following manner: (i) a state-wide blended tax rate shall be determined (as a reasonable estimate of separate asset reporting tax rates in all taxing jurisdictions containing Sites taking into account any applicable local supplemental property taxes); (ii) the estimated state-wide blended tax rate computed pursuant to clause (i) shall be multiplied by a property tax valuation using historical cost less applicable depreciation; (iii) for purposes of clause (ii), the applicable depreciation will be calculated by using a 15-year recovery period. If (x) a jurisdiction adopts a method of assessment otherwise described in the preceding sentence that accounts for the value of ATC's leasehold interests in Sites (e.g., by capitalizing ATC's net income from the Site Maintenance Charge, Additional ALLTEL Lease Charges and rent from Third Party Tenants) rather than their depreciated historic cost, and (y) such a method of assessment causes a material detriment to ALLTEL, then ALLTEL and ATC shall review the method determining the amount of such property taxes owed by ATC under this Section 35(a) and shall consider reasonable alternative methods of determining the amount of such property taxes owed by ATC under such methods of assessment.

          (b) Transfer Taxes. ALLTEL and ATC shall equally share, pay and promptly discharge when due the entire amount of any and all state and local sales and use, documentary, real property transfer and other transfer Taxes, similar Taxes and related

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     amounts (including any penalties, interest and additions to Tax) (the
     "Transfer Taxes") imposed or levied by reason of the execution and performance of this Sublease, if any, including any taxes triggered by the purchase option exercise under Section 31 and any transfer of any Sites to ATC pursuant to the exercise of ATC's rights in Section 31. The parties will cooperate before and after each closing to minimize Transfer Taxes. Such cooperation will include the provision of resale certificates, other exemption certifications where appropriate or other documentation reasonably requested by ALLTEL.

          (c) Proration of Taxes. In the years that include the Site Commencement Date or the Site Expiration Date of this Sublease as to any Site, any Tax for which ATC is responsible to ALLTEL under this section of this Sublease and that is calculated or assessed on the basis of a time period (e.g., property taxes assessed annually) shall be prorated proportionately by the number of days in each such period during the time period of assessment that includes the Site Commencement Date or Site Expiration Date, as the case may be. ATC's obligations under Section 35 to ALLTEL with respect to such a time period of assessment shall be limited to that proportionate amount of Taxes attributable to the period during which this Sublease is in effect with respect to such Site.

          (d) Taxes Related to Use of ALLTEL Equipment. ALLTEL shall be responsible for and pay in a timely manner all sales, use or similar Taxes (including Taxes payable in respect of the payment of rent) that are imposed, levied or arising out of the Site Maintenance Charge or Additional ALLTEL Maintenance Charges. In addition, ALLTEL shall be responsible for and pay in a timely manner all Taxes imposed, levied or arising out of ALLTEL's ownership, use or operation of ALLTEL Equipment, Microwave Equipment, and Additional ALLTEL Equipment. In the event that Taxes for which ALLTEL is responsible under this Section 35(d) are assessed so that they are not readily ascertainable or divisible or capable of being reported on a separate Return, then ALLTEL shall be responsible for a proportionate amount of any such assessment attributable to ALLTEL's payments, ownership, use or operations using as the basis for apportionment the historic gross cost figures used for financial accounting purposes for all properties included in such an assessment.

          (e) Tax Disputes. To the extent ATC and ALLTEL cannot agree on the amount and manner of paying or reporting any Taxes hereunder, as soon as practicable, they shall submit the dispute for resolution to an accounting firm (or, if appropriate, a nationally recognized firm with expertise in issues of property taxation) acceptable to both, which resolution shall be binding upon both. ATC and ALLTEL shall each bear fifty percent (50%) of the cost of any such determination.

          (f) Cooperation in Tax Matters. ALLTEL and ALLTEL Parent, on the one hand, and ATC and ATC Parent, on the other hand, and their respective Affiliates shall cooperate fully as and to the extent reasonably requested by the other party in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide

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

     additional information and explanation of any material provided hereunder. ALLTEL and ATC agree (i) to retain all books and records with respect to Tax matters pertinent to this Sublease or the Subleased Property relating to all taxable periods until the statute of limitations (including any extensions) as to any taxable period that may be affected thereby shall have run, (ii) to abide by all record retention agreements entered into with any Governmental Authority, and (iii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if one party so requests, shall allow the requesting party to take possession of such books and records proposed for destruction or discard (at the requesting party's sole expense). With respect to each Site, ALLTEL shall provide ATC with copies of bills and Returns for prior assessment periods during the year prior to the Site Commencement Date for Taxes that become ATC Taxes for such Site as of the Site Commencement Date. ALLTEL shall provide this information as soon as practicable following the Site Commencement Date for that Site, and in any event no later than ninety
     (90) days after the Site Commencement Date.

          (g) Contest Rights. In the event any one of the ALLTEL Companies receives any notice of a claim, potential claim or proposed adjustment of any Tax for which ATC is responsible under this Section 35, such ALLTEL Company shall notify both ATC and ALLTEL thereof no later than five (5) Business Days after the day of receipt of such notice, provided that no failure to give such notice shall relieve ATC of any liability under this
     Section 35, except to the extent ATC has suffered actual prejudice because of such failure. In addition, from time to time ATC might desire to challenge or seek abatement with respect to the assessment of any Tax against one of the ALLTEL Companies for which ATC is responsible under this
     Section 35. In either of the foregoing circumstances, upon providing notice to ALLTEL, ATC shall be entitled, if it so elects, (i) to take control of the assertion, defense and investigation for such claim, potential claim, proposed adjustment, or claim of refund or abatement ("Tax Claim"), (ii) to employ and engage attorneys of its choice to handle and defend the same, at ATC's cost, risk and expense, and (iii) to compromise or settle such Tax Claim, which compromise or settlement shall be made only with the written consent of ALLTEL (such consent not to be unreasonably withheld, conditioned or delayed) unless such compromise or settlement involves only the payment of money damages payable by ATC or payment of a refund or abatement to ATC or any of the ALLTEL Companies and does not impose specific performance or other obligation upon any of the ALLTEL Companies, in which case no such consent shall be required. All of the ALLTEL Companies shall cooperate with ATC by providing to ATC as needed any powers of attorney, access to records in their possession, copies of relevant notices received, and such other cooperation that would be necessary for ATC to prosecute or defend a Tax Claim. Any of the ALLTEL Companies that receives payment of a refund or abatement with respect to a Tax for which ATC is responsible under this Section 35 shall immediately pay the amount of such refund or abatement over to ATC by means of cash or immediately available funds. If ATC fails to assume the defense of any Tax Claim within fifteen (15) Business Days after receipt of notice from one of the ALLTEL Companies or within ten (10) days prior to the expiration of any statute of limitations, such ALLTEL Company will (upon delivering notice to such effect to ATC) have the

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

     right to undertake the defense, compromise or settlement of such Tax Claim; provided, however, that such Tax Claim shall not be compromised or settled without the prior written consent of ATC, which consent shall not be unreasonably withheld, conditioned or delayed. ATC shall keep ALLTEL informed at all times of the status of the Tax Claim, and ALLTEL or any affected ALLTEL Company may, at its own election and expense, participate in the defense of any such Tax Claim. In the event ALLTEL or an ALLTEL Company assumes the defense of the Tax Claim, such ALLTEL Company will keep ATC timely informed of the progress of any such defense, compromise or settlement.

          (h) Income Tax Reporting. For purposes of filing any Tax Return with respect to Taxes on income (net, gross or other, including recapture of any Tax items such as investment Tax credits, and any alternative or add-on minimum Tax, gross income, gross receipts, gains, or franchise Tax), ATC, ATC Parent, ALLTEL and ALLTEL Inc., along with their affiliates, (i) agree that with respect to each Site the rent paid as set forth in Section 11(a) of this Sublease represents rent expense for each month of the Term of such Sublease in an amount equal to the Rent designated for such Site divided by the number of months in the Term for such Site; and (ii) shall report the transactions contemplated by this Sublease consistently with the provisions of Section 467 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations in effect thereunder, which shall include treating ALLTEL's transfer of leasehold and subleasehold interests to ATC under this Sublease as a series of Section 467 rental agreements.

     Section 36.   General Provisions.

          (a) Notices. Except as otherwise expressly provided in Section 13(b), all notices and other communications which by any provision of this Sublease are required or permitted to be given shall be given in writing and shall be deemed to have been delivered (i) five business days after being mailed by first-class or express mail, postage prepaid, (ii) the next day when sent overnight by recognized courier service, (iii) upon confirmation when sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first-class or express mail, postage prepaid, or by recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (iv) upon delivery when personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as set forth below or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party. Any notice, demand or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery by the Party to whom addressed shall be deemed received and delivered upon the expiration of the foregoing time periods.

     If to ATC and ATC Parent:  American Tower
                                116 Huntington Avenue
                                Boston, MA 02116

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

                                Attention:  General Counsel
                                Facsimile:  (617) 375-7575

     with a copy to:            Sullivan & Worcester
                                One Post Office Square
                                Boston, MA 02109
                                Attention:  Norman A. Bikales, Esq.
                                Facsimile:  (617) 338-2880

     If to ALLTEL, ALLTEL Inc.,
     ALLTEL Guarantors or
     any ALLTEL Affiliate:      ALLTEL Communications, Inc.
                                One Allied Drive
                                Little Rock, AR 72203
                                Attention:  President and General Counsel
                                Facsimile:  (501) 905-0962

          (b) Facsimile as Writing. The Parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Sublease.

          (c) Binding Effect. This Sublease shall be binding upon and enforceable against, and shall inure to the benefit of, the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

          (d) Headings. The headings contained in this Sublease are for reference purposes only and shall not in any way affect the meaning or interpretation of this Sublease.

          (e) Exhibits. Each and every exhibit referred to or otherwise mentioned in this Sublease is attached to this Sublease and is and shall be construed to be made a part of this Sublease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

          (f) Defined Terms. Capitalized terms used in this Sublease shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

          (g) Pronouns. Wherever appropriate in this Sublease, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

          (h) Severability. If any term or provision of this Sublease shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of

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

     public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Sublease shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

          (i) Waivers; Amendments. Changes in or additions to this Sublease may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the Parties hereto. No delay on the part of either Party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Sublease or to exercise any right or remedy hereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision hereof or default hereunder shall not affect or alter this Sublease in any other respect, and each and every covenant, term, condition or other provision of this Sublease shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection herewith.

          (j) Rights Cumulative. All rights, remedies, powers and privileges conferred under this Sublease on the Parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by Law. NOTWITHSTANDING THE PROVISIONS OF THIS SECTION 36(j) OR ANY OTHER PROVISION TO THE CONTRARY, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO RECOVER AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL (INCLUDING BUT NOT LIMITED TO LOST PROFITS), PUNITIVE, EXEMPLARY AND SIMILAR DAMAGES AND THE MULTIPLIED PORTION OF DAMAGES, HOWEVER ARISING, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          (k) Applicable Law. The validity, interpretation, construction and performance of this Sublease shall be governed by, and construed in accordance with the applicable law of the State of Delaware, applicable to contracts made and performed in such state without regard to conflicts of law.

          (l) Entire Agreement. This Sublease (together with the Exhibits hereto, the Site Designation Supplements and the other documents delivered or to be delivered in

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     connection herewith) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties, with respect to the subject matter hereof; provided, however, that the foregoing is not intended to affect the provisions of the Agreement to Sublease, the Build-to-Suit Agreement, the Site Management Agreement or the MLA, each of which shall continue in full force and effect in accordance with its respective terms and provisions. Each of the Parties is a sophisticated Person that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Sublease. Each of the Parties hereby acknowledges that (i) none of the parties has relied or will rely in respect of this Sublease or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Sublease, the Build-to-Suit Agreement, the Site Management Agreement, the MLA and the Agreement to Sublease, (ii) there are no covenants or agreements by or on behalf of any party or any of its respective Affiliates or representatives with respect to the subject matter of this Sublease other than those expressly set forth in this Sublease and the Agreement to Sublease, and (iii) the parties' respective rights and obligations with respect to this Sublease and the events giving rise thereto will be solely as set forth in this Sublease and the Agreement to Sublease. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE AGREEMENT TO SUBLEASE, EACH PARTY HERETO AGREES THAT, NONE OF THE PARTIES HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO ANY PORTION OF THE SITE, TOWER OR SITE IMPROVEMENTS INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE TOWER OR SITE IMPROVEMENTS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ENVIRONMENTAL CONDITION, OR GEOLOGIC CONDITION). IN FURTHERANCE OF THE FOREGOING AND EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE AGREEMENT TO SUBLEASE, EACH PARTY EXPRESSLY DISCLAIMS AND NEGATES AND HEREBY WAIVES (A) ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESSED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESSED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY CLAIM FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN AND (E) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, WHETHER MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH SITE, TOWER AND ANY SITE IMPROVEMENTS BE LEASED UNDER THIS SUBLEASE ON AN AS IS, WHERE IS BASIS, EXCEPT AS EXPRESSLY SET FORTH HEREIN

     OR IN THE AGREEMENT TO SUBLEASE. THE PARTIES HERETO AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE CONSPICUOUS DISCLAIMERS.

          (m) Counterparts. This Sublease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument, binding upon all of the Parties. In pleading or proving any provision of this Sublease, it shall not be necessary to produce more than one set of such counterparts.

          (n) Attorneys' Fees. In the event of any litigation arising under or in connection with this Sublease, the prevailing Party shall be entitled to recover from the other Party the expenses of litigation (including reasonable attorneys' fees, expenses and disbursements) incurred by the prevailing Party.

          (o) Authority. Each Party hereto warrants and represents that such Party has full and complete authority to enter into this Sublease and each individual executing this Sublease on behalf of a Party warrants and represents that he has been fully authorized to execute this Sublease on behalf of such Party and that such Party is bound by the signature of such representative.

          (p) Counsel. Each Party hereto warrants and represents that such Party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Sublease and has had ample opportunity to read, review, and understand the provisions of this Sublease.

          (q) Mutual Drafting. This Sublease is the result of the joint efforts of ALLTEL and ATC, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.

          (r) Power of Attorney by ALLTEL; Authorization. Each and every one of the ALLTEL Companies and the ALLTEL Guarantors other than ALLTEL Inc. hereby irrevocably constitutes and appoints ALLTEL Inc. (the "Agent") as its and their agent and attorney-in-fact to modify, amend or otherwise change or waive any and all terms, conditions and other provisions of this Sublease or any Site Designation Supplement, to exercise on behalf of the ALLTEL Companies and the ALLTEL Guarantors any options or elections granted to ALLTEL hereunder, to take all actions and to execute all documents necessary or desirable to effect the terms of this Sublease, and to take all actions and execute all documents which may be necessary or desirable in connection therewith, to give and receive all consents and all notices hereunder, to negotiate, settle and compromise Claims for indemnification hereunder, and to perform any other act arising under or pertaining to the Sublease and the Site Designation Supplements. The Agent hereby accepts the foregoing appointment. Nothing herein shall be deemed to make the Agent liable to any of the ALLTEL Companies or the ALLTEL Guarantors because of service in its capacity as agent and attorney-in-fact. In performing any of its duties hereunder, the Agent shall not incur any Liability (as defined in the Agreement to Sublease) whatsoever to any of the ALLTEL Companies, the ALLTEL Guarantors or their Affiliates. It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective Parties hereto and shall be binding and enforceable on and against the respective successors and assigns of ALLTEL, and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.

          (s)  Labeling; Signage.

               (i) ALLTEL shall identify all ALLTEL Equipment, Microwave Equipment, and Additional ALLTEL Equipment, and equipment cabinets (unless such cabinet is located in a building owned by ALLTEL) owned or utilized by ALLTEL or any of its Affiliates by labels identifying ALLTEL's name, contact phone number and installation date and shall permanently identify its coaxial cable at the top and bottom. Failure by ALLTEL to so identify such Communications Equipment may cause an interruption in service of its operation. In the event that ALLTEL fails to comply with this Section and following prior written notice to ALLTEL of no less than 30 days, ATC reserves the right, in addition to any other rights it may have hereunder, to label such ALLTEL Equipment, Microwave Equipment, and Additional ALLTEL Equipment and assess a fee for ATC's associated cost and expenses, which shall be payable to ATC upon receipt of an invoice.

               (ii) ALLTEL acknowledges and agrees that ATC may, from time to time, post signage at each Site that ATC deems reasonable appropriate identifying, among other things, ATC as the contact for subleasing or operational information relating to the Site.

               (iii) ATC acknowledges and agrees that ALLTEL may, from time to time, post signage at each Site with respect to radio frequency emissions at a Site in furtherance of its obligations under Section 16 and pursuant to the rules and regulations of the FCC.

          (t)  [Reserved].

          (u) Time of Essence. Time is of the essence of this Sublease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes part of the consideration for this Sublease. If any date set forth in this Sublease shall fall on, or any time period set forth in this Sublease shall expire on, a day which is a Saturday, Sunday or federal or state holiday, such date shall be automatically be extended to, and the expiration of such time period shall automatically be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other nonbusiness day. The final day of any time period under this Sublease or any

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     deadline under this Sublease shall be the specified day or date, and shall include the period of time through and including such specified day or date.

          (v) Several Liability. Notwithstanding any other provision of this Sublease to the contrary, and notwithstanding any liability or obligation that ALLTEL would have as a general partner of any of the other ALLTEL Companies under this Sublease or any Site Designation Supplement (in each case, whether or not expressly set forth herein or therein), by operation or law or otherwise, (i) the obligations of any ALLTEL Company (other than the ALLTEL Guarantors pursuant to Section 34) under this Sublease are several and not joint, and (ii) each of the ALLTEL Companies (other than the ALLTEL Guarantors pursuant to Section 34) will have no personal liability for the payment or performance of any obligation of any of the other ALLTEL Companies under this Sublease.

          (w) Excusable Delay. Neither party shall assume responsibility for any losses or damages caused by any event beyond the reasonable control of a Party, including, but not limited to, acts of God, rain, extreme temperatures, lightning, earthquake, floods, riots, insurrection, war, unforeseen soil conditions after reasonable inquiry, acts or omissions of third parties who are not employees of such Party, strikes, lock-outs or labor troubles of employees of third parties, governmental actions or inaction (including but not limited to those related to zoning approvals, permits or related appeals) or Laws, or any delay caused by the acts or omissions of the other Party or any of their subcontractors, consultants, agents or vendors. In the event that either Party shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of any such event, then the performance of such act shall be excused for the period of delay and the period for performance of any such act shall be extended for a period equivalent to the period required to perform as a result of such delay. The Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer, in good faith, to agree upon an equitable, reasonable course of action to minimize the impact of such conditions on the Sites and the performance of this Agreement.

          (x) Inspection of Books and Records. In addition to ALLTEL's inspection rights under Section 16(c), ALLTEL and ATC shall be afforded reasonable access to all of ATC's and ALLTEL's books and records (including, without limitation any data stored or collected by a third party on its or its Affiliates behalf) relating to the accounting and tax records associated with the Ground Rent, or any payments owed or claimed to be owed by either party under this Agreement, except privileged documents or where disclosure is prohibited by Law or Contractual Obligation. Such information shall be open for inspection and copying upon reasonable notice by the requesting party, at its cost, by its authorized representatives at reasonable hours at the applicable principal regional or area offices and shall be retained by each party for three consecutive years.

          (y) Expenses. The phrase "ATC and ALLTEL shall each bear 50% of the cost" and other similar expressions that appear throughout this Sublease shall mean that ATC, on the one hand, bears 50% of the applicable cost, and ALLTEL, on the other hand, bears 50% of such cost.

          (z) Agents. Except as set forth in Section 26, in no event will either Party to this Sublease be deemed to be or constitute the agent or representative of the other Party to this Sublease.

          (aa) No Third Party Beneficiaries. This Sublease shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (bb)  State Legends.

               (i) Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

               (ii) WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. ATC AND ALLTEL, RESPECTIVELY, SPECIFICALLY ACKNOWLEDGE AND AGREE THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH THE OTHER PARTY. ATC AND ALLTEL EACH HEREBY WAIVE ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES -CONSUMER PROTECTION ACT, SECTION 741 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA"), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF SUCH PARTY'S OWN SELECTION, ATC AND ALLTEL VOLUNTARILY CONSENT TO THIS WAIVER.

               (iii) Prior to the commencement of any Work to be performed in the State of North Carolina by any contractor or subcontractor retained by ATC or ALLTEL, respectively, (directly or indirectly), the contracting Party is solely responsible and liable to the other Party for the delivery to the other Party of a certificate from the North Carolina Industrial Commission stating that such contractor and subcontractor have each complied with G.S. 97-93 of the North Carolina General Statutes.

           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused this Sublease to be executed by their duly authorized representatives, all effective as of the day and year first written above.

                    ATC:

                    American Towers, Inc., a Delaware corporation

                    By:____________________________________________________
                       Name: James S. Eisenstein
                       Title: Executive Vice President and Chief Development Officer

                    ATC PARENT:

                    American Tower Corporation, a Delaware corporation



                    By:____________________________________________________
                       Name: James S. Eisenstein
                       Title: Executive Vice President and Chief Development Officer

                    ALLTEL INC.:

                    ALLTEL Communications, Inc., a Delaware corporation



                    By:____________________________________________________
                       Name: Scott T. Ford
                       Title: President

                    ALLTEL ENTITIES:

                    360 (degree) Communications Company
                    360 (degree) Communications Company of Charlottesville
                    360 (degree) Communications Company of Florida
                    360 (degree) Communications Company of Ft. Walton Beach
                                 Limited Partnership, by 360 (degree)
                                 Communications Company of Florida, its general partner
                    360 (degree) Communications Company of Hickory Limited
                                 Partnership by 360 (degree) Communications
                                 Company of Hickory No. 1, its general partner
                    360 (degree) Communications Company of Lynchburg
                    360 (degree) Communications Company of Nevada Limited
                                 Partnership by ALLTEL Communications, Inc., its general partner
                    360 (degree) Communications Company of New Mexico
                    360 (degree) Communications Company of North Carolina No. 1

                    360 (degree) Communications Company of Ohio No. 4
                    360 (degree) Communications Company of South Carolina No. 1 360 (degree) Communications Company of Texas Limited
                                 Partnership by 360 (degree) Communications
                                 Company, its general partner
                    360 (degree) Communications Company of Virginia
                    360 (degree) Communications Company Tennessee No. 2
                    Aliant Cellular, Inc.
                    ALLTEL Alabama Limited Partnership
                         by ALLTEL Corporate Services, Inc., its general partner
                    ALLTEL Mobile Communications of the Carolinas, Inc.
                    ALLTEL Ohio Limited Partnership
                         by 360 (degree) Communications Company of Petersburg, its general partner ALLTEL Wireless Holdings, L.L.C.
                    Florida RSA 9 Limited Partnership
                         by ALLTEL Communications, Inc., its general partner
                    Georgia RSA 14 Cellular Partnership
                         by ALLTEL Communications, Inc., its general partner
                    Greenville MSA Limited Partnership
                         by TeleSpectrum, Inc., its general partner
                    Kansas RSA 15 Limited Partnership
                         by 360 (degree) Communications Company of Nebraska, its
                    general partner
                    Liberty Cellular, Inc.
                    New York NewCo Subsidiary, Inc.
                    North Carolina RSA 15 North Sector Limited Partnership
                         by 360 (degree) Communications Company, its general partner
                    North Carolina RSA 6 Limited Partnership
                         by 360 (degree) Communications Company of North Carolina No. 1, its general partner
                    Ohio Cellular RSA Limited Partnership
                         by 360 (degree) Communications Company of Ohio No. 3, its general partner
                    Radiofone, Inc.
                    RCTC Wholesale Corporation
                    TeleSpectrum, Inc.
                    TeleSpecturm of Virginia, Inc.
                    Tennessee RSA 8 Limited Partnership
                         by 360 (degree) Communications Company of Tennessee No. 1, its general partner
                    Texas RSA #10B-2 Limited Partnership
                         by 360 (degree) Communications Company of Texas No. 2, its general partner

                    Texas RSA 10B4 Limited Partnership
                         by 360 (degree) Communications Company, its general partner
                    Texas RSA 9B3 Limited Partnership
                         by 360 (degree) Communications Company, its general partner
                    Virginia Metronet, Inc.
                    Virginia RSA 1 Limited Partnership
                         by 360 (degree) Communications Company of Virginia No. 1, its general partner




                    By:_________________________________________________________
                       Name: Scott T. Ford
                       Title: President

                    ALLTEL GUARANTORS:

                    Each of the undersigned Affiliates of ALLTEL Inc. hereby executes and delivers this Agreement as an ALLTEL Guarantor for the sole purpose of guaranteeing, jointly and severally, the ALLTEL Obligations in accordance with the terms and conditions of Sections 23(b), 34 and 36(r), and each agrees to be bound by the provisions of Section 23(b), 34 and 36(r) with the same force and effect as if each were specifically named as an ALLTEL Guarantor in the above Agreement, such guaranty being in addition to its rights and obligations as an ALLTEL Entity, if applicable.


                    360 (degree) Communications Company
                    360 (degree) Communications Company of Charlottesville
                    360 (degree) Communications Company of Florida
                    360 (degree) Communications Company of Ft. Walton Beach
                         Limited Partnership, by 360 (degree) Communications Company of Florida, its general partner
                    360 (degree) Communications Company of Hickory Limited
                        Partnership by 360 (degree) Communications Company of Hickory No. 1, its general partner
                    360 (degree) Communications Company of Nevada Limited
                         Partnership by ALLTEL Communications, Inc., its general partner
                    360 (degree) Communications Company of New Mexico
                    360 (degree) Communications Company of North Carolina No. 1 360 (degree) Communications Company of Ohio No. 4

                    360 (degree) Communications Company of South Carolina No. 1 360 (degree) Communications Company of Texas Limited
                         Partnership by 360 (degree) Communications Company, its general partner
                    360 (degree) Communications Company of Virginia
                    360 (degree) Communications Company Tennessee No. 2
                    Aliant Cellular, Inc.
                    ALLTEL Alabama Limited Partnership
                         by ALLTEL Corporate Services, Inc., its general partner
                    ALLTEL Mobile Communications of the Carolinas, Inc.
                    ALLTEL Ohio Limited Partnership
                         by 360 (degree) Communications Company of Petersburg, its general partner
                    ALLTEL Wireless Holdings, L.L.C.
                    Florida RSA 9 Limited Partnership
                         by ALLTEL Communications, Inc., its general partner
                    Georgia RSA 14 Cellular Partnership
                         by ALLTEL Communications, Inc., its general partner
                    Greenville MSA Limited Partnership
                         by TeleSpectrum, Inc., its general partner
                    Kansas RSA 15 Limited Partnership
                         by 360 (degree) Communications Company of Nebraska, its general partner
                    Liberty Cellular, Inc.
                    New York NewCo Subsidiary, Inc.
                    North Carolina RSA 15 North Sector Limited Partnership
                         by 360 Communications Company, its general partner
                    North Carolina RSA 6 Limited Partnership
                         by 360 (degree) Communications Company of North Carolina No. 1, its general partner
                    Ohio Cellular RSA Limited Partnership
                         by 360 (degree) Communications Company of Ohio No. 3, its general partner
                    Radiofone, Inc. (a Louisiana corporation)
                    Radiofone, Inc. (a Tennessee corporation)
                    RCTC Wholesale Corporation
                    TeleSpectrum, Inc.
                    TeleSpecturm of Virginia, Inc.
                    Tennessee RSA 8 Limited Partnership
                         by 360 (degree) Communications Company of Tennessee No. 1, its general partner
                    Texas RSA #10B-2 Limited Partnership
                         by 360 (degree) Communications Company of Texas No. 2, its general partner

                    Texas RSA 10B4 Limited Partnership
                         by 360 (degree) Communications Company, its general partner
                    Texas RSA 9B3 Limited Partnership
                         by 360 (degree) Communications Company, its general partner
                    Virginia Metronet, Inc.
                    Virginia RSA 1 Limited Partnership
                         by 360 (degree) Communications Company of Virginia No. 1, its general partner
                    360 (degree) Communications Company of Ohio No. 1
                    360 (degree) Communications Company of Ohio No. 2
                    360 (degree) Communications Company of Ohio No. 3
                    360 (degree) Communications Company of Pennsylvania No. 1 Petersburg Cellular Telephone Company, Inc.
                    360 (degree) Communications Company of South Carolina No. 2 360 (degree) Communications Company of Texas No. 1
                    360 (degree) Communications Company of Texas No. 3
                    360 (degree) Communications Company of Virginia No. 1




                    By:______________________________________________________
                       Name: Scott T. Ford
                       Title: President

                                   EXHIBIT 1

                         FORM OF JOINDER TO AGREEMENT

     THIS JOINDER to that certain Lease and Sublease dated___________________by and among_________________________________________________, and________________
__________________________________ ("Agreement") is executed by the undersigned in accordance with the provisions of the Agreement. The undersigned hereby joins in the execution and delivery of the Agreement, and agrees that the undersigned shall be deemed to be an ALLTEL Company for all purposes under the Agreement. The undersigned agrees to be bound by all terms, covenants and conditions contained in the Agreement, as an ALLTEL Company as defined therein, as if the undersigned were an original party to the Agreement.


Dated______________________

                                        By_________________________________
                                        Name_______________________________
                                        Title______________________________


                                        AGREED TO AND ACKNOWLEDGED BY:


                                        By_________________________________
                                        Name_______________________________
                                        Title______________________________


                                        By_________________________________
                                        Name_______________________________
                                        Title______________________________

                                   EXHIBIT 2

                          SITE DESIGNATION SUPPLEMENT

                           AND TOWER LEASE AGREEMENT

     THIS SITE DESIGNATION SUPPLEMENT, made and entered into as of this_______ day of ____________________________, 2000 by and between______________________
___________________________________ ("ATC"), and _____________________________
_____________________________ ("ALLTEL").

     1. Pursuant to this Site Designation Supplement number ________________, which is governed by the terms and conditions of that certain Lease and Sublease entered into between ATC, ALLTEL and the other parties identified therein on _______________________ ("Master Sublease"), which is incorporated herein by this reference, ALLTEL hereby subleases to ATC, and ATC hereby subleases from ALLTEL, the Subleased Property located at the Site commonly known as _____________________________________ in the _________________________ of
_________________________, a legal description of which is attached hereto as Exhibit C.

       ATC Site Name:  ____________, ATC Site Number: _________, and

       Coordinates:  _______________

     2. Pursuant to this Site Designation Supplement, ALLTEL's Reserved Space and Microwave Reserved Space for this Site is described in Exhibit A attached
                                                           ---------
hereto and the Additional ALLTEL Space is described in Exhibit B attached
                                                       ---------
hereto.

     3. [This Site Designation Supplement is subject to that certain __________________________________ [GROUND LEASE]].

     4. The Site Commencement Date for this Site Designation Supplement shall be ______________________________________________.

     5.  The Site Expiration Date for this Site Designation Supplement shall be
______________________________________________.

     6. The Site Maintenance Charge during the Term for the Reserved Space and Microwave Reserved Space shall be $_____________________, and the Additional ALLTEL Maintenance Charge during the Term for the Additional ALLTEL Equipment shall be $__________, subject to the Annual Escalator on each anniversary of the Escalation Date.

     6. The Purchase Option Trigger Date for this Site is ______________,
________.


     7. The Purchase Option Price for this Site is, at ALLTEL's election in accordance with the procedures described in and subject to Section 31 of the Master Sublease, either (a) the Purchase Option Floor amount of $ _____________, or (b) _____ shares of ATC Parent Class A Common Stock.

     8. Notices to ATC with respect to this Site Designation Supplement shall be, in addition to the notice address in the Master Sublease, directed to:

                [INSERT ADDRESS OF APPROPRIATE REGIONAL OFFICE]


     9. Notices to ALLTEL with respect to this Site Designation Supplement shall be in addition to the notice address in the Master Sublease, directed to:

             [INSERT MARKET OR REGIONAL ALLTEL REAL ESTATE MANAGER]


     10.  The remittance address for the Site Maintenance Charge shall be:

               [INSERT ADDRESS OF APPROPRIATE REMITTANCE ADDRESS]

     11. Drawings of the location of ALLTEL's ground, building and/or tower installations and the applicable utility and access easements are attached hereto as Exhibit D.
          ---------

     12.  A copy of the Memorandum of Sublease is attached hereto as Exhibit E.
                                                                     ---------

     13. Drawings of the ground, building and/or Tower installations and all utility and access easements (including, without limitation, the outlines of the Subleased Property) are attached hereto as Exhibit F.
                                           ---------

     14. In addition to the terms and conditions in the Master Sublease, with respect to the Subleased Property and this Site Designation Supplement, ATC and ALLTEL hereby agree to the conditions set forth in Exhibit G attached hereto and
                                                   ---------
incorporated herein.

     15. In the event of any conflict between this Site Designation Supplement and the Master Sublease, the terms of the Master Sublease shall control.

     IN WITNESS WHEREOF, ATC and ALLTEL have duly executed this Site Designation Supplement as of the day and year first above written.

                                             ALLTEL:



                                             ________________________________,

                                             By_________________________________
                                             Name_______________________________
                                             Title______________________________


                                             ATC:



                                      2-2

                                 ______________________________,
                                 Name
                                    ____________________________________
                                    Vice President

     Sworn to and subscribed before me this _________ day of __________________, 2000, by ___________________, _________________ of ______________, a ___________
corporation.

     Sworn to and subscribed before me this _________ day of _________________, 2000, by ________________, _________________ of _______________, a _____________
corporation.

                                      2-3

                                   EXHIBIT A

                        TO SITE DESIGNATION SUPPLEMENT

          DESCRIPTION OF RESERVED SPACE AND MICROWAVE RESERVED SPACE
              (ALLTEL Maximum Equipment and Microwave Equipment)


                                [SEE ATTACHED]

                                   EXHIBIT B
                        TO SITE DESIGNATION SUPPLEMENT

                    DESCRIPTION OF ADDITIONAL ALLTEL SPACE
                         (Additional ALLTEL Equipment)



                                [SEE ATTACHED]

                                   EXHIBIT C
                        TO SITE DESIGNATION SUPPLEMENT



                      LEGAL DESCRIPTION OF REAL PROPERTY

The real property of which the Subleased Property is a part is legally described as follows:

     Street address:_______________________________
     City, State, Zip:_____________________________

All that real property located in the State of _________, County of____________ described as follows:

     Example:

     "Known as being Sublot No. 8 in Settlement One
     Subdivision of part of Original Bainsbridge Township
      Lot Nos. 45 and 46, Tract no. 1, as shown by the recorded plat I Volume 12 of Maps, Pages 143 of Geauga County Records."

                                     2-ii

                                   EXHIBIT D
                        TO SITE DESIGNATION SUPPLEMENT

                                 SITE DRAWINGS

                                   EXHIBIT E
                        TO SITE DESIGNATION SUPPLEMENT

                              MEMORANDUM OF LEASE


                                      RECORDING REQUESTED BY
                                      AND WHEN RECORDED RETURN TO:


                                      _________________________________________
                                      Street Address
                                      City, State, Zip

                      MEMORANDUM OF TOWER LEASE AGREEMENT

     THIS MEMORANDUM OF TOWER LEASE AGREEMENT, made and entered into as of _______ day of ________________________, 2000, by and between _____________, a
___________________ corporation ("ATC"), and [INSERT APPROPRIATE LEGAL ALLTEL ENTITY] ("ALLTEL").

     ALLTEL, on the terms and conditions set forth in an unrecorded document dated ____________________________________, and entitled "Site Designation
Supplement and Tower Lease Agreement" executed pursuant to that certain unrecorded document dated ________________________, and entitled "Lease and Sublease," which terms and conditions are incorporated herein by reference, and in consideration of the rent and covenants therein provided, does hereby lease to ATC, and ATC hereby rents and accepts from ALLTEL, certain real property ("Property") located in the City of _______________________, County of _______________________, State of ____________________________, within the property of ALLTEL which is described in Exhibit "A1" attached hereto ("ALLTEL's Property"), together with a right of access and to install and maintain utilities, for an initial term of fifteen (15) years commencing on _____________________________, which term is subject to certain rights to purchase ALLTEL's interest in ALLTEL's Property pursuant to a purchase option with respect to the Property exercisable by ATC at the end of the term. The Property consists of ALLTEL's Property, less and except certain property with respect to which ALLTEL has reserved and retained certain rights, as more fully described in the Lease and Sublease, and such property is as described on Exhibit "A2" attached hereto (the "Reserved Space", "Microwave Space" and Additional ALLTEL Space").

IN WITNESS WHEREOF, ATC and ALLTEL have duly executed this Memorandum of Tower Lease Agreement as of the day and year first above written.

                                               ALLTEL:


                                               _________________________,

                                               By_______________________________
                                               Name_____________________________
                                               Title____________________________

                                               ATC:


                                               _________________________,
                                               Name_____________________________
                                                    Vice President

                                   EXHIBIT F
                        TO SITE DESIGNATION SUPPLEMENT

                          SUBLEASED PROPERTY DRAWING

                                   EXHIBIT G
                        TO SITE DESIGNATION SUPPLEMENT

                               OTHER PROVISIONS

     [If appropriate, additional provisions can be added on a site specific basis upon mutual written agreement of ATC and ALLTEL.]

                                   EXHIBIT 3

                     FORM OF RIGHT OF FIRST REFUSAL NOTICE

Date Transmitted

     To:
     ALLTEL ______________
     ___________________
     ___________________
     Attention:_________

                           THIRD PARTY OFFER NOTICE

                           FOR LAST AVAILABLE SPACE

                         Notice of Intent to Sublease:
                            [SITE NUMBER/SITE NAME]

     American Tower ("ATC") intends to sublease space on the above tower. Attached is a copy of the bona-fide Third Party Offer summary and antenna information for the above carrier.

     As per Section 8 and Exhibit 4 of the Lease and Sublease dated _______ between ALLTEL __________, (including the Wholly Owned Entities and Other ALLTEL Entities, as defined in the herein referenced Sublease) ("ALLTEL") and ATC, ALLTEL has five (5) business days to exercise its Right of Substitution or Right of First Refusal with respect to the space referenced herein.

By____________________________
Print Name____________________
Title_________________________

Attachment: (1)
     Bona-fide Third Party Offer summary

cc:  ALLTEL:          ALLTEL Regional Manager (as designated on the SDS)
                      [STREET
                      CITY, STATE, ZIP]

     with a copy to:  ________________________
                      ________________________

     ATC:             American Tower Corporation
                      ________________________
                      ________________________

                      BONA FIDE THIRD PARTY OFFER SUMMARY

   Description of Space to be Subleased:       See attachment [ATC's application
                                               form, redacted with respect to
                                               carrier's name]

Description of Maximum Equipment to be Installed: See attachment [ATC's application form, redacted with
                                               respect to carrier's name]

Term of Sublease (including renewal options):  _________________________________

 Lease Rate: ___________________

 Annual Escalator: _____________

 Other Charges: ________________

 Other Terms and Conditions:

 _______________________________________________________________________________

 _______________________________________________________________________________

 _______________________________________________________________________________


 Certified by:                   Signature __________________
                                 Name _______________________
                                 Title ______________________
                                    Address ______

                                   EXHIBIT 4

                               [To be Provided]

            (cc)
                                   EXHIBIT 5

                            LIST OF alltel entities

360(degrees) Communications Company
360(degrees) Communications Company of Charlottesville
360(degrees) Communications Company of Florida
360(degrees) Communications Company of Ft. Walton Beach Limited Partnership 360(degrees) Communications Company of Hickory Limited Partnership 360(degrees) Communications Company of Lynchburg
360(degrees) Communications Company of Nevada Limited Partnership
360(degrees) Communications Company of New Mexico
360(degrees) Communications Company of North Carolina No. 1
360(degrees) Communications Company of Ohio No. 4
360(degrees) Communications Company of South Carolina No. 1
360(degrees) Communications Company of Texas Limited Partnership
360(degrees) Communications Company of Virginia
360(degrees) Communications Company Tennessee No. 2
Aliant Cellular, Inc.
ALLTEL Alabama Limited Partnership
ALLTEL Mobile Communications of the Carolinas, Inc.
ALLTEL Ohio Limited Partnership
ALLTEL Wireless Holdings, L.L.C.
Florida RSA 9 Limited Partnership
Georgia RSA 14 Cellular Partnership
Greenville MSA Limited Partnership
Kansas RSA 15 Limited Partnership
Liberty Cellular, Inc.
New York NewCo Subsidiary, Inc.
North Carolina RSA 15 North Sector Limited Partnership
North Carolina RSA 6 Limited Partnership
Ohio Cellular RSA Limited Partnership
Radiofone, Inc.
RCTC Wholesale Corporation
TeleSpectrum, Inc.
TeleSpecturm of Virginia, Inc.
Tennessee RSA 8 Limited Partnership
Texas RSA #10B-2 Limited Partnership
Texas RSA 10B4 Limited Partnership
Texas RSA 9B3 Limited Partnership
Virginia Metronet, Inc.
Virginia RSA 1 Limited Partnership

360(degrees) Communications Company of North Carolina Limited Partnership ALLTEL Cellular Associates of Arkansas Limited Partnership
ALLTEL Cellular Associates of South Carolina Limited Partnership
ALLTEL Central Arkansas Cellular Limited Partnership
ALLTEL Missouri RSA #14 Limited Partnership
ALLTEL Northern Arkansas RSA Limited Partnership
Arkansas RSA #2 (Searcy County) Cellular Limited Partnership
Baton Rouge Cellular Telephone Company
Charleston-North Charleston MSA Limited Partnership
Fayetteville MSA Limited Partnership
Florida RSA #1B (Naples) Limited Partnership
Georgia RSA 12 Cellular Partnership
Georgia RSA 8 Cellular Partnership
Las Cruces Cellular Telephone Company
Missouri RSA #15 Limited Partnership
Missouri RSA #2 Partnership
Missouri RSA #4 Limited Partnership
North Carolina RSA #15 Limited Partnership
North Carolina RSA #5 Cellular Partnership
Northwest Arkansas RSA Limited Partnership
Ohio RSA #3 Limited Partnership
Ohio RSA 2 Limited Partnership
Ohio RSA 5 Limited Partnership
Ohio RSA 6 Limited Partnership
Oklahoma RSA #4 South Partnership
Pennsylvania RSA No. 6(1) Limited Partnership
Petersburg Cellular Partnership
Raleigh-Durham MSA Limited Partnership
South Carolina RSA #3 Cellular General Partnership
South Carolina RSA #7 Cellular General Partnership
South Carolina RSA #9 Cellular General Partnership
South Carolina RSA No. 2 Cellular General Partnership
South Carolina RSA No. 4 Cellular General Partnership
South Carolina RSA No. 5 Cellular General Partnership
South Carolina RSA No. 6 Cellular General Partnership
South Carolina RSA No. 8 Cellular General Partnership
Texas RSA #11B Limited Partnership
Texas RSA 7B2 Limited Partnership
Toledo MSA Limited Partnership
Tuscon 21 Limited Partnership
Tyler/Longview/Marshall MSA Limited Partnership
Virginia RSA 2 Limited Partnership
Youngstown-Warren MSA Limited Partnership